UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

KITE REALTY GROUP TRUST

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

March 29, 2022
Dear Fellow Shareholder:
I am pleased to invite you to the 2022 Annual Meeting of shareholders (the “Annual Meeting”) of Kite Realty Group Trust (“KRG”), which will be held on Wednesday, May 11, 2022, at 9:00 a.m. EDT at The Conrad Indianapolis, 50 West Washington Street, Indianapolis, Indiana 46204. At the Annual Meeting, shareholders will vote on the business items listed in the Notice of Annual Meeting of Shareholders. The Proxy Statement accompanying this letter provides further information regarding these proposals.
2021 represented a crucial inflection point for the open-air shopping center sector and an unequivocally transformative year for KRG, as retailers accelerated their investment in, and commitment to, the open-air retail format. Retailer visibility, customer access, convenience, and order fulfillment are all uniquely optimized within our open-air shopping centers—and these components have become permanently incorporated within omnichannel retailer operations. Our sector-leading execution throughout a tumultuous 2020 placed KRG in a very opportunistic posture, allowing us to quickly mobilize in 2021 and pursue a merger with Retail Properties of America, Inc., bringing together two high-quality, complementary open-air portfolios. Separately, each organization had taken strategic steps to generate shareholder value through capital recycling while creating curated portfolios of open-air retail centers. Combined, KRG evolved into a top-five public owner of open-air retail real estate, strongly positioned for immediate and long-term growth.
While 2021 was a landmark year, all aspects of our trajectory suggest that this is only the beginning for KRG. Our team grows stronger every day, our operations constantly improve, and our portfolio’s value continues to appreciate. We believe future growth opportunities exist through our leasing momentum, active developments, land bank optimization, de-leveraging efforts, and increased cash flow generation. I can’t emphasize enough how energized I am about what we’ve accomplished as a team, but more importantly, what I believe we will accomplish together in the future.
We encourage you to review the information contained in the Proxy Statement. After your review, we hope that you will vote in accordance with the Board of Trustees’ recommendations. Your vote is important, and we appreciate your continued support.
I hope to see you at the Annual Meeting.
Sincerely,
John A. Kite
Chairman of the Board and Chief Executive Officer

KITE REALTY GROUP TRUST
30 South Meridian Street, Suite 1100
Indianapolis, Indiana 46204

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 11, 2022

Dear Shareholder:
You are cordially invited to attend our 2022 annual meeting of shareholders (the “Annual Meeting”), which will be held as follows:
WHEN:	• 9:00 a.m. EDT on Wednesday, May 11, 2022
WHERE:	• Offices of Kite Realty Group Trust • The Conrad Indianapolis, 50 West Washington Street, Indianapolis, Indiana 46204
ITEMS OF BUSINESS:
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To elect 13 trustees to serve one-year terms expiring in 2023;

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To approve, on an advisory basis (non-binding), the compensation of our named executive officers;

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To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

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To approve the amendment and restatement of the Kite Realty Group Trust 2013 Equity Incentive Plan (the “Amended and Restated Equity Plan”); and

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To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

WHO CAN VOTE:	• Shareholders of record at the close of business on March 16, 2022, will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements of the meeting.
VOTING BY PROXY:
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Pursuant to the U.S. Securities and Exchange Commission’s “notice and access” rules, shareholders may access our proxy statement, the proxy card and our 2021 annual report online at www.proxyvote.com.

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If you received printed materials, you may vote (i) by mail by marking, signing and dating your proxy card and returning it promptly in the postage-paid envelope provided, (ii) by telephone by following the “Vote by Phone” instructions on the proxy card, or (iii) online by following the “Vote by Internet” instructions on the proxy card.

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Whether or not you plan to attend the Annual Meeting, we urge you to vote now. If you attend the meeting, you may withdraw your proxy and vote in person if you so desire.

UPDATES:
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The Company intends to hold its Annual Meeting in person but is sensitive to the public health and travel concerns shareholders may have and the protocols that federal, state and local governments have and may continue to impose regarding the COVID-19 pandemic. If the Board of Trustees of the Company decides that it is not possible or advisable to hold the Annual Meeting in person, the Company will announce the alternative meeting arrangements as promptly as practical through a press release, Form 8-K filing and disclosure on the investor relations section of its website. These alternate arrangements may include holding the meeting by means of a virtual-only meeting or adding a webcast component to the in-person meeting. You are encouraged to monitor the Company’s investor relations website at http://ir.kiterealty.com/ for updated information about the Annual Meeting.

By Order of the Board of Trustees,
Heath R. Fear
Executive Vice President, Chief Financial Officer and Corporate Secretary

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PROXY STATEMENT

ABOUT THE MEETING: QUESTIONS & ANSWERS

Why am I receiving this proxy statement?
This proxy statement contains information related to the solicitation of proxies for use at our 2022 annual meeting of shareholders (the “Annual Meeting”), to be held at 9:00 a.m. EDT on Wednesday, May 11, 2022, at The Conrad Indianapolis, 50 West Washington Street, Indianapolis, Indiana 46204, for the purposes stated in the accompanying Notice of Annual Meeting of Shareholders. This solicitation is made by Kite Realty Group Trust on behalf of our Board of Trustees (the “Board”). “We,” “our,” “us,” and the “Company” refer to Kite Realty Group Trust. This proxy statement, the proxy card and our 2021 annual report to shareholders are first being mailed and made available online to shareholders beginning on or about March 29, 2022.
What proposals will be voted on at the Annual Meeting? How does the Board recommend that I vote? What is the voting requirement to approve each of the proposals? What effect will abstentions and broker non-votes have?
Proposal	Voting Options	Board Recommendation	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non- Votes
Proposal 1: Election of Trustees	For, Against or Abstain on each Nominee	FOR each Nominee	Majority of votes cast	No effect	No effect
Proposal 2: Advisory Vote on Named Executive Officer Compensation	For, Against or Abstain	FOR	Majority of votes cast	No effect	No effect
Proposal 3: Ratification of the Appointment of KPMG LLP	For, Against or Abstain	FOR	Majority of votes cast	No effect	Brokers have discretion to vote
Proposal 4: Approval of the Amended and Restated Equity Plan	For, Against or Abstain	FOR	Majority of votes cast	No effect	No effect
Who is entitled to vote at the Annual Meeting?
The close of business on March 16, 2022, is the record date for the Annual Meeting. Only holders of record of our common shares at the close of business on the record date are entitled to receive notice of, to attend and to vote at the Annual Meeting. Our common shares constitute the only class of securities entitled to vote at the meeting.

What are the voting rights of shareholders?
Each common share outstanding on the record date entitles its holder to cast one vote on each matter to be voted on at the Annual Meeting.
Who can attend the Annual Meeting?
All holders of our common shares at the close of business on March 16, 2022, the record date for the Annual Meeting, or their duly appointed proxies, are authorized to attend the Annual Meeting. If you attend the meeting, you may be asked to present valid photo identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted at the meeting.
Please also note that if you hold your shares in “street name” (that is, through a bank, broker or other nominee), you will need to bring a copy of the brokerage statement reflecting your share ownership as of March 16, 2022.
The Company intends to hold its Annual Meeting in person but is sensitive to the public health and travel concerns shareholders may have and the protocols that federal, state and local governments may impose regarding the COVID-19 pandemic. If the Board decides that it is not possible or advisable to hold the Annual Meeting in person, the Company will announce the alternative meeting arrangements as promptly as practical through a press release, Form 8-K filing and disclosure on the investor relations section of its website. These alternate arrangements may include holding the meeting by means of a virtual-only meeting or adding a webcast component to the in-person meeting. You are encouraged to monitor the Company’s investor relations website at http://ir.kiterealty.com/ for updated information about the Annual Meeting.
What will constitute a quorum at the Annual Meeting?
The presence at the meeting, in person or by proxy, of shareholders entitled to cast a majority of the common shares outstanding on March 16, 2022, will constitute a quorum, permitting the shareholders to conduct business at the meeting. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares.
As of the March 16, 2022 record date, there were 219,082,063 common shares outstanding.
How do I vote?
If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered the shareholder of record with respect to those shares and the Proxy Notice was sent directly to you by us. In that case, you may instruct the proxy holders named in the proxy card (the “Proxy Agents”) how to vote your common shares in one of the following ways:
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Vote online.   You can access proxy materials and vote at www.proxyvote.com. To vote online, you must have the shareholder identification number provided in the Proxy Notice.

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Vote by telephone.   You also have the option to vote by telephone by calling 1-800-690-6903.

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Vote by mail.   If you received printed materials and would like to vote by mail, please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

Proxies submitted over the internet, by telephone or by mail must be received by 11:59 p.m. EDT on Tuesday, May 10, 2022.

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Proxy Notice was forwarded to you by that organization. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. You should instruct your broker or nominee how to vote your shares by following the voting instructions provided by your broker or nominee. You may also attend the meeting and vote in person if you bring the required proxy, as discussed below.
How are proxy card votes counted?
If your proxy card is properly completed and submitted, and not subsequently revoked, it will be voted as directed by you. If the proxy is submitted but voting instructions are not made, the persons designated as proxy holders on the proxy card will vote “FOR” the election of all nominees for our Board named in this proxy statement; “FOR” the advisory (non-binding) vote on executive compensation; “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and “FOR” the approval of the amendment and restatement of the Kite Realty Group Trust 2013 Equity Incentive Plan (the “Amended and Restated Equity Plan”); and as recommended by our Board with regard to any other matters that may properly come before the meeting, or, if no such recommendation is given, in the Board’s own discretion. If the proxy is submitted and voting instructions are made for some, but not all, of the proposals as to matters in which instructions are given, the proxy will be voted in accordance with those instructions, and for all other proposals, the proxy will be voted as described in the prior sentence.
If your common shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, under applicable rules of the New York Stock Exchange (the “NYSE”) (the exchange on which our common shares are traded), the brokers will vote your shares according to the specific instructions they receive from you. If a broker that holds common shares for a beneficial owner does not receive voting instructions from that owner at least 10 days prior to the Annual Meeting, the broker may vote on the proposal only if it is considered a “routine” matter under the NYSE’s rules. On non-routine matters, nominees do not have discretionary voting power and cannot vote without instructions from the beneficial owners, resulting in a so-called “broker non-vote.” Pursuant to the rules of the NYSE, the election of trustees, the approval of the compensation of our named executive officers, and the approval of the Amended and Restated Equity Plan are “non-routine” matters, and a brokerage firm may not vote without instructions from its client on these matters, resulting in a broker non-vote. In contrast, ratification of the appointment of an independent registered public accounting firm is considered a “routine” matter under the NYSE’s rules, which means that a broker has discretionary voting authority to the extent it has not received voting instructions from its client on the matter.
If I plan to attend the Annual Meeting, should I still vote by proxy?
Yes. Voting in advance does not affect your right to attend the Annual Meeting. If you submit your proxy card and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote. Written ballots will be available at the meeting for shareholders of record. If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in street name), you may vote your shares in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions prior to the meeting as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.
Will any other matters be voted on?
The proposals set forth in this proxy statement constitute the only business that the Board intends to present at the Annual Meeting. The proxy does, however, confer discretionary authority upon the persons designated as proxy holders on the proxy card, or their substitutes, to vote on any other business that may properly come before the meeting. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy.

May I change or revoke my vote after I submit my proxy card?
Yes. If your shares are registered directly, you may revoke a previously granted proxy at any time before it is exercised by (i) delivering a written notice of revocation to our Secretary at 30 South Meridian Street, Suite 1100, Indianapolis, Indiana 46204, (ii) delivering a duly executed proxy bearing a later date to us or (iii) attending the meeting and voting in person.If your common shares are held by a broker, bank or any other persons holding common shares on your behalf, you must contact that institution to revoke a previously authorized proxy.
Who is soliciting the proxies and who pays the costs?
The enclosed proxy for the Annual Meeting is being solicited by the Board. Proxies also may be solicited, without additional compensation, by our trustees and officers by mail, telephone or other electronic means or in person. We are paying the costs of this solicitation, including the preparation, printing, mailing and website hosting of proxy materials. It is anticipated that banks, brokers and other custodians, nominees and fiduciaries will forward proxy materials to the beneficial owners of our common shares to obtain their voting instructions and that we will reimburse such persons for their out-of-pocket expenses.
You should rely only on the information provided in this proxy statement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this proxy statement is accurate as of any date other than the date of this proxy statement or, where information relates to another date set forth in this proxy statement, then as of that date.

PROPOSAL 1: ELECTION OF TRUSTEES

Our Board is currently comprised of 13 trustees, each with terms expiring at the 2022 Annual Meeting.
In October 2021, Lee A. Daniels retired from our Board, and in connection with the closing of our merger with Retail Properties of America, Inc. (“RPAI”) and pursuant to the terms of the merger agreement related thereto, our Board increased the size of the Board from 10 trustees to 13 trustees and, pursuant to the merger agreement, appointed four individuals designated by RPAI—Bonnie S. Biumi, Gerald M. Gorski, Steven P. Grimes, and Peter L. Lynch—to fill the four newly created vacancies on the Board.
The following nominees, all of whom are currently serving as trustees of the Company, have been recommended by our Board for reelection to serve as trustees for one-year terms until the 2023 annual meeting of shareholders and until their successors are duly elected and qualified.
NOMINEES FOR ELECTION AT THE 2022 ANNUAL MEETING

The nominees for election at the 2022 Annual Meeting are:
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John A. Kite

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William E. Bindley

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Bonnie S. Biumi

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Derrick Burks

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Victor J. Coleman

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Gerald M. Gorski

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Steven P. Grimes

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Christie B. Kelly

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Peter L. Lynch

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David R. O’Reilly

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Barton R. Peterson

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Charles H. Wurtzebach

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Caroline L. Young

Based on its review of the relationships between the trustee nominees and the Company, the Board has affirmatively determined that all of our trustee nominees except for Mr. John A. Kite are “independent” trustees under the rules of the NYSE.
The Board knows of no reason why any nominee would be unable to serve as a trustee. If any nominee is unavailable for election or service, the Board may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board. Alternatively, the Board may, as permitted by our bylaws, decrease the size of our Board.

The names, principal occupations and certain other information about the trustee nominees, as well as the key qualifications that led our Corporate Governance and Nominating Committee and our Board to conclude that such person is qualified to serve as a trustee, are set forth below.
JOHN A. KITE Chairman of the Board of Trustees and Chief Executive Officer Age: 56 Trustee since: 2004 Committees: None

Background:
Mr. Kite has served as Chairman of the Board since December 2008, as a trustee since our formation in March 2004, and as our Chief Executive Officer since our initial public offering (“IPO”) in August 2004. He also served as our President from our IPO until December 2008. From 1997 to our IPO in 2004, he served as President and Chief Executive Officer of our predecessor and other affiliated companies (the “Kite Companies”). Mr. Kite is responsible for the Company’s strategic planning, operations, acquisitions and capital markets activities. Mr. Kite began his career in 1987 at Harris Trust and Savings Bank in Chicago, and he holds a B.A. in Economics from DePauw University.

Qualifications:
Mr. Kite’s long tenure as our Company’s leader provides us with stability and continuity. In particular, Mr. Kite has in-depth, long-standing knowledge of our assets, operations, markets and employees. Mr. Kite continues to provide our Board and management team with invaluable experience in managing and operating our real estate company.

WILLIAM E. BINDLEY Lead Independent Trustee Age: 81 Trustee since: 2004 Committees: Compensation Committee (Chair)

Background:
Mr. Bindley has served as our Lead Independent Trustee since our IPO in August 2004. He has served as Chairman of Bindley Capital Partners, LLC, a private equity investment firm headquartered in Indianapolis, Indiana, since 2001. Mr. Bindley is also a Founder and Current Chairman of Guardian Pharmacy Services, a privately held provider of specialty pharmacy services to long-term care communities and the largest privately held long-term care pharmacy in the United States. Mr. Bindley also founded Priority Healthcare Corporation, a NASDAQ-listed national provider of biopharmaceuticals and complex therapies for chronic disease states. He served as Chairman of Priority Healthcare from 1995 to 2002, Chief Executive Officer from 1994 to 1997 and President from May 1996 to July 1996. Mr. Bindley was the Chairman, President, Chief Executive Officer and founder of Bindley Western Industries, Inc., a national pharmaceutical distributor and nuclear pharmacy operator that was a NYSE Fortune 200 company at the time of its merger into Cardinal Health, Inc. in February 2001. He previously served on the boards of Cardinal Health, Inc., Key Bank, NA, Bindley Western Industries, Inc., Priority Healthcare Corporation, and Shoe Carnival, Inc. He is the past Vice Chairman of the United States Ski and

Snowboard Association and serves on the President’s Advisory Council at Purdue University. Mr. Bindley received both a B.S. in Industrial Economics and a Doctor of Management (H.C.) from Purdue University. Mr. Bindley also completed the Wholesale Management Program at the Graduate School of Business at Stanford University.

Qualifications:
Mr. Bindley, through his extensive experience in leading healthcare focused companies, brings our Board valuable insight into the operations of businesses outside of the real estate sector. Further, Mr. Bindley brings to our Board extensive public company leadership experience and is particularly well-equipped to address matters such as public company governance and compensation matters. In addition, his leadership of Bindley Capital Partners, LLC provides our Board insight into the investment community and experience with financial matters.

BONNIE S. BIUMI Independent Trustee Age: 59 Trustee since: 2021 Committees: Audit Committee

Background:
Ms. Biumi joined our Board in October 2021, following our merger with RPAI. Ms. Biumi served as one of RPAI’s directors from 2015 until the merger. Ms. Biumi has over 30 years of experience, including in public accounting roles, as a Chief Financial Officer, and in other senior-level financial positions at both public and private companies. Most recently, Ms. Biumi served as President and Chief Financial Officer of Kerzner International Resorts, Inc., a developer, owner and operator of destination resorts, casinos and luxury hotels, from 2007 to 2012. Ms. Biumi previously held senior-level financial positions at NCL Corporation, Ltd. (NYSE: NCLH), Royal Caribbean Cruises, Ltd. (NYSE: RCL), Neff Corporation (now United Rentals, Inc.), Peoples Telephone Company, Inc. and Price Waterhouse. Ms. Biumi is a member of the Board of Directors of Caesars Entertainment, Inc. (formerly Eldorado Resorts, Inc.) (NASDAQ: CZR) and serves on its Audit Committee. Previously, from 2012 to 2017, Ms. Biumi served on the Board of Directors of Isle of Capri Casinos, Inc., and from 2013 to 2015, she served on the Board of Directors of Home Properties, Inc. Ms. Biumi received a B.S. in Accounting from the University of Florida and is a certified public accountant.

Qualifications:
Ms. Biumi’s financial experience, including her service as Chief Financial Officer or in other senior-level financial positions of both public and private companies, and experience as a certified public accountant, brings financial expertise to the Board.

DERRICK BURKS Independent Trustee Age: 65 Trustee since: 2021 Committees: Audit Committee, Compensation Committee

Background:
Mr. Burks was a partner at Ernst & Young, LLP, a public accounting firm, from June 2002 until his retirement in June 2017 and served as the managing partner of the Indianapolis office from 2004 to 2017. From 1978 to 2002, Mr. Burks was employed by Arthur Andersen LLP, a public accounting firm, where he served for three years as the managing partner of the Indianapolis office. Mr. Burks has been a director of Equity LifeStyle Properties, Inc. (NYSE: ELS), a real estate investment trust (“REIT”), since February 2021. Mr. Burks has been a director of Duke Energy Corporation (NYSE: DUK), one of America’s largest energy holding companies, since March 2022. Mr. Burks was previously a director of Vectren Corporation, a publicly traded regional energy company, from 2017 until the time of its sale in 2019 and was a member of its Audit Committee and Finance Committee. He is a former member of the American Institute of CPAs and the Indiana CPA Society and a former Commissioner of the Indiana State Board of Accountancy. Mr. Burks has been a member of the Board of Directors of the Indiana University Foundation since 2019 and a member of the Board of Directors of Regenstrief Foundation since 2020. He is actively involved in civic and community activities working with various agencies, including Indiana University’s Kelley School of Business Dean’s Advisory Council. Mr. Burks received a B.S. in Accounting from Indiana University.

Qualifications:
Throughout his career, Mr. Burks has served companies in various industries, including energy, manufacturing, mass merchandising, and logistics with a focus for more than 25 years in real estate and REITs. Mr. Burks’ business experience, spanning small businesses, large international corporations and public companies, and his extensive merger and acquisition, capital markets, enterprise risk and SEC expertise, particularly in the REIT space, brings valuable insight to our Board.

VICTOR J. COLEMAN Independent Trustee Age: 60 Trustee since: 2012 Committees: Compensation Committee

Background:
Mr. Coleman has served as Chief Executive Officer and Chairman of the Board of Los Angeles-based Hudson Pacific Properties, Inc. (NYSE: HPP), a real estate investment trust, since its IPO in 2010. Previously, Mr. Coleman founded and served as a managing partner of HPP’s predecessor, Hudson Capital, LLC, a private real estate investment company based in Los Angeles. In 1990, Mr. Coleman co-founded and led Arden Realty, Inc. as its President and Chief Operating Officer and as a director, taking that company public on the NYSE in 1996 and selling it in 2006. Mr. Coleman is an active community leader and is on the Founding Board of Directors for the Ziman Center for Real Estate at the UCLA Anderson School of Management since 2004, and also serves on the Boards of the Ronald Reagan

UCLA Medical Center, the Fisher Center for Real Estate and Urban Economics, the Los Angeles Sports & Entertainment Commission and the Los Angeles Chapter of the World Presidents’ Organization. In 2015, Mr. Coleman was awarded the City of Hope’s 2015 Spirit of Life Award presented by the Los Angeles Real Estate & Construction Industries Council, and in 2019, he received the 2019 Real Star of Hollywood Award from the Friends of the Hollywood Central Park. Mr. Coleman also served on the board of Douglas Emmett, Inc., a publicly traded REIT, from 2006 to 2009 and is an investor in the Vegas Golden Knights, a National Hockey League team. Mr. Coleman holds an MBA from Golden Gate University and a B.A. in History from the University of California, Berkeley.

Qualifications:
Mr. Coleman brings critical real estate investment industry expertise to our Company. He also has keen insight into the investment community as the Chairman and Chief Executive Officer of a publicly listed REIT.

GERALD M. GORSKI Independent Trustee Age: 79 Trustee since: 2021 Committees: Corporate Governance and Nominating Committee

Background:
Mr. Gorski joined our Board in October 2021, following our merger with RPAI. Mr. Gorski served as one of RPAI’s directors from 2003 until the merger and as its Chairman of the Board from 2010. Mr. Gorski was a Partner in the law firm of Gorski & Good LLP, Wheaton, Illinois, from 1978 through 2016. Mr. Gorski’s practice focused on governmental law, and during his career, he represented numerous units of local government in Illinois. Mr. Gorski previously served as a Special Assistant State’s Attorney and a Special Assistant Attorney General in Illinois. Mr. Gorski also previously served as the Vice Chairman of the Board of Commissioners for the DuPage Airport Authority and the Chairman of the Board of Directors of the DuPage National Technology Park. Mr. Gorski was a National Association of Corporate Directors Board Leadership Fellow. Mr. Gorski received a B.A. from North Central College with majors in Political Science and Economics and a J.D. from DePaul University Law School.

Qualifications:
Mr. Gorski’s experience as an attorney and focus on government law gives the Board a valuable perspective on the numerous legal issues (including land-use law) that the Company faces, as well as on political issues.

STEVEN P. GRIMES Independent Trustee Age: 55 Trustee since: 2021 Committees: Audit Committee

Background:
Mr. Grimes joined our Board in October 2021, following our merger with RPAI. Mr. Grimes served as RPAI’s Chief Executive Officer from 2009 until the merger and as one of its directors since 2011. Previously, Mr. Grimes was President of RPAI from October 2009 to May 2018; Chief Financial Officer of RPAI from November 2007 to

December 2011; Chief Operating Officer of RPAI from November 2007 to October 2009 and Treasurer of RPAI from October 2008 to December 2011. From February 2004 to November 2007, Mr. Grimes served as Principal Financial Officer and Treasurer and Chief Financial Officer of Inland Western Retail Real Estate Advisory Services, Inc., RPAI’s former business manager/advisor. Previously, Mr. Grimes served as a Director with Cohen Financial, a mortgage brokerage firm, and as a senior manager with Deloitte & Touche LLP in their Chicago-based real estate practice where he was a national deputy real estate industry leader. Mr. Grimes is an active member of various real estate trade associations, including the National Association of Real Estate Investment Trusts, the International Council of Shopping Centers and The Real Estate Roundtable. Mr. Grimes received a B.S. in Accounting from Indiana University.

Qualifications: Mr. Grimes’ experience as Chief Executive Officer of RPAI prior to its merger with the Company allows him to bring valuable knowledge of RPAI’s portfolio and strategies to the Board.
CHRISTIE B. KELLY Independent Trustee Age: 60 Trustee since: 2013 Committees: Audit Committee

Background:
Ms. Kelly has served as the Executive Vice President, Chief Financial Officer and Treasurer of Realty Income Corporation (NYSE: O), a publicly traded triple-net lease REIT, since January 2021. Previously, Ms. Kelly served as the Global Chief Financial Officer of Jones Lang LaSalle Incorporated (NYSE: JLL), a publicly traded financial and professional services firm specializing in real estate. Ms. Kelly worked with Jones Lang LaSalle from July 2013 to September 2018, bringing with her 25 years of experience in financial management, mergers and acquisitions, information technology and investment banking. From 2009 to 2013, Ms. Kelly was the Executive Vice President and Chief Financial Officer of Duke Realty Corporation (NYSE: DRE), a publicly traded REIT. Prior to that, she was a Senior Vice President, Global Real Estate, with Lehman Brothers, where she led real estate equity syndication in the United States and Canada. Ms. Kelly spent most of her early career at General Electric, holding a variety of domestic and global leadership roles for GE Real Estate, GE Capital, GE Corporate Audit, and GE Medical Systems. Ms. Kelly serves on the Board of Directors for Park Hotels & Resorts Inc. (NYSE: PK), a publicly traded lodging REIT, and served on the board of Realty Income Corporation from November 2019 until January 2021. Ms. Kelly also serves on the board of Gilbane Inc., a privately held company. Ms. Kelly received a B.A. in Economics from Bucknell University.

Qualifications:
Ms. Kelly’s significant real estate and financial experience provides our Board with a strong level of knowledge and expertise regarding real estate companies. Her career as a real estate investment executive enriches our corporate diversity and industry expertise. In particular, Ms. Kelly has first-hand and extensive experience in the development and operation of real estate assets through her roles with Realty Income, JLL, General Electric, Lehman Brothers, and Duke Realty. Additionally, Ms. Kelly’s current and previous service as Chief Financial Officer at three publicly traded companies provides a valuable operational and financial accounting perspective to our Board.

PETER L. LYNCH Independent Trustee Age: 70 Trustee since: 2021 Committees: Corporate Governance and Nominating Committee

Background:
Mr. Lynch joined our Board in October 2021, following our merger with RPAI. Mr. Lynch served as one of RPAI’s directors from 2014 until the merger. Mr. Lynch served as Chairman of the Board of Directors, President and Chief Executive Officer, from 2006 to March 2012, and Chief Executive Officer, from 2004 to 2006, of Winn-Dixie Stores, Inc., a supermarket chain operating approximately 485 combination food and drug stores throughout the southern United States and a Nasdaq-listed company prior to its merger with BI-LO, LLC in December 2011. From 1998 through 2003, Mr. Lynch held various positions of increasing responsibility, including President and Chief Operating Officer and Executive Vice President-Operations, with Albertson’s, Inc., a national retail food and drug chain comprised of 2,500 stores operating under the Albertson’s, Jewel/Osco, ACME, Sav-on and Osco names. Mr. Lynch also held executive positions with Jewel/Osco, including President of the ACME division and Senior Vice President of Store Operations. Mr. Lynch began his career with Star Markets Company, a regional retailer, serving as Vice President of Operations and Vice President of Human Resources before being named its President. Mr. Lynch serves on the Board of Directors of Alcanna Inc. (formerly Liquor Stores N.A. Ltd.) (TSX: CLIQ). Mr. Lynch also serves on the board of Sid Wainer & Son, a privately held company located in New Bedford, Massachusetts. Mr. Lynch is a member of the Board of Trustees of Nichols College and is a Trustee of the Willowbend Country Club. Mr. Lynch received a B.S. in Finance from Nichols College.

Qualifications:
Mr. Lynch’s leadership experience, including his service as President and Chief Executive Officer of a retail grocer and Nasdaq-listed company, and his knowledge of financial management, strategic business planning, mergers and acquisitions and of both retail and non-retail operations allows Mr. Lynch to provide valuable insight in each of these areas.

DAVID R. O’REILLY Independent Trustee Age: 47 Trustee since: 2013 Committees: Audit Committee, Compensation Committee

Background:
Mr. O’Reilly has served as the Chief Executive Officer and Interim Chief Financial Officer of The Howard Hughes Corporation (“HHC”) since December 2020, where he is responsible for driving sustainable growth of the company’s assets and unlocking meaningful long-term value across the company’s portfolio. He previously served as HHC’s President and as its Chief Financial Officer, the role in which he joined HHC in 2016. Prior to joining HHC, Mr. O’Reilly served as Executive Vice President, Chief Investment Officer of Parkway Properties, Inc., a publicly traded office REIT (NYSE: PKY) from November 2011 to October 2014, and as Chief Financial Officer from

August 2012 to October 2016. He also served as Parkway’s Interim Chief Financial Officer from May 2012 to August 2012. Previously, Mr. O’Reilly served as Executive Vice President of Banyan Street Capital and as Director of Capital Markets for Eola Capital LLC. He also served in the investment banking industry as Senior Vice President of Barclays Capital Inc. and in a similar capacity for Lehman Brothers. During his career, Mr. O’Reilly has been involved in a broad range of financial advisory and merger and acquisition activities, including leveraged buyouts, IPOs and single asset and pooled CMBS transactions. Mr. O’Reilly graduated from Tufts University with a B.S. in Civil Engineering and received his MBA from Columbia University.

Qualifications:
Mr. O’Reilly’s significant experience in commercial real estate investment and finance and his experience as a Chief Executive Officer, Chief Investment Officer and Chief Financial Officer of publicly traded companies allows him to make valuable contributions to the Company and the Board in these areas.

BARTON R. PETERSON Independent Trustee Age: 63 Trustee since: 2013 Committees: Corporate Governance and Nominating Committee

Background:
Mr. Peterson is the President and Chief Executive Officer of Christel House International, a non-profit organization dedicated to transforming the lives of impoverished children around the world through K-12 education and college and career support. Previously, Mr. Peterson served as Senior Vice President of Corporate Affairs and Communications and as a member of the Executive Committee at Eli Lilly and Company from 2009 to 2017. Prior to joining Eli Lilly, Mr. Peterson was Managing Director at Strategic Capital Partners, LLC from June 2008 to June 2009. During spring 2008, Mr. Peterson was a fellow with the Institute of Politics of Harvard University’s Kennedy School of Government. During the 2008-2009 academic year, Mr. Peterson was a Distinguished Visiting Professor of Public Policy at Ball State University. From 2000 to 2007, Mr. Peterson served two terms as Mayor of Indianapolis, Indiana. Mr. Peterson also served as President of the National League of Cities in 2007. Mr. Peterson received a B.A. in Political Science from Purdue University and a J.D. from the University of Michigan.

Qualifications:
Mr. Peterson’s experience in corporate affairs and communications at a large publicly traded company and his significant background and stature as a business and civic leader strengthen our Board and contribute unique experience in public outreach and governance that is invaluable to our Company.

CHARLES H. WURTZEBACH, PH.D. Independent Trustee Age: 73 Trustee since: 2014 Committees: Audit Committee (Chair)

Background:
Dr. Wurtzebach is currently a professor and Douglas and Cynthia Crocker Endowed Director of The Real Estate Center at DePaul University in Chicago, Illinois, since 2015. Dr. Wurtzebach joined the faculty at DePaul University in January 2009. From 1999 to November 2008, Dr. Wurtzebach served as Managing Director and Property Chief Investment Officer of Henderson Global Investors (North America) Inc., where he was responsible for the strategic portfolio planning and the overall management of Henderson’s North American business. Dr. Wurtzebach was President and Chief Executive Officer of Heitman Capital Management from June 1994 to May 1998 and President of JMB Institutional Realty from June 1991 to June 1994. In addition, Dr. Wurtzebach was the Director of the Real Estate and Urban Land Economics program within the Graduate School of Business at the University of Texas at Austin from 1974 to 1986. Dr. Wurtzebach currently serves as an independent director of the board of directors of RREEF Property Trust, Inc., where he also serves as the Chairman of the Audit Committee. He also served as an independent director of Inland Diversified Real Estate Trust, Inc., a publicly registered, non-traded REIT, from 2009 until 2014 and as Chairman of the Audit Committee. Dr. Wurtzebach has co-authored or co-edited several books, including Modern Real Estate, co-authored with Mike Miles, and Managing Real Estate Portfolios, co-edited with Susan Hudson-Wilson, and numerous academic and professional articles. A frequently featured speaker at professional and academic gatherings, Dr. Wurtzebach was the 1994 recipient of the prestigious Graaskamp Award for Research Excellence presented by the Pension Real Estate Association and is a member of the American Real Estate Society and a past president and director of the Real Estate Research Institute. Dr. Wurtzebach obtained his B.S. in Finance from DePaul University, an MBA from Northern Illinois University and a Ph.D. in Finance from the University of Illinois at Urbana-Champaign.

Qualifications:
Dr. Wurtzebach brings a variety of valuable perspectives to our Board through his academic experience as a real estate professor, industry experience as an executive for investment management companies and his board experience with a public non-listed REIT.

CAROLINE L. YOUNG Independent Trustee Age: 57 Trustee since: 2020 Committees: Corporate Governance and Nominating Committee (Chair)

Background:
Ms. Young has served as the Founder and Chief Executive Officer of Craftsbury Consulting, LLC since August 2020, which provides one-on-one coaching sessions, workshops and retreats focused on helping women excel in their career paths. Previously, Ms. Young was a partner at Hammond, Kennedy, Whitney & Company,

Inc. (“HKW”), a private equity firm focused on middle-market investments. For most of Ms. Young’s tenure at HKW, she was in charge of all HKW divestitures in which she worked with HKW’s portfolio companies on strategic initiatives during the hold period and then shepherded those companies through the sale process. In addition, Ms. Young served on the board of directors at numerous HKW portfolio companies including Indigo Wild, LLC, a bath, skin, home and cleaning products company; Partners In Leadership LLC, a provider of accountability and cultural improvement training and consulting; Royal Camp Services, LTD, a remote workforce accommodations and catering business; and Brant InStore Corporation, a full-service printing company focused on point-of-sale marketing solutions. In addition, Ms. Young lead HKW’s environmental, social, and governance (“ESG”) initiative for 18 months, collaborating with the sourcing, transactions and operations teams to focus on ESG aspects of companies during the acquisition process as well as during HKW’s hold period. Prior to joining HKW in 2001, Ms. Young practiced law at the Indianapolis law firm of Wooden & McLaughlin, LLP, representing corporate defendants in complex commercial litigation, product liability and professional malpractice cases. Ms. Young currently serves on the board of Providence Cristo Rey High School, a college preparatory school offering a transformational educational experience to students with economic need. Ms. Young earned a B.S. from the University of Vermont, graduating summa cum laude and a J.D. from the University of Virginia School of Law.

Qualifications:
Ms. Young’s significant business and board experiences, including financial, legal and operational knowledge and expertise, provide valuable contributions to the Company and the Board.

VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of a majority of the votes cast at the Annual Meeting with respect to the matter is necessary for the election of a trustee. For purposes of the election of trustees, a majority of the votes cast means that the number of votes cast “for” a trustee’s election exceeds the number of votes cast “against” that trustee’s election. Abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and thus will have no effect on the result of the vote. There is no cumulative voting with respect to the election of trustees.
Pursuant to our corporate governance guidelines, if an incumbent trustee is not reelected due to his or her failure to receive a majority of the votes cast in an uncontested election, the trustee will promptly offer to tender his or her resignation as a trustee, subject to acceptance by the Board. The Corporate Governance and Nominating Committee must make a recommendation to the Board as to whether to accept or reject such offer to resign or whether other action should be taken with respect to such offer to resign. The Board must publicly disclose within 90 days of certification of the shareholder vote its decision and rationale regarding whether to accept, reject or take other action with respect to such resignation offer. If any trustee’s offer to resign is not accepted by the Board or if no action is taken with respect to such trustee’s tendered resignation within the 90-day period, such trustee will continue until his or her successor is elected and qualifies or his or her earlier resignation or removal. If any trustee’s offer to resign is accepted by the Board, then such trustee will thereupon cease to be a trustee of the Company, and the Board, in its sole discretion, may fill the resulting vacancy or may decrease the size of the Board pursuant to the Company’s bylaws.
OUR BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

TRUSTEE SELECTION PROCESS

QUALIFICATIONS
The Board has adopted a policy for considering potential trustee candidates to further the Corporate Governance and Nominating Committee’s goal of ensuring that our Board consists of a diversified group of qualified individuals who function effectively as a group. The policy provides that qualifications and credentials for consideration as a trustee nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board. However, at a minimum, candidates for trustee must possess:
•
a high degree of integrity;

•
an ability to exercise sound judgment;

•
an ability to make independent analytical inquiries;

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a willingness and ability to devote adequate time and resources to diligently perform Board duties; and

•
a reputation, both personal and professional, consistent with the image and reputation of the Company.

In addition to the aforementioned minimum qualifications, the Corporate Governance and Nominating Committee also believes that there are other qualities and skills that, while not a prerequisite for nomination, should be taken into account when considering whether to recommend a particular person. These factors include:
•
whether the person possesses specific expertise in the real estate industry and familiarity with general issues affecting the Company’s business;

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whether the person’s nomination and election would enable the Board to have a member that qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission (the “SEC”);

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whether the person would qualify as an “independent” trustee under the NYSE’s listing standards and our corporate governance guidelines;

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whether the person has experience serving on boards, particularly public company boards;

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the importance of continuity of the existing composition of the Board; and

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the importance of a diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

IDENTIFICATION AND EVALUATION PROCESS
The Corporate Governance and Nominating Committee will seek to identify trustee candidates based on input provided by a number of sources, including (a) Corporate Governance and Nominating Committee members, (b) other members of the Board and (c) shareholders of the Company. The Corporate Governance and Nominating Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified trustee candidates; however, we do not currently employ a search firm or pay a fee to any third party to locate qualified trustee candidates.

As part of the identification process, the Corporate Governance and Nominating Committee will evaluate the skills, expertise and diversity possessed by the current Board and whether there are additional skills, expertise or diversity that should be added to complement the composition of the existing Board. The Corporate Governance and Nominating Committee may consult with other members of the Board in connection with the identification process. The Corporate Governance and Nominating Committee appreciates the increased focus that many investors are placing on the diversity characteristics of public-company board members, and the committee is actively taking this focus into account as it considers Board nominations and succession planning. Three current members of the Board are female, one current member of the Board is racially diverse, and each of them are nominated for reelection. The Corporate Governance and Nominating Committee also will take into account the number of trustees expected to be elected at the next annual meeting and whether existing trustees have indicated a willingness to continue to serve as trustees if re-nominated. Once trustee candidates have been identified, the Corporate Governance and Nominating Committee will then evaluate each candidate in light of his or her qualifications and credentials and any additional factors that the Corporate Governance and Nominating Committee deems necessary or appropriate. Existing trustees who are being considered for re-nomination will be re-evaluated as part of the Corporate Governance and Nominating Committee’s process of recommending trustee candidates. All candidates submitted by shareholders will be evaluated in the same manner as all other trustee candidates, provided that the procedures set forth in our bylaws have been followed.
After completing the identification and evaluation process described above, the Corporate Governance and Nominating Committee will recommend to the Board the nomination of a number of candidates equal to the number of trustee vacancies that will exist at the annual meeting of shareholders. The Board will then select the trustee nominees for shareholders to consider and vote upon at the Annual Meeting.
SHAREHOLDER NOMINATIONS
For nominations of trustees for election to the Board by a shareholder, the shareholder must comply with the advance notice provisions and other requirements of Article II, Section 13 of our bylaws. These notice provisions require that the shareholder must have given timely notice thereof in writing to our Secretary. To be timely, a shareholder’s notice must be delivered to our Secretary at our principal executive office not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting. In the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting, notice by the shareholder to be timely must be delivered not less than 90 days nor more than 120 days prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by us. The shareholder’s notice must set forth:
•
as to each person that the shareholder proposes to nominate for election or reelection as a trustee: (a) the name, age, business address and residence address of such person, (b) the class and number of shares of beneficial interest of Kite Realty Group Trust that are beneficially owned or owned of record by such person and (c) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved) or is otherwise required pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

•
as to the shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination is made: (a) the name and address of such shareholder as they appear on our share ledger and current name and address, if different, of such beneficial owner, and (b) the class and number of shares of each class of beneficial interest of Kite Realty Group Trust that are owned beneficially and of record by such shareholder and owned beneficially by such beneficial owner.

INDEPENDENCE OF TRUSTEES
NYSE listing standards require NYSE-listed companies to have a majority of independent board members and a nominating/corporate governance committee, compensation committee and audit committee, each comprised solely of independent trustees. Under the NYSE listing standards, no trustee of a company qualifies as “independent” unless the board of trustees of the company affirmatively determines that the trustee has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with such company). In addition, the NYSE listing standards contain the following restrictions upon a listed company’s trustee independence:
•
a trustee who is an employee or whose immediate family member is an executive officer of the listed company is not independent until three years after the end of such employment relationship;

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a trustee who has received or has an immediate family member who has received during any 12-month period within the last three years more than $120,000 in direct compensation from the listed company, other than trustee and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent;

•
a trustee who is or whose immediate family member is a current partner of a firm that is the company’s internal or external auditor is not independent; a trustee who is a current employee of such a firm is not independent; a trustee who has an immediate family member who is a current employee of such a firm and who personally works on the listed company’s audit is not independent; and a trustee who was or whose immediate family member was, within the last three years (but is no longer), a partner or employee of such a firm and personally worked on the listed company’s audit within that time is not independent;

•
a trustee who is employed or whose immediate family member is employed as an executive officer of another company where any of the listed company’s present executive officers at the same time serve or served on the other company’s compensation committee is not independent until three years after the end of such service or the employment relationship; and

•
a trustee who is an executive officer or an employee or whose immediate family member is an executive officer of another company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not independent.

Our Board has evaluated the status of each trustee and has affirmatively determined, after considering all facts and circumstances, that each of our trustee nominees other than John A. Kite is “independent” as defined in the NYSE’s listing standards. Mr. Kite is not independent because he is an employee of the Company.
In making its independence determinations with respect to each trustee, the Board considered, among other things, relationships between the Company and its trustees and their immediate family members, as well as relationships among trustees and their immediate family members. The Board also considered an arrangement applicable for part of 2021 by which KMI Management, LLC (“KMI”), a company in which John A. Kite had direct or indirect interests, made available to each trustee the use of an airplane owned by KMI on the same fair market based terms and conditions by which KMI made the airplane available to the Company for business-related travel and to third parties during part of 2021. KMI sold the airplane to a third party in 2021. During 2021, expense reimbursement to KMI was less than $120,000 for the use of the airplane, which included sales tax.

TRUSTEE COMPENSATION

Under our trustee compensation program, for the period of service between the 2021 annual meeting and the 2022 annual meeting, each non-employee trustee received the annual compensation described below, paid in quarterly installments, for his or her service as a trustee of the Company (prorated for partial-year terms, as applicable).
2021-2022
Retainer (Cash)	$60,000
Equity (Common Shares)	$100,000
Committee Member (Cash)	Additional $7,500 to $12,500
Committee Chair (Cash)	Additional $15,000 to $25,000
Lead Independent Trustee (Cash)	$25,000
Following the closing of our $7.5 billion merger with RPAI, at the Compensation Committee’s request, the independent compensation consultant analyzed the competitiveness of the components of our trustee compensation program, including total cash compensation (Board and Committee retainers), annual equity grant and additional retainer for our Lead Independent Trustee. Using benchmark data for the REITs in our Executive Compensation Peer Group, our trustee compensation program was assessed at or below the 25th percentile, except for select Committee Chair retainers.
In February 2022, after consideration of the advice from the independent compensation consultant and the recommendations of the Compensation Committee, the Board approved the following changes to trustee compensation for the 2022-2023 year of service, effective April 1, 2022:
2022-2023
Retainer (Cash)	$85,000
Equity (Com mon Shares)	$130,000
Committee Member (Cash)	Audit Committee: $12,500
Compensation Committee: $10,000
Corporate Governance and Nominating Committee: $10,000
Committee Chair (Cash)	Audit Committee: $25,000
Compensation Committee: $20,000
Corporate Governance and Nominating Committee: $20,000
Lead Independent Trustee (Cash)	$35,000
Trustee compensation is reviewed periodically (generally every two to three years) to ensure market competitiveness.
At the trustee’s election, the cash retainer may be paid in deferred share units (described below) that are fully vested on the date of grant. The common share grants are subject to a one-year vesting period. In addition, each of our trustees received, and new trustees will receive, upon initial election to our Board, 750 restricted common shares that vest one year from the date of grant.

TRUSTEE DEFERRED COMPENSATION PLAN
The Company maintains a Trustee Deferred Compensation Plan (the “Trustee Plan”), which provides a deferred compensation arrangement for non-employee trustees of the Company. Under the Trustee Plan, each non-employee trustee may elect to defer eligible fee and retainer compensation until such time as the trustee’s service on the Board is completed. Compensation that is deferred vests immediately and is credited as a number of deferred share units (“share units”) to an individual account for each trustee. A share unit represents an unfunded right to receive one of the Company’s common shares at a future date. Share units are credited with dividend equivalents to the extent dividends are paid on the Company’s common shares.
STOCK OWNERSHIP REQUIREMENTS

In order to ensure that all non-employee trustees hold meaningful equity ownership positions in the Company, our Board has established guidelines for non-employee trustees regarding ownership of our common shares or units of limited partnership interest of Kite Realty Group, L.P. (our “Operating Partnership”). According to the guidelines in effect for the 2021-2022 service year, each non-employee trustee was required to own common shares and/or units in an amount equal to at least five times the annual cash retainer paid to the trustees, to be achieved within five years of joining the Board.
TRUSTEES MUST OWN STOCK EQUAL TO 5X ANNUAL CASH RETAINER
CONTINUING EDUCATION
In addition, in 2022, in connection with the Company’s ongoing goal of improving all aspects of its corporate governance, the Company adopted a policy to reimburse each trustee up to $2,500 per year for costs and expenses incurred by such trustee to join organizations and/or attend or participate in events or programs related to best practices regarding corporate governance.

TRUSTEE COMPENSATION TABLE
The following table provides information on the compensation of our non-employee trustees for the fiscal year ended December 31, 2021. Mr. Kite did not receive compensation for his service as a trustee of the Company for 2021 and will not receive compensation for his services as a trustee of the Company in 2022. For information related to his compensation, please refer to the “Summary Compensation Table” included later in this document.
Name	Fees Paid in Cash	Common Share and Unit Awards (1)	Total

William E. Bindley	$112,500	$99,992	$212,492
Bonnie S. Biumi	$—	$70,912(2)	$70,912
Derrick Burks	$51,250	$128,569(3)	$179,819
Victor J. Coleman	$35,000	$134,939(4)	$169,939
Lee A. Daniels (5)	$67,500	$99,992	$167,492
Gerald M. Gorski	$—	$70,912(2)	$70,912
Steven P. Grimes	$—	$70,912(2)	$70,912
Christie B. Kelly	$72,500	$99,992	$172,492
Peter L. Lynch	$—	$70,912(2)	$70,912
David R. O’Reilly	$82,500	$99,992	$182,492
Barton R. Peterson	$75,000	$99,992	$174,992
Dr. Charles H. Wurtzebach	$85,000	$99,992	$184,992
Caroline L. Young	$67,500	$99,992	$167,492

(1)
The amounts disclosed in the “Common Share and Unit Awards” column reflect the aggregate grant date fair value of equity awards granted pursuant to the existing Amended and Restated 2013 Equity Incentive Plan. For the annual equity grant on May 12, 2021 (for trustees other than Ms. Biumi and Messrs. Gorski, Grimes, and Lynch), the number of common share awards granted was determined based on the closing price of the Company’s common stock on May 11, 2021, but the amount reflected in this column reflects the grant date fair value of such awards.

(2)
Each of Ms. Biumi and Messrs. Gorski, Grimes, and Lynch received an award of 750 restricted common shares in connection with his or her initial election to the Board in October 2021 and 2,606 restricted common shares granted for such individual’s annual retainer, prorated for a partial year of service as a trustee beginning with such individual’s election to our Board effective as of October 22, 2021 through the 2022 annual meeting.

(3)
In addition to the annual equity grant of 5,068 shares with a grant date fair value of $99,992, Mr. Burks received 1,467 restricted common shares with a grant date fair value of $28,577 in connection with his initial election to the Board in March 2021. The 1,467 restricted common shares include 750 restricted common shares in connection with his initial election to the Board in March 2021 and 717 restricted common shares granted for Mr. Burks’ annual retainer, prorated for a partial year of service as a trustee beginning with his election to our Board effective as of March 22, 2021 through the 2021 annual meeting.

(4)
In addition to the annual equity grant of 5,068 shares with a grant date fair value of $99,992, Mr. Coleman has elected to participate in the Trustee Plan, and in addition to the current receipt of $35,000 as shown and reflected in the “Fees Paid in Cash” column, he received 1,863 deferred share units (584 deferred share units with a grant date fair value of $8,737, 453 deferred share units with a grant date fair value of $8,738, 397 deferred share units with a grant date fair value of $8,738, and 429 deferred share units with a grant date fair value of $8,734).

(5)
In October 2021, Mr. Daniels retired from our Board.

OUTSTANDING TRUSTEE EQUITY AWARDS AT FISCAL YEAR-END DECEMBER 31, 2021
The following table provides information on the aggregate number of unvested share awards outstanding as of the fiscal year ended December 31, 2021, for each of the trustees included in the above Trustee Compensation Table.
Name	Unvested Restricted Common Share Awards Outstanding as of December 31, 2021 (#)

William E. Bindley	5,068
Bonnie S. Biumi	3,356(1)
Derrick Burks	6,535(2)
Victor J. Coleman	5,068
Lee A. Daniels	—(3)
Gerald M. Gorski	3,356(1)
Steven P. Grimes	3,356(1)
Christie B. Kelly	5,068
Peter L. Lynch	3,356(1)
David R. O’Reilly	5,068
Barton R. Peterson	5,068
Dr. Charles H. Wurtzebach	5,068
Caroline L. Young	5,068

(1)
In addition to the annual equity grant prorated for a partial year of service, each of Ms. Biumi and Messrs. Gorski, Grimes, and Lynch received 750 restricted common shares in connection with his or her initial election to the Board in October 2021.

(2)
In addition to the annual equity grant and a prorated portion of the 2020 annual equity grant, Mr. Burks received 750 restricted common shares in connection with his initial election to the Board in March 2021.

(3)
Mr. Daniels’s share awards vested in October 2021 in connection with his retirement from our Board.

CORPORATE GOVERNANCE AND BOARD MATTERS

The business and affairs of the Company are managed under the direction of our Board, and the Company conducts its business through meetings of the Board and its Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee.
Our corporate governance structure closely aligns our interests with those of our shareholders. Notable features include:
What we do	What we don’t do
92% Independent Trustees. Twelve of our current trustees are “independent” as defined by the NYSE.

Entirely Independent Committees. All members of our Audit, Compensation and Corporate Governance and Nominating Committees are independent.

Lead Independent Trustee. Lead Independent Trustee strengthens the role of our independent trustees and encourages independent Board leadership.

Majority Voting for Trustees. Trustees must be elected by a majority of votes cast in uncontested elections.

Share Ownership Guidelines. Guidelines require our CEO and other named executive officers to own equity with an aggregate value of 10x and 3x or 2x base salary, respectively. All non-employee trustees must own equity with an aggregate value of 5x their annual retainer within five years of their appointment to the Board.

Anti-Hedging Policy. Our anti-hedging policy prohibits our trustees, executives and employees from engaging in transactions designed to hedge against losses from their share ownership.

ESG Task Force. A task force, led by our Chairman and Chief Executive Officer, reviews ESG issues that are important to investors and regularly reports to the Board on the Company’s ESG efforts.

Shareholders’ Power to Amend Bylaws. The Company’s Declaration of Trust empowers shareholders to amend the Company’s Bylaws.

No Classified Board. Our trustees are elected annually for a one-year term.

No Significant Related Party Transactions. We do not currently have any significant related party transactions, and we have robust related party transaction review and approval procedures.

Opted Out of Maryland Anti-Takeover Statutes. We opted out of the Maryland Business Combination Statute and the Maryland Control Share Acquisition Statute.

No Poison Pill. The Company does not have a “poison pill” or shareholder rights plan.

BOARD LEADERSHIP STRUCTURE

CHAIRMAN
Mr. John A. Kite has served as Chairman of the Board since December 2008 and as our Chief Executive Officer and member of the Board since our IPO in 2004. Mr. Kite also served as our President from our IPO to December 2008.
Periodically, the Corporate Governance and Nominating Committee gives consideration to whether the combined role of the chairman and chief executive officer continues to be appropriate for our Company. The Corporate Governance and Nominating Committee, with the consensus of the other independent trustees, has concluded that Mr. Kite’s extended tenure with our Company provides stable leadership that is beneficial to us and our shareholders. In particular, the Board recognizes that, given Mr. Kite’s familiarity with our real estate properties and day-to-day operations and his long-standing experience with our Company, it is valuable to have him lead our Board discussions.
LEAD TRUSTEE
To strengthen the role of our independent trustees and encourage independent Board leadership, our Board established the position of lead independent trustee in connection with our IPO in August 2004. Our lead independent trustee is selected on an annual basis by the Board from among the independent trustees. Mr. William E. Bindley currently serves as our lead independent trustee and has served in that capacity since our IPO in 2004. The role of the lead trustee, among other things, is to serve as a liaison (i) between the Board and management, including the Chief Executive Officer, (ii) among the independent trustees and (iii) between interested third parties and the Board. In addition, Mr. Bindley meets several times a year with Mr. Kite, our Chairman and Chief Executive Officer.
The Board believes that our lead independent trustee is effective in mitigating any potential conflict of interest that might arise from the combined Chairman/Chief Executive Officer position. In particular, the Board recognizes that the lead independent trustee is actively engaged in setting Board agendas, meets regularly with our Chief Executive Officer to stay apprised of the important aspects of our business and presides over executive sessions of the non-management trustees at least once each quarter.
EXECUTIVE SESSIONS OF NON-MANAGEMENT TRUSTEES
Pursuant to our corporate governance guidelines and the NYSE listing standards, in order to promote open discussion among non-management trustees, our Board devotes a portion of each regularly scheduled Board meeting to executive sessions without management participation. The lead trustee presides at these sessions. In addition, our corporate governance guidelines provide that if the group of non-management trustees includes trustees who are not independent, as defined in the NYSE’s listing standards, at least one such executive session convened per year shall include only independent trustees.
BOARD MEETINGS
During 2021, the Board met ten times. Each trustee who was a trustee during 2021 attended at least 75% of the meetings of the Board and applicable committees on which he or she served during his or her period of service. Trustees are expected to attend, in person or by telephone or by videoconference, all Board meetings and meetings of committees on which they serve. In addition, pursuant to our corporate governance guidelines, trustees are expected to attend the Company’s annual meeting of shareholders. Last year, all of our trustees, except Ms. Biumi and Messrs. Gorski, Grimes, and Lynch, who were not trustees at the time, attended the annual meeting of shareholders. Mr. Daniels, who retired from the Board in October 2021, also attended the annual meeting of shareholders.

BOARD COMMITTEES

The Board has a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. All members of the committees described below are “independent” of the Company as that term is defined in the NYSE’s listing standards.

AUDIT COMMITTEE
Members: Dr. Wurtzebach (Chair) Ms. Biumi Mr. Burks Mr. Grimes Ms. Kelly Mr. O’Reilly
Responsibilities: The principal purpose of the Audit Committee is to assist the Board in the oversight and monitoring of:
•
the integrity of our financial statements;

•
our compliance with legal and regulatory requirements;

•
the qualifications, independence, and performance of our independent auditors;

•
audits and other services performed by our independent auditors;

•
our financial statements, any significant financial reporting issues and any major issues as to the adequacy of internal controls;

•
the performance of our internal audit function;

•
risk assessment, risk management and risk mitigation policies and programs, including matters relating to privacy and cybersecurity; and

•
the preparation and submission of an Audit Committee Report for inclusion in the Company’s proxy statement and/or annual report on Form 10-K.

Independence: Our Audit Committee’s written charter requires that all members of the committee meet the independence, experience, financial literacy and expertise requirements of the NYSE, the Sarbanes-Oxley Act of 2002, the Exchange Act, and applicable rules and regulations of the SEC, all as in effect from time to time. All of the members of the Audit Committee meet the foregoing requirements. The Board has determined that each of Bonnie S. Biumi, Derrick Burks, Steven P. Grimes, Christie B. Kelly, David R. O’Reilly and Dr. Charles H. Wurtzebach is an “audit committee financial expert” as defined by the rules and regulations of the SEC.
Meetings: The Audit Committee met four times in 2021. The Audit Committee Chair also met separately with our internal auditing personnel four times in 2021.

COMPENSATION COMMITTEE
Members: Mr. Bindley (Chair) Mr. Burks Mr. Coleman Mr. O’Reilly
Responsibilities: The principal responsibilities of the Compensation Committee are to:
•
establish and approve the compensation of our Chief Executive Officer and evaluate his performance in light of the Company’s goals and objectives;

•
determine and approve the compensation of the other named executive officers;

•
recommend to the Board the compensation of trustees;

•
provide a description of the processes for the determination of executive and trustee compensation for inclusion in the proxy statement;

•
oversee and assist the Company in preparing the Compensation Discussion and Analysis for inclusion in the proxy statement; and

•
prepare and submit a Compensation Committee Report for inclusion in the Company’s proxy statement.

Independence: All of the members of our Compensation Committee are independent in accordance with the NYSE’s listing standards, our corporate governance guidelines and the Compensation Committee charter.
Meetings: The Compensation Committee met five times in 2021.
At the beginning of each year, the Compensation Committee evaluates the components of each executive officer’s total compensation. The Chief Executive Officer may make compensation recommendations to the Compensation Committee with respect to the executive officers who report to him. The Compensation Committee may accept or reject such recommendations and also makes the sole determination of the compensation for the Chief Executive Officer.
The Compensation Committee engages, from time to time, the services of an independent compensation consultant or other advisor to the Compensation Committee in comprehensively reviewing the Company’s compensation policies for its named executive officers, to advise the Compensation Committee and to provide recommendations regarding various compensation decisions to be made by the Compensation Committee. The Compensation Committee is directly responsible for the appointment, compensation, and oversight of the work of any compensation consultant or other advisor retained by the Compensation Committee.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
Members: Ms. Young (Chair) Mr. Gorski Mr. Lynch Mr. Peterson
Responsibilities: The principal responsibilities of the Corporate Governance and
Nominating Committee are to:
•
identify individuals who are qualified to serve as trustees;

•
recommend such individuals to the Board, either to fill vacancies that occur on the Board from time to time or in connection with the selection of trustee nominees for each annual meeting of shareholders;

•
periodically assess and advise the Board with respect to Board and committee structure, size and composition to ensure the Board and its committees can effectively carry out their obligations;

•
develop, recommend, implement and monitor our corporate governance guidelines and our codes of business conduct and ethics;

•
oversee the evaluation of the Board and its committees and management;

•
ensure that we are in compliance with all NYSE corporate governance listing requirements;

•
oversee, and periodically review and discuss with each of management and our
Board, the Company’s activities relating to ESG matters and the external reporting thereof; and

•
review and evaluate potential related party transactions in accordance with policies and procedures adopted by the Company from time to time.

Independence: All of the members of our Corporate Governance and Nominating Committee are independent in accordance with the NYSE’s listing standards, our corporate governance guidelines and our Corporate Governance and Nominating Committee charter.
Meetings: The Corporate Governance and Nominating Committee met four times in 2021.
BOARD’S ROLE IN RISK OVERSIGHT

One of our Board’s most important roles is to oversee various risks that we may face from time to time. While the full Board has primary responsibility for risk oversight, it relies on its committees, as appropriate, to monitor and address the risks that may be within the scope of a particular committee’s expertise or charter. For example, the Audit Committee oversees the preparation and filing of our financial statements, compliance with legal and regulatory requirements and the performance of our internal audit function. The Board believes that the composition of its committees and the distribution of the particular expertise of each committee’s members make this an appropriate structure to more effectively monitor these risks.
An important feature of the Board’s risk oversight function is to receive periodic updates from its committees and members of management, as appropriate. Each of the three standing committees addresses risks specific to its respective area of oversight as follows:
•
Audit Committee: The Audit Committee, which meets at least quarterly and reports its findings to the Board, performs a lead role in helping our Board fulfill its responsibilities for oversight of our financial reporting, internal audit function, risk management and compliance with legal and regulatory requirements. Our Audit Committee reviews periodic reports from our independent registered public accounting firm regarding potential risks, including risks related to our internal controls. Our Audit Committee also (i) annually reviews, approves and oversees an internal audit plan developed by our internal auditing personnel with the goal of helping us systematically evaluate the effectiveness of our risk management, control and governance processes;

(ii) periodically meets with our internal auditing personnel to review the results of our internal audits; and (iii) directs or recommends to the Board actions or changes it determines appropriate to enhance or improve the effectiveness of our risk management. Though our management is primarily responsible for our cybersecurity program and managing our cybersecurity risks, including our procedures and day-to-day operations, our Audit Committee oversees our enterprise risk assessment and management program, which includes oversight of cybersecurity risks.
•
Compensation Committee: The Compensation Committee, in consultation with the Company’s named executive officers, reviews the Company’s policies and procedures with respect to risk assessment and risk management for compensating all employees of the Company, including non-executive employees, on an annual basis and periodically reports its findings to the Board. The Compensation Committee does not believe there are any risks from the Company’s compensation policies and practices for its employees that are reasonably likely to have a material adverse effect on the Company.

•
Nominating and Corporate Governance Committee: The Nominating and Corporate Governance Committee monitors the general operations of the Board and the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct.

In addition to getting direct information on risk management from its committees, the Board receives regular updates directly from members of executive management. In particular, due to his executive management position, Mr. Kite frequently communicates with other members of our management and periodically updates the Board on the important aspects of the Company’s day-to-day operations. The Board also receives regular updates from the Company’s outside counsel regarding legal and regulatory developments and policies and mitigation plans intended to address the related risks. Mr. Kite meets or speaks with each of the trustees individually on at least an annual basis and several times each year with the lead independent trustee. Other members of management also have direct access to the chairperson of each Board committee and our lead independent trustee.
ENVIRONMENTAL, SOCIAL AND GOVERNANCE MATTERS

We are dedicated to building a thriving and viable business, one that succeeds by delivering long-term value for our shareholders.
We believe that all of our stakeholders, including our shareholders, employees, customers, and communities, are best served if the Company generates consistent, sustainable returns, and we recognize the importance that ESG initiatives play in achieving that goal. This requires looking beyond short-term quarterly results. Instead, we must focus on the sustainable performance of longer-term objectives.
This long-term focus requires:
•
Commitment to the Company’s employees and the communities in which our properties are located;

•
Implementation of technologies and efficiencies that reduce our environmental impact; and

•
Fair and ethical treatment of the Company’s tenants and vendors by honoring its leases and other contracts and enforcing its code of business conduct and ethics.

The Company strives to be a responsible corporate citizen. The Company annually provides employees with paid time off to allow employees to volunteer with organizations that contribute to the social fabric in which we operate. The health, safety and well-being of our employees are always top priorities.

In response to the COVID-19 pandemic, among other things, we adopted remote working and flexible scheduling arrangements and implemented additional health and safety measures for employees working in our offices.
In 2021, we formally established and published our five-year goals to align internal and external expectations regarding our ESG initiatives. Our five-year ESG goals include the following:
•
Install LED parking lot lighting at 50% of Company-owned and managed properties;

•
Install smart irrigation controls at 25% of Company-owned and managed properties;

•
Implement a policy to transition landscaping in all future redevelopment projects to drought-tolerant landscape where permitted by code;

•
Install electric vehicle charging stations at 20% of Company-owned and managed properties;

•
Achieve Institute of Real Estate Management (IREM) certification for 75% of Company- owned and managed properties;

•
Employee annual turnover at or below 20%;

•
Employee community volunteer participation of 75%;

•
Conduct employee survey every two years to determine employee satisfaction;

•
20% female representation on our Board and appoint a female committee chair; and

•
Annual Respectful Workplace training to all employees.

We are already well on our way to meeting these goals. As noted above, three current members of our Board are female, and in February 2022, Ms. Young was appointed as Chairperson of the Corporate Governance and Nominating Committee.
Additionally, through our Kite Cares initiative, during 2021 we contributed to a wide variety of community-focused efforts, including clothing and school supply drives, and fundraising to support displaced workers. The Company also volunteers to make our properties available for use by the Red Cross and other disaster relief organizations, should the need arise. To support small businesses at our properties during the COVID-19 pandemic, in 2020 we allocated up to $5 million to the KRG Small Business Lending Program, which provided expedited, low-interest loans to select small-business tenants to help navigate the current environment.
In 2020, we established an ESG Task Force, a cross-functional and diverse committee comprised of employees throughout the Company to plan, coordinate and monitor the execution of the ESG program. The ESG Task Force reports to the Board. The members of the ESG Task Force, overseen by Mr. Kite, include representatives from our property management, employee experience, investor relations, marketing, internal audit, and legal departments. Our ESG Policy and Corporate Citizenship Report is published on our website. The reference to our website address does not constitute incorporation by reference of the information contained in the website and such information should not be considered part of this document.
The Company has already undertaken multiple projects to make its operations more efficient and to reduce energy and water consumption at our properties. These projects include installing LED lighting at various parking lots at 15 properties, solar panels at three properties, and over 100 electric vehicle charging stations at eight properties, and implementing smart meters and other initiatives aimed at water conservation, recycling and waste diversion at our properties. Recent business initiatives encourage tenants to adopt green leases, also known as “high-performance” or “energy-aligned” leases, to equitably align the costs and benefits of energy and water efficiency investments for building owners and tenants based on principles and best practices from the Green Lease Leaders Reference Guide by the Institute for Market Transformation and the U.S. Department of Energy. As of December 31, 2021, we had signed 200,000 square feet of leases containing green lease language as recognized by Green Leases Leaders. The Company also has partnered with One Tree Planted, a non-profit organization committed to reforestation. In 2021, we planted 6,700 trees in partnership with One Tree Planted and are evaluating potential actions that might reduce our carbon footprint or otherwise mitigate our environmental impact. In 2021, we also performed our third annual Tenant Survey to help guide the Company’s role in its tenant’s success.
For information on Corporate Governance matters, see page 22.
As we progress into 2022, the Company plans to publish its inaugural corporate social responsibility report which will align with the Global Reporting Initiative (GRI) and the Task Force on Climate-related Financial Disclosures (TCFD), and will remain focused on ESG efforts and to progress towards achieving our five-year ESG goals. To further align our team with our ESG focus, various ESG metrics continue to be an increasingly important component in determining the annual bonuses of our named executive officers.
For additional information regarding our ESG Policy and ESG initiatives, visit the Corporate Responsibility section of our website at www.kiterealty.com.Information on or accessible through our website is not and should not be considered part of this Proxy Statement.
COMMITTEE CHARTERS AND CORPORATE GOVERNANCE DOCUMENTS

Our Board maintains charters for all Board committees and has adopted a written set of corporate governance guidelines, a code of business conduct and ethics, an ESG policy, and a code of ethics for our named executive officers and senior financial officers. Our committee charters, corporate governance guidelines, code of business conduct and ethics, ESG policy, and code of ethics are available on our website at www.kiterealty.com. Each of these documents is also available in print to any shareholder who sends a written request to such effect to Investor Relations, Kite Realty Group Trust, 30 South Meridian Street, Suite 1100, Indianapolis, Indiana 46204.
COMMUNICATIONS WITH THE BOARD

Shareholders and other interested parties may communicate with the Board by communicating directly with the presiding lead independent trustee by sending any correspondence they may have in writing to the “Lead Trustee” c/o the Corporate Secretary of Kite Realty Group Trust, 30 South Meridian Street, Suite 1100, Indianapolis, Indiana 46204, who will then directly forward such correspondence to the lead trustee. The lead trustee will decide what action, if any, should be taken with respect to the communication, including whether such communication should be reported to the Board.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee of our Board are William E. Bindley (chairman), Derrick Burks, Victor J. Coleman, and David R. O’Reilly, each of whom is an independent trustee. None of our named executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or the Compensation Committee. Accordingly, during 2021, there were no interlocks with other companies within the meaning of the SEC’s proxy rules.

EXECUTIVE OFFICERS

Name	Age	Title
John A. Kite	56	Chairman of the Board of Trustees and Chief Executive Officer
Thomas K. McGowan	57	President and Chief Operating Officer
Heath R. Fear	53	Executive Vice President and Chief Financial Officer
The names, principal occupations and certain other information about our current Named Executive Officers (“NEOs”) are set forth below, other than John A. Kite, whose background information is described above under the heading “Proposal 1—Election of Trustees.”

THOMAS K. McGOWAN—President and Chief Operating Officer
Mr. McGowan has served as President since 2008 and Chief Operating Officer since our IPO in 2004. Previously, he served as our Senior Executive Vice President and Executive Vice President. Mr. McGowan is primarily responsible for overseeing the property management, development, leasing, and construction functions of the Company. Before joining the Kite Companies, Mr. McGowan worked for real estate developer Mansur Development Corporation for eight years. Mr. McGowan holds a B.A. in Political Science from Indiana University.

HEATH R. FEAR—Executive Vice President and Chief Financial Officer
Mr. Fear has served as Executive Vice President and Chief Financial Officer since November 2018. His responsibilities include overseeing the following aspects of the Company’s business: finance, accounting, tax planning, financial budgeting, information technology, investments, legal, marketing and administration. Prior to joining the Company, Mr. Fear served as Chief Financial Officer at GGP Inc. from 2017 until 2018, where he was responsible for the oversight of all of GGP’s financial activities, including capital markets, accounting, investor relations, internal reporting, treasury and information technology, and was previously Chief Financial Officer at RPAI from 2015 until 2017, where he oversaw the company’s financial activities, including capital markets, accounting, investor relations, internal audit, internal reporting and treasury. Mr. Fear has nearly 20 years of experience in the retail real estate industry and over 20 years of experience with publicly traded REITS. He received a B.A. in Political Science and English from John Carroll University and a J.D. from the University of Illinois College of Law.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are presenting this proposal, commonly known as a “say-on-pay” proposal, to provide shareholders the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as described in this proxy statement, as required by Section 14A of the Exchange Act and related SEC rules.
We believe our executive compensation policies and procedures are centered on pay-for-performance principles and are closely aligned with the long-term interests of our shareholders. As described under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain outstanding executives, to reward them for superior performance and to ensure that the compensation provided to them remains competitive. We seek to align the interests of our executives and shareholders by tying compensation to the achievement of key operating objectives that we believe enhance shareholder value over the long term and by encouraging executive share ownership so that a portion of each executive’s compensation is tied directly to shareholder value.
For these reasons, we are recommending that our shareholders vote “FOR” the following resolution:
“RESOLVED, that the shareholders hereby approve the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure on executive compensation contained in this proxy statement.”
While the vote on this resolution is advisory in nature and therefore will not bind us to take any particular action, our Board intends to carefully consider the shareholder vote resulting from the proposal in making future decisions regarding the compensation of our Named Executive Officers.
VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of a majority of the votes cast at the Annual Meeting with respect to the matter is required to endorse (on a non-binding advisory basis) the compensation of our named executive officers. For purposes of the vote on this proposal, a majority of votes cast means that the number of votes cast “for” this proposal exceeds the number of votes cast “against” this proposal. Abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.
OUR BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADVISORY RESOLUTION DESCRIBED ABOVE.

COMPENSATION DISCUSSION AND ANALYSIS

2021 PERFORMANCE HIGHLIGHTS
2021 was a monumental year for the Company, highlighted by outstanding operational results and the completion of the transformative $7.5 billion merger with RPAI. The Company’s best-in-class operating platform continues to leverage the strong retail environment as evidenced by our tremendous leasing volume, double-digit cash leasing spreads and an estimated $33 million of expected revenue associated with leases that have been executed as of December 31, 2021 but have yet to commence rent payments. Our 2021 performance highlights include:
Strong Operational Results
Funds From Operations (“FFO”)(1), as adjusted, increased 16.3% to $1.50 per diluted share compared to $1.29 per diluted share as of December 31, 2020

6.1% increase in Same Property Net Operating Income (“NOI”)(1) (excluding legacy RPAI properties) over the comparable period in 2020

Operating Retail Portfolio Percent Leased of 93.4% compared to 91.2% at December 31, 2020

Executed 363 new and renewal leases representing approximately 2.6 million square feet achieving a blended cash leasing spread of 10.7% for comparable leases

Operating retail portfolio annualized base rent (“ABR”) per square foot of $19.36 at December 31, 2021, an increase of $0.94 or 5.1% from $18.42 ABR per square foot at December 31, 2020

Completion of Transformative $7.5B Merger(2)
Created a top-five open-air shopping center REIT with a total enterprise value of $7.5 billion, increasing our operating retail properties from 83 to 180 comprised of approximately 29 million square feet of owned gross leasable area

Immediately accretive to earnings per share, plus reduced cost of capital

Enhanced portfolio quality, entry into strategic gateway markets and bolstered presence in existing markets

Strengthened our balance sheet with lower leverage and limited near-term maturities

Provided value creation opportunities with near-term organic growth through lease-up and select development opportunities

Strong Balance Sheet	Over $1 billion of available liquidity Net Debt to Adjusted EBITDA(1) of 6.0x compared to 7.0x at December 31, 2020
Market-Leading Shareholder Value Creation
Steady increase in dividends to $0.19 per share for the fourth quarter of 2021 from $0.15 per share for the fourth quarter of 2020 with a one-year total shareholder return (“TSR”) of +51%

Three-year TSR of +85%, ranking us in the top decile of the shopping center industry

(1)
FFO, Same Property NOI, and Net Debt to Adjusted EBITDA are non-GAAP metrics. See Annex B for more information about non-GAAP financial measures disclosed in this proxy statement, including a reconciliation to the most comparable measure calculated in accordance with GAAP.

(2)
The RPAI merger was a stock-for-stock transaction, pursuant to the terms and subject to the conditions set forth in the merger agreement, whereby each share of RPAI’s class A common stock issued and outstanding immediately prior to the effective time of the merger was converted into the right to receive 0.623 common shares of beneficial interest of the Company, plus the right, if any, to receive cash in lieu of fractional common shares into which such shares of RPAI class a common stock would have been converted. The merger closed on October 22, 2021 and resulted in approximately 60% of our common shares being issued to former RPAI stockholders pursuant to the terms of the merger.

2021 COMPENSATION HIGHLIGHTS
Our executive compensation and corporate governance programs are designed to closely link pay with operational performance and increases in long-term shareholder value while minimizing incentives that could lead to excessive risk-taking. To help us accomplish these important objectives, we have adopted the following key policies and practices:
Formulaic Annual Incentives
Annual cash bonus payments are based on a pre-established formula

2021 payouts were calculated 80% based on objective financial and operating performance metrics tied to our strategic business plan, which are designed to be challenging and rigorous to ensure that we remain focused on growth and our overall business strategy

Includes an objective ESG performance component

Individual performance component represents 20% of the program and allows for a subjective assessment of performance on a more holistic basis and considers factors that may not be quantifiable

Significant Alignment with Shareholders
The majority of equity awards are granted in the form of performance-based equity, which represents 60% of the target value for each NEO

2021 performance-based equity was granted as AO LTIP Units that require at least a 15% stock appreciation before any value may be earned

Time-based awards are not guaranteed and the value varies each year

Time-based awards include a mandatory post-vest holding period of 2 years

Commitment to Strong Pay Governance
Robust clawback policy for all executive officers

Share ownership policy, including 10x salary for our Chief Executive Officer

Anti-hedging policy

Long-term vesting requirements

No dividends on unearned performance-based awards

No single trigger severance payments or tax gross ups

Engagement of an independent compensation consultant

Transparency with our stockholders on our compensation program, decisions and practices

COMPENSATION PHILOSOPHY AND OBJECTIVES

Our compensation program is designed to accomplish the following key objectives:
•
Attract, retain and motivate outstanding senior executives;

•
Ensure that compensation remains competitive with the prevailing market using a pay-for-performance structure that rewards superior results that will enhance shareholder value over the long term;

•
Use a balanced approach that rewards both short-term and long-term performance and does not incentivize excessive risk-taking; and

•
Provide significant alignment with our shareholders’ interests.

The Compensation Committee believes that our executive compensation program achieves these objectives demonstrated by the following:
•
The majority of NEO compensation is variable and at-risk subject to the achievement of rigorous performance goals.

•
The majority of NEO compensation is in the form of equity-based awards that provide direct alignment with our shareholders’ interests.

•
The overall compensation structure provides competitive target pay opportunities that will result in compensation at the higher-end of the competitive market if the Company outperforms but will result in pay at the lower-end of the competitive market if Company performance lags our peers and is below expectations.

•
For 2021, target pay opportunities for our NEOs were allocated as follows:

The Compensation Committee is responsible for establishing, implementing and continually monitoring adherence with our compensation philosophy as applied to our NEOs.
For more information related to the processes and procedures of the Compensation Committee in determining the compensation for our NEOs, including the role of any NEO in this process, see “Corporate Governance and Board Matters—Board Committees—Compensation Committee,” above.
RESULT OF 2021 ADVISORY VOTE ON EXECUTIVE COMPENSATION

At our 2021 annual meeting, shareholders showed support for the Company’s executive compensation program, with approximately 87.5% of the shares voted cast in support of the compensation paid to our NEOs for 2020. In establishing and recommending compensation for 2021 performance for our NEOs, the Compensation Committee took into consideration this strong level of support as an indication of our shareholders’ satisfaction with the Company’s executive compensation program.

Based on the results of the non-binding shareholder advisory vote on the frequency of shareholder votes on executive compensation at our 2017 annual meeting of shareholders, the Compensation Committee and the Board determined that shareholder advisory vote on the compensation of NEOs will take place every year until the next say-on-frequency vote is conducted (which will be no later than 2023), at which time our Board will carefully consider the shareholder vote resulting from the proposal and continue to evaluate the options for how frequently we hold “say-on-pay” votes.

COMPENSATION CONSULTANT

The Compensation Committee has engaged Ferguson Partners Consulting (“FPC”) to serve as the Compensation Committee’s compensation consultant and to provide recommendations regarding various compensation decisions to be made by the Compensation Committee. The Compensation Committee took FPC’s recommendations into account in making base salary determinations and incentive compensation awards to our NEOs.
PEER GROUP AND BENCHMARKING

In making compensation decisions, the Compensation Committee compares the Company’s compensation programs and performance to certain peer group companies. On an annual basis, we review our peer group to ensure the overall composite reflects an appropriate comparator group.
Following the merger with RPAI, the Compensation Committee, with the assistance of our independent compensation consultant, conducted a comprehensive analysis of potential peer companies. As a result of the Company now ranked as the 5th largest open-air shopping center REIT based on equity market capitalization, the majority of historical peer companies were no longer appropriate from a size comparison perspective. Accordingly, the Company established a new peer group based on the following parameters:
•
Retail REITs—Include REITs that primarily own retail assets, preferably shopping centers, with an implied equity market capitalization and/or total capitalization between approximately 0.5x and 3.0x that of the Company

•
Non-Retail Active REIT Developers—Include industrial and diversified REITs that actively develop properties but using a narrower size range of 0.5x to 2.0x

For compensation decisions made in 2021 and early 2022, the Compensation Committee used a peer group consisting of the following companies:
			Comparable Group Rationale
Company	Total Capitalization ($mm)	Implied Equity Market Capitalization ($mm)	Retail REIT	Shopping Centers Assets	Non-Retail Active REIT Developer	Size
Brixmor Property Group, Inc.	$12,419	$7,546	✓	✓		✓
Federal Realty Investment Trust	14,852	10,600	✓	✓		✓
First Industrial Realty Trust, Inc.	10,533	8,548			✓	✓
Innovative Industrial Properties, Inc.	6,739	6,291			✓	✓
JBG SMITH Properties	6,640	3,724			✓	✓
Kimco Realty Corporation	24,057	15,114	✓	✓		✓
Macerich Company	10,841	3,681	✓			✓
National Retail Properties, Inc.	12,543	8,440	✓			✓
Regency Centers Corporation	17,099	12,799	✓	✓		✓
Retail Opportunity Investments Corp.	3,892	2,380	✓	✓		✓
Rexford Industrial Realty, Inc.	15,116	12,287			✓	✓
SITE Centers Corp.	5,351	3,341	✓	✓		✓
STORE Capital Corporation	13,436	9,305	✓			✓
Urban Edge Properties	4,010	2,224	✓	✓		✓
Kite Realty Group Trust	$7,716	$4,754
As of December 31, 2021

Although the Compensation Committee uses peer group data to guide its review of our NEOs’ total compensation and generally reviews the compensation data of the peer group and industry to understand market competitive compensation, the Compensation Committee does not benchmark compensation to a specific percentage of the compensation of this comparative group or otherwise apply a formula or assign this comparative group a relative weight.
COMPONENTS OF EXECUTIVE COMPENSATION

This section describes the three components of compensation that form the basis for the Compensation Committee’s compensation decisions related to the 2021 performance of our NEOs—base salaries, short-term incentive compensation and long-term incentive compensation awards. This section also discusses why we pay each component and the methodology the Compensation Committee used to determine the amounts to pay to each.
BASE SALARIES
Base salaries are intended to provide our NEOs with a fixed and certain amount of compensation for services provided. The Compensation Committee determines the base salary level of our NEOs by evaluating, among other things, the responsibilities of the position held, the experience of the individual and the average base salaries of similarly situated employees in the Company’s peer group. Base salaries for our NEOs typically are established in the first quarter of the year, but for 2021, the base salaries for our NEOs were established in December 2020 in connection with the amendment of each NEO’s employment agreement, as described below. The base salary increases were determined after assessing competitive market data, internal equity pay factors, and the Company’s strong performance over the past several years.
	Base Salary
Named Executive Officer	2020	2021	Percentage Change (from 2020 to 2021)

John A. Kite	$825,000	$850,000	3.0%
Thomas K. McGowan	$480,000	$500,000	4.2%
Heath R. Fear	$450,000	$500,000	11.1%
Each of Messrs. Kite, McGowan and Fear has an employment agreement with us, which were amended in December 2020 as described below. Each employment agreement prohibits the NEO’s base salary from being reduced by us during the term of the agreement without the executive’s consent. Thus, each NEO’s prior year salary effectively serves as a minimum requirement for the NEO’s salary for the ensuing year. The Compensation Committee has complete discretion to determine whether an increase in a NEO’s base salary is merited. Future adjustments, if any, to the NEOs’ base salaries will be in the sole discretion of the Compensation Committee.
SHORT-TERM INCENTIVE COMPENSATION
The Compensation Committee awards executives with annual short-term incentive compensation as a means to motivate and reward our NEOs. The Compensation Committee believes that annual bonuses should play a significant role in motivating NEOs to accomplish near-term priorities that ultimately provide increases in shareholder value.
2021 Short-Term Incentive Opportunities
In February 2021, the Compensation Committee determined that, for 2021, our NEOs would be eligible to receive a short-term incentive compensation award at the threshold, target or maximum level equal to the following percentages of their annual base salaries. Consistent with prior years, threshold performance will result in an award at 60% of target, and maximum performance will result in an award at 200% of target for the NEOs other than the Chief Executive Officer:

	% of Base Salary
Named Executive Officer	Threshold	Target	Maximum

John A. Kite	90%	150%	300%
Thomas K. McGowan	60%	100%	200%
Heath R. Fear	60%	100%	200%
In February 2021, the Compensation Committee approved targets and performance metrics to evaluate 2021 performance using a formulaic approach. In February 2022, the Compensation Committee approved short-term incentive compensation for our NEOs based on these targets and metrics. Award determinations with respect to 2021 performance were based on (i) the achievement of the following objective corporate performance metrics against threshold, target and maximum values established in February 2021 for each such corporate performance metric and (ii) a subjective assessment of each individual executive’s performance, weighted as indicated:
Performance Criteria	Weighting	Rationale for Including in Plan

FFO/share (as adjusted)(1)	20%	Key profitability metric as measured by the most frequently referenced REIT earnings measure
Leverage (Net Debt to EBITDA)	15%	Prudent management of our balance sheet is critical so that we are positioned well throughout all market cycles; the Board believes that, over the long term, public companies with reasonable leverage levels will outperform overleveraged companies
Anchor Box Leases	15%	Demonstrates our effectiveness in lease execution for tenants occupying at least 10,000 square feet in a shopping center
Retail Portfolio Lease Percentage	15%	Key metric used to assess REIT operating performance
ESG Items (out of 6 items)	15%	Consistent with our commitment to being a responsible corporate citizen
Individual Performance	20%	Holds our NEOs responsible for successfully performing their responsibilities and in executing the Company’s strategic business plan

(1)
“As adjusted” includes merger and acquisition costs and excludes the impact of 2020 bad debt or the collection of 2020 accounts receivable previously written off.

In reviewing Company performance, the Compensation Committee compared our 2021 results under each of the above performance criteria to the following ranges, and the Company outperformed most of the financial metrics in the short-term incentive compensation program:
Performance Criteria	Threshold	Target	Maximum	Results(1)

2021 FFO/share (as adjusted)	$1.25	$1.28	$1.31	$1.50(2)
Leverage (Net Debt to EBITDA)	7.1x	6.8x	6.7x	6.0x
Anchor Box Leases	6	8	11	13
Retail Portfolio Lease Percentage	90.0%	91.7%	93.5%	93.4%
Number of ESG Items (out of 6 items)(3)	2	4	6	6

(1)
Results reflect the performance of the Company with two and a half months of operations since the merger with RPAI.

(2)
“As adjusted” includes merger and acquisition costs and excludes the impact of 2020 bad debt or the collection of 2020 accounts receivable previously written off.

(3)
Based on accomplishing the following ESG Items: (i) complete 15 LED projects, (ii) explore 10 solar projects, (iii) explore 10 water reduction projects, (iv) obtain IREM certificates for 35% of retail properties, (v) establish short- and long-term ESG goals, and (vi) attain additional diversity among our employees, Board members and vendors.

With respect to the individual performance component of the short-term incentive compensation determination, the Compensation Committee concluded that Messrs. Kite, McGowan, and Fear merited a performance rating at the maximum for each executive based on the following key factors:
•
Transformative year with the completion of our merger with RPAI that created a top-five open-air shopping center REIT with an increased geographic footprint following the immediately accretive merger with RPAI

•
Our shareholder return of 85.5% over the past three years ranked us in the top decile (i.e., above the 90th percentile) of the shopping center industry

•
Our NEOs successfully executed our strategic priorities in terms of leasing, property management, development/construction, employee experience, accounting, capital markets and IT improvements

The Compensation Committee also considered the input of Mr. Kite when assessing the individual performance component with respect to Messrs. McGowan and Fear, principally because the Compensation Committee believes that Mr. Kite’s input is valuable given his knowledge of our operations, the day-to-day responsibilities and performance of our other NEOs, the real estate industry generally and the markets in which we operate.
For 2021, based on the above formulas, the Company’s actual results and the Compensation Committee’s assessment of each NEO’s performance, the following short-term incentive compensation was awarded. The awards were paid in cash:
Named Executive Officer	2021 Year End Short-Term Incentive Compensation

John A. Kite	$2,507,500
Thomas K. McGowan	$983,333
Heath R. Fear	$983,333
2022 Short-Term Incentive Structure
For 2022, the Compensation Committee has approved a formula that will include threshold, target and maximum performance goals for the following measures:
2022 Measure	Weighting

FFO/share (as adjusted)	20%
Leverage (Net Debt to EBITDA)	15%
Anchor Box Leases	15%
Retail Portfolio Lease Percentage	15%
ESG Items (out of 6 items)	15%
Individual Performance	20%

LONG-TERM INCENTIVE COMPENSATION (“LTI”)
All share-based compensation awards to NEOs are granted by the Compensation Committee. The Compensation Committee awards share-based incentive compensation because it believes such compensation aligns the interests of our NEOs with those of our shareholders, consistent with our pay-for-performance philosophy.
Annual Equity Awards
For 2021, the annual equity compensation program was bifurcated into two components as follows:
Annual Equity Awards
Performance-Based	Time-Based
Appreciation-Only (AO) LTIP Units: Provide incentive to achieve long-term, objective goals and deliver significant returns to shareholders	Time-Based Restricted Awards: Promotes the retention of our NEOs over a multi-year vesting period, plus a holding period following the vesting date
60% Core LTI Compensation	40% Core LTI Compensation
The Compensation Committee approved 2021 target long-term incentive values in February 2021 for each of the NEOs as set forth below:
Named Executive Officer	Total Target Value	=	Performance- Based AO LTIP Units	+	Target Time-Based Award Value

John A. Kite	$3,200,000	=	$1,920,000	+	$1,280,000
Thomas K. McGowan	$1,000,000	=	$600,000	+	$400,000
Heath R. Fear	$800,000	=	$480,000	+	$320,000
The grant date of such awards is established when the Compensation Committee approves the grant and all key terms have been determined. In some cases, the Compensation Committee may select a future date as the grant date.
Performance-Based Awards. In February 2021, the Compensation Committee granted performance-based awards in the form of appreciation-only LTIP Units (“AO LTIP Units”). The performance-based AO LTIP Units are only convertible into vested LTIP units of the Operating Partnership (“LTIP Units”) if the Company’s share price appreciates at least 15% for at least 20 consecutive trading days, as explained further below, and are intended to drive shareholder value. The key design features that help support this goal include:
•
Both Service and Performance-Based Vesting Conditions—In order for the performance-based AO LTIP Units to become fully vested and exercisable, both of the following events must occur: (i) cliff-based vesting from the grant date until the third anniversary of the grant date during which the NEO must continue to provide services and (ii) satisfaction of the stock appreciation goal.

•
Rigorous Value Creation Goals—The Company’s share price must trade at a minimum of 15% above the initial share price (a minimum of $19.194) for 20 consecutive trading days during the period commencing on the first anniversary of the date of grant and ending as of the fifth anniversary of the grant date. We believe that the 15% hurdle is rigorous given that, including the Company’s dividend yield at the time of grant, a 19% total return would need to be generated per year before our NEOs can exercise their AO LTIP Units.

AO LTIP Units are a special class of limited partnership units in the Operating Partnership that are intended to qualify as “profits interests” for U.S. federal income tax purposes that, subject to certain conditions, including vesting, may be convertible into vested LTIP Units.

AO LTIP Units are designed to have economics similar to stock options and allow the recipient, subject to vesting requirements, to realize only the value above a threshold level set as of the grant date of the award (the “Participation Threshold”). The value of vested AO LTIP Units is realized through conversion into a number of vested LTIP Units in the Operating Partnership determined on the basis of how much the value of a common share of the Company has increased over the Participation Threshold. The conversion ratio between vested AO LTIP Units and vested LTIP Units is the quotient of (i) the excess of the value of a common share of the Company as of the date of conversion over the Participation Threshold, divided by (ii) the value of a common share of the Company as of the date of conversion. This effect is similar to a cashless exercise of stock options whereby the holder receives a number of shares equal in value to the difference between the full value of the total number of shares for which the stock option is being exercised and the total exercise price. Like stock options, AO LTIP Units have a finite term over which their value is allowed to increase. At the end of the term, vested AO LTIP Units will be mandatorily converted into vested LTIP Units in the Operating Partnership, if any, based on the conversion ratio at that time; until that time, a holder of AO LTIP Units has the right to convert vested AO LTIP Units into vested LTIP Units based on the conversion ratio as of such date of conversion.
Each NEO received a number of performance-based AO LTIP Units equal to the target dollar value approved by the Compensation Committee, divided by the grant date fair value of $4.02 per AO LTIP Unit, as follows:
Named Executive Officer	Performance- Based AO LTIP Units ($ value)	Performance- Based AO LTIP Units (# of units)	Participation Threshold

John A. Kite	$1,920,000	477,612	$16.69
Thomas K. McGowan	$600,000	149,254	$16.69
Heath R. Fear	$480,000	119,403	$16.69
Time-Based Award Targets and Awards. For the annual equity incentive award for 2021, the Compensation Committee set time-based equity incentive award targets equal to 40% of the overall target for the NEOs. The actual value of the ultimate award could vary upward or downward from the target value based on the Compensation Committee’s evaluation of 2021 performance. The Compensation Committee had the discretion to grant time-based equity awards worth between 50% and 150% of the target value for each NEO.
In determining the value of the 2021 time-based awards, the Compensation Committee reviewed performance as outlined under “2021 Performance Highlights” above. In particular, the Compensation Committee noted that the Company performed at the top of the market on a relative basis compared to its peers in a variety of measures, including:
•
Delivered one-year returns equal to 51%

•
Shareholder return of 85.5% over the past three years ranked us in the top decile (i.e., above the 90th percentile) of the shopping center industry

•
Successfully completed the merger with RPAI, which was immediately accretive to earnings, reduced our cost of capital, enhanced our portfolio quality, entered us into strategic gateway markets and bolstered our presence in existing markets, strengthened our balance sheet with lower leverage and limited near-term maturities and provided value creation opportunities with near-term organic growth through lease-up and select development opportunities

Based on its review of 2021 performance, in February 2022, the Compensation Committee determined that each of Messrs. Kite, McGowan and Fear would be awarded 150% of the target value for the time-based awards. With respect to the annual time-based equity awards, each NEO may choose to receive LTIP Units instead of restricted shares. Each of our NEOs elected to receive LTIP Units instead of time-based restricted common shares, which, based on the closing price of our common shares on February 15, 2022 of $21.66, resulted in LTIP Unit awards in the following amounts:
Named Executive Officer	LTIP Units ($ value)	LTIP Units (# of units)

John A. Kite	$1,920,000	88,643
Thomas K. McGowan	$600,000	27,701
Heath R. Fear	$480,000	22,161
As would have been the case if granted as time-based restricted common shares, these LTIP Units vest ratably over three years from the date of award, which was February 15, 2022, and will be subject to an additional two-year post-vesting holding period. While the Compensation Committee determined to make the foregoing grants to Messrs. Kite, McGowan and Fear based on 2021 performance, these awards were granted in February 2022; therefore, the value of such awards is not included in 2021 compensation in the “Summary Compensation Table” included in this proxy statement.
2022 Merger-Related Awards. As previously disclosed, following our merger with RPAI, the Compensation Committee of the Board, with a view toward incentivizing the achievement of certain integration and value-creation performance goals that are a critical component to the ultimate success of the merger, granted in January 2022 to each of John A. Kite, Thomas K. McGowan and Heath R. Fear, a special long-term equity award under our Equity Plan, in the form of 202,157, 80,863 and 80,863 LTIP Units, which are subject to performance and vesting periods through December 31, 2024.
STATUS OF PERFORMANCE-BASED EQUITY AWARDS GRANTED SINCE 2018

To assist with calculating realizable pay, we provide the following updates with respect to ongoing and completed performance-based equity awards made to our Chief Executive Officer in the past four years, each as of December 31, 2021:
Grant Date	Thresh. Payout (Units)	Target Payout (Units)	Max. Payout (Units)	Perf. Period	Target/Actual Earned Date	Actual Payout

2/23/18 (PSUs)	37,699	83,776	163,363	3 years	12/31/20	Earned at 126% of target
3/22/19 (AO LTIP Units)	—	1,490,683	—	3-5 years	3 years	Performance condition satisfied (stock has exceeded threshold of $18.948 for required 20 consecutive days) but service condition not yet met
2/12/20 (AO LTIP Units)	—	1,729,729	—	3-5 years	3 years	Performance condition satisfied (stock has exceeded threshold of $20.424 for required 20 consecutive days) but service condition not yet met
2/12/21 (AO LTIP Units)	—	477,612	—	3-5 years	3 years	Neither performance condition (which is measured over a period starting February 12, 2022) nor service condition met(1)

(1)
On March 21, 2022, the performance condition was satisfied, as the stock exceeded the threshold of $19.194 for the required 20 consecutive days.

OTHER COMPENSATION PLANS AND PERSONAL BENEFITS

We maintain a defined contribution plan (the “401(k) Plan”). All of our full-time employees are eligible to participate in the 401(k) Plan and are permitted to contribute up to the maximum percentage allowable without exceeding the limits under the Internal Revenue Code of 1986, as amended (the “Code”). All amounts deferred by a participant, as well as the contributions we make under the 401(k) Plan, vest immediately in the participant’s account. We may make “matching contributions” equal to 100% of the participant’s contribution up to 3% of the participant’s salary and 50% of the participant’s contribution over 3% and up to 5% of the participant’s salary, not to exceed the annual maximums determined under the Code, which were $19,500 for employee contributions (or for participants age 50 or over, $26,000) and $11,600 for employer matches. During 2021, we made matching contributions totaling $34,800 on behalf of the NEOs, in the aggregate.
We periodically provide certain benefits to our employees that we believe are important to attract and retain talented individuals. In 2021, these benefits included payments related to healthcare and life insurance. These benefits provided to our NEOs in 2021 are described in the “Summary Compensation Table” below. We do not offer defined benefit pension or supplemental executive retirement plans to any of our employees.
SHARE OWNERSHIP REQUIREMENTS

Pursuant to the Company’s existing policy that was adopted in 2015, our current NEOs are required to own a number of our common shares or units of limited partnership interest of our Operating Partnership with an aggregate value calculated as a multiple of his respective base salary, as follows:	CEO MUST OWN STOCK EQUAL TO 10X BASE SALARY
Named Executive Officer	Multiple of Base Salary	Value of Minimum Share Ownership Requirement (based on 2021 Base Salary)

John A. Kite	10x	$8,500,000
Thomas K. McGowan	3x	$1,500,000
Heath R. Fear	3x	$1,500,000
Each of Messrs. Kite, McGowan and Fear was in compliance with the ownership requirements as of December 31, 2021.
CLAWBACK POLICY

The Company has a clawback policy for incentive-based executive compensation (the “Clawback Policy”) that is intended to meet the scope of SEC Rule 10D-1 proposed in 2015 and ultimately the associated NYSE listing exchange rules. Under the Clawback Policy, in the event that the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with a financial reporting requirement, the Company shall make reasonable efforts to recover from any current or former executive officer the amount of certain incentive-based compensation in excess of what would have been paid or granted to that executive officer under the circumstances reflected by the accounting restatement. The Clawback Policy applies to any incentive-based compensation paid to an executive officer within the three-year period preceding the date of the restatement.

TAX LIMITS ON EXECUTIVE COMPENSATION

The Compensation Committee considers the tax deductibility of compensation as one of many factors when considering executive compensation program alternatives. Due to its tax status as a REIT, the Company must generally distribute its taxable income to shareholders. To the extent that compensation is not deductible, taxable income will be higher and distributions to shareholders may therefore be higher than they would be otherwise.
Under Section 162(m) of the Code, a publicly held corporation is generally limited to a $1 million annual tax deduction for compensation paid to each of its “covered employees,” which generally includes the corporation’s chief executive officer, chief financial officer and three other most highly compensated executive officers and certain former executive officers in such roles. On December 18, 2020, the IRS issued final regulations under Section 162(m) which generally and among other things provide that, contrary to certain prior private letter rulings previously issued by the IRS to several UPREITs, compensation subject to the Section 162(m) limit includes a publicly held corporation’s distributive share of a partnership’s deduction for any compensation paid by such partnership after December 18, 2020 for services performed by a covered employee of the publicly held corporation.
Although the Compensation Committee is mindful of the limits imposed by Section 162(m), the Compensation Committee nevertheless reserves the right to structure the compensation packages and awards in a manner that may exceed the limitation on deduction imposed by Section 162(m) if it determines that such payments are consistent with our pay-for-performance philosophy and are in the best interests of the Company.
PAY RATIO DISCLOSURE

Pursuant to Item 402(u) of SEC Regulation S-K and Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, presented below is the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee (excluding our CEO). The Company believes that the ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u).
The Company identified its “median employee” as of December 31, 2021, by using Box 1 from Form W-2 for all Company employees employed as of that date, which is the same methodology we used to calculate the pay ratio disclosed in the Company’s 2021 proxy statement. The Company annualized the reported compensation for all permanent employees that were hired during 2021. The Company did not make any cost-of-living or other adjustments.
Using this methodology, the Company’s median employee was an exempt employee whose total annual compensation in 2021 was $93,118. This total compensation included annual base salary; a subjective, annual bonus; the Company’s contributions towards dental, health and life insurance; the Company’s contribution to the employee’s health savings account; and the Company’s contribution to the employee under the 401(k) Plan. Using the total annual compensation from the “Summary Compensation Table” on page 45, our Chief Executive Officer’s total annual compensation was $5,815,004. The ratio of our CEO’s annual total compensation to our median employee’s annual total compensation for fiscal year 2021 was 62 to 1.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Respectfully submitted,
The Compensation Committee of the Board of Trustees
William E. Bindley (Chairman)
Derrick Burks
Victor J. Coleman
David R. O’Reilly

COMPENSATION OF EXECUTIVE OFFICERS AND TRUSTEES

The following tables contain certain compensation information for our NEOs. Our current NEOs consist of our Chief Executive Officer; Chief Operating Officer; and Chief Financial Officer.
SUMMARY COMPENSATION TABLE

The following table sets forth a summary of all compensation earned, awarded or paid to the NEOs for the fiscal years ended December 31, 2021, 2020 and 2019.
Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation (5)	All Other Compensation (6)	Total

John A. Kite Chairman & CEO	2021	$850,000	—	$505,631	$1,920,000	$2,507,500	$31,873	$5,815,004
	2020	$825,000	$1,031,250	$2,910,164	$2,560,000	—	$28,769	$7,355,183
	2019	$825,000	—	$701,387	$2,400,000	$2,041,875	$27,182	$5,995,444

Thomas K. McGowan President & COO	2021	$500,000	—	$316,016	$600,000	$983,333	$25,451	$2,424,800
	2020	$480,000	$480,000	$1,367,111	$600,000	—	$23,388	$2,950,499
	2019	$480,000	—	$275,540	$600,000	$960,000	$22,382	$2,337,922

Heath R. Fear EVP & CFO	2021	$500,000	—	$214,898	$480,000	$983,333	$123,440	$2,301,671
	2020	$450,000	$450,000	$1,204,664	$408,000	—	$99,086	$2,611,750
	2019	$450,000	$900,000	—	$408,000	—	$62,413	$1,823,413

(1)
“Salary” column represents total salary earned in each of the fiscal years shown.

(2)
For 2020, these amounts represent the amount of the annual short-term incentive compensation awards to each of the NEOs.

(3)
The amounts disclosed in this column do not represent actual amounts paid in cash to or value realized by the NEO. The amounts disclosed in this column for 2021 reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of the share-based incentive compensation for the 2020 fiscal year awarded in February 2021 as restricted LTIP Units.

(4)
The amounts disclosed in this column do not represent actual amounts paid in cash to or value realized by the NEO. The amounts disclosed in this column for 2021 reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of the AO LTIP Units awarded in February 2021. The assumptions used to calculate these amounts are described in Note 5 to our consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2021.

(5)
For 2019 and 2021, these amounts represent the amount of the annual short-term incentive compensation earned by each NEO for such fiscal years.

(6)
The amount shown in the “All Other Compensation” column reflects for each NEO:

•
the value of premiums paid pursuant to health and dental insurance benefits provided by the Company;

•
the value of premiums paid pursuant to life and disability insurance benefits provided by the Company;

•
contributions to employees’ health savings accounts; and

•
matching contributions allocated by the Company pursuant to the 401(k) Plan.

With respect to Mr. Fear only, “All Other Compensation” also includes reimbursement for certain commuting and housing expenses and standard industry fare level imputed income for a flight on an aircraft leased by the Company. Except as set forth below, the amount attributable to each such perquisite or personal benefit (as defined by SEC rules) for each NEO set forth above does not exceed the greater of $25,000 or 10% of the total amount of perquisites or benefits received by such NEO. The amount attributable to each item that is not a perquisite or personal benefit (as defined by SEC rules) does not exceed $10,000.
During fiscal year 2021, Mr. Fear received reimbursement of $34,104 for housing expenses, $11,243 for related tax reimbursement, and $64,750 for use of an airplane associated with commuting to the Company’s Indianapolis headquarters.

GRANTS OF PLAN-BASED AWARDS IN 2021

The following table sets forth information concerning the grants of plan-based awards made to each NEO in the fiscal year ended December 31, 2021.
Name and Principal Position	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Share Awards: Amount of Shares or Share Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise Price of Option Awards ($/share)	Full Grant Date Fair Value of Share and Option Awards ($)
		Threshold	Target	Maximum

John A. Kite Chairman & CEO	2/12/2021	$765.000	$1,275,000	$2,550,000	—	—	—	—
	2/12/2021	—	—	—	35,458(3)	—	—	$505,631
	2/12/2021	—	—	—	—	477,612	$16.69	$1,920,000

Thomas K. McGowan President & COO	2/12/2021	$300,000	$500,000	$1,000,000	—	—	—	—
	2/12/2021	—	—	—	22,161(3)	—	—	$316,016
	2/12/2021	—	—	—	—	149,254	$16.69	$600,000

Heath R. Fear EVP & CFO	2/12/2021	$300,000	$500,000	$1,000,000	—	—	—	—
	2/12/2021	—	—	—	15,070(3)	—	—	$214,898
	2/12/2021	—	—	—	—	119,403	$16.69	$480,000

(1)
Represents the possible payouts under the Company’s annual short-term incentive compensation plan set by the Compensation Committee in February 2021. The amount of annual short-term incentive compensation eligible to be earned by each of the NEOs was based upon objective corporate performance metrics and a subjective assessment of each individual executive’s performance.The actual amount earned by each NEO in 2021 is reported under the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table.” For more information about the annual short-term incentive compensation awards, see “Compensation Discussion and Analysis—Components of Executive Compensation—Short-Term Incentive Compensation” above.

(2)
Represents AO LTIP Units awarded in February 2021. For more information about the AO LTIP Units, see “Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Incentive Compensation Awards—Performance-Based Awards” above. The exercise price is the Participation Threshold for purposes of the AO LTIP Units.

(3)
Represent LTIP Units awarded in February 2021 as share-based incentive compensation for the 2020 fiscal year. These LTIP Units will vest ratably over a period of three years, contingent on continued service by the NEO through the applicable vesting date. The awards are also subject to a two-year “no-sell” restriction prohibiting the NEOs from transferring the units for a two-year period after the award vests, except in limited circumstances.

ADDITIONAL INFORMATION RELATED TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE
On December 29, 2020, we entered into new employment agreements with each of Messrs. Kite, McGowan and Fear. These new employment agreements were effective as of December 31, 2020, and superseded their previous agreements with us, which were initially entered into with Mr. Kite and Mr. McGowan on July 28, 2014, and with Mr. Fear on October 1, 2018.
•
The initial term of each employment agreement will end on December 31, 2025, with automatic one-year renewals on each December 31st thereafter, unless the Board or the executive elects not to extend the term by providing the other party with 90 days’ written notice. In addition, the term of each employment agreement will be automatically extended upon a change in control until the second anniversary following such change in control with automatic one-year renewals on each anniversary thereafter, unless the Board or the executive elects not to extend the term by providing the other party with written notice at least 180 days prior to the date when such term would otherwise be extended.

•
The employment agreements set base salaries and annual cash incentive targets for the executives, which are subject to annual review and may be increased (but not decreased) by the Compensation Committee. For a discussion of these provisions, including their material terms and features, please see “Compensation Discussion and Analysis—Components of Executive Compensation—Base Salaries” and “Compensation Discussion and Analysis—Components of

Executive Compensation—Short-Term Incentive Compensation.” The NEO’s 2021 base salaries and annual cash incentive targets are:
Executive	Base Salary	Annual Cash Incentive Target
John A. Kite	$850,000	150% of Base Salary
Thomas K. McGowan	$500,000	100% of Base Salary
Heath R. Fear	$500,000	100% of Base Salary

•
The employment agreements also provide that the executives are entitled to participate in our existing Amended and Restated 2013 Equity Incentive Plan (the “Equity Plan”) and any group life, hospitalization or disability insurance plans, health programs, pension and profit-sharing plans, and similar benefits commensurate with the benefits we provide to our senior executives generally. Mr. Fear’s employment agreement also provides that the Company will reimburse him for up to $3,500 per month for housing and ordinary commuting expenses associated with commuting to the Company’s Indianapolis headquarters. For information related to the additional benefits provided to our NEOs, please see the “All Other Compensation” column of the “Summary Compensation Table” below.

•
Under each employment agreement, if the executive is terminated by us without “cause” or resigns for “good reason” (each as defined in his employment agreement), he will be entitled to certain severance payments, as described in detail below under “—Potential Payments Upon Termination or Change-in-Control.” In contrast to each executive’s previous employment agreement, the definition of “without cause” in the employment agreements does not include a decision by the Company not to extend the term of the employment agreement, meaning no payment will be owed to the executive solely because the employment agreement is not renewed at the end of a term.

•
Each employment agreement contains confidentiality, non-competition, non-solicitation and non-disparagement restrictions during the term of the employment agreement and for certain specified periods thereafter. The non-competition restricted period is 18 months for Mr. Kite and Mr. McGowan and 12 months (or 18 months if his employment terminates without “cause” or for “good reason” in the two-year period following a change in control) for Mr. Fear.

Bonuses and Equity Awards. Each of our NEOs received in 2022 short-term incentive compensation related to 2021 performance that was paid in the form of cash. For a discussion of these awards, including their material terms and features, please see “Compensation Discussion and Analysis—Components of Executive Compensation—Short-Term Incentive Compensation” and “Summary Compensation Table.”
In 2021, each of our NEOs received a time-based equity award in the form of LTIP Units based on 2020 performance. For a discussion of these awards, including their material terms and features, please see “Compensation Discussion and Analysis—Components of Executive Compensation—Share-Based Incentive Compensation Awards,” the “Summary Compensation Table,” and the “Grants of Plan-Based Awards in 2021” Table, including the footnotes to such tables.
In 2021, each of our NEOs also received a performance-based equity award in the form of AO LTIP Units. See “Compensation Discussion and Analysis—Components of Executive Compensation—Share-Based Incentive Compensation Awards,” the “Summary Compensation Table” and the “Grants of Plan-Based Awards in 2021” Table, including the footnotes to such tables.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END DECEMBER 31, 2021

The following table sets forth the outstanding equity awards for each NEO as of December 31, 2021.
	Option Awards				Share Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(4)	Option Expiration Date	Number of Shares or Units of Shares That Have Not Vested (#)(5)	Market Value of Shares or Units of Shares That Have Not Vested ($)(6)

John A. Kite Chairman & CEO		1,490,683 (1)	$15.79	3/21/2025	—	—
	—	1,729,729 (2)	$17.76	2/11/2026	—	—
	—	477,612 (3)	$16.69	2/11/2031	—	—
	—	—	—	—	223,208	4,861,470

Thomas K. McGowan President & COO	—	372,671 (1)	$15.79	3/21/2025	—	—
	—	405,405 (2)	$17.76	2/11/2026	—	—
	—	149,254 (3)	$16.69	2/11/2031	—	—
	—	—	—	—	106,191	2,312,840

Heath R. Fear EVP & CFO	—	253,416 (1)	$15.79	3/21/2025	—	—
	—	275,675 (2)	$17.76	2/11/2026	—	—
	—	119,403 (3)	$16.69	2/11/2031	—	—
	—	—	—	—	126,672 (7)	2,758,916

(1)
Represents AO LTIP Units that become fully vested and exercisable if both (i) the NEO continues to provide services from the grant date until the third anniversary of the grant date (March 22, 2022) and (ii) the Company’s stock price appreciates at least 20% for at least 20 consecutive trading days prior to the fifth anniversary of the grant date (March 22, 2024).

(2)
Represents AO LTIP Units that become fully vested and exercisable if both (i) the NEO continues to provide services from the grant date until the third anniversary of the grant date (February 12, 2023) and (ii) the Company’s stock price appreciates at least 15% for at least 20 consecutive trading days during the period commencing as of the first anniversary of the grant date and ending on the fifth anniversary of the grant date (February 12, 2025).

(3)
Represents AO LTIP Units that become fully vested and exercisable if both (i) the NEO continues to provide services from the grant date until the third anniversary of the grant date (February 12, 2024) and (ii) the Company’s stock price appreciates at least 15% for at least 20 consecutive trading days during the period commencing as of the first anniversary of the grant date and ending on the fifth anniversary of the grant date (February 12, 2026).

(4)
For each AO LTIP Unit, the exercise price is the Participation Threshold of such AO LTIP Unit.

(5)
Represents restricted common share and LTIP Unit awards granted prior to January 1, 2022 that are not fully vested as of December 31, 2021, all of which vest ratably over three to five years beginning either (i) on the first anniversary date of the grant date or (ii) for the special retention awards, on the specified future date of December 31, 2023, and are not subject to any performance criteria, and in some cases are subject to a “no-sell” restriction prohibiting the NEOs from transferring the shares for a specified period after the award vests, except in limited circumstances. Following is a table that reflects the grant date, total number of shares granted, and vesting period for grants of restricted shares or LTIP Units, a portion of which remain unvested as of December 31, 2021:

Name	Grant Date	# of Shares or Units Granted	Vesting Period From Grant (Years)

John A. Kite	2/21/19	52,109	3
	2/12/20	50,933	3
	12/31/20	170,533	5 (3 equal installments beginning 12/31/23)
	2/12/21	35,458	3

Thomas K. McGowan	2/21/19	20,471	3
	2/12/20	33,955	3
	12/31/20	68,213	5 (3 equal installments beginning 12/31/23)
	2/12/21	22,161	3

Heath R. Fear	11/5/18	71,383	4
	2/12/20	23,089	3
	12/31/20	68,213	5 (3 equal installments beginning 12/31/23)
	2/12/21	15,070	3

(6)
Based on the closing share price on December 31, 2021 of $21.78.

(7)
In addition to Mr. Fear’s restricted share and LTIP Unit awards reflected in footnote 5, this amount also includes 23,794 restricted shares that were earned at the target level at the end of a three-year performance period from November 5, 2018, to November 4, 2021, based on relative total shareholder return (TSR), but which become fully vested on November 5, 2022, subject to Mr. Fear’s continued service.

OPTION EXERCISES AND SHARES VESTED IN 2021

The following table sets forth the number of share options and AO LTIP Units that were exercised during 2021 and the value realized on exercise, and the amounts and value of restricted common shares, LTIP Units, and performance share units that vested during 2021 for each NEO.
	Option Awards		Share Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares or Units Acquired on Vesting	Value Realized on Vesting ($)(1)

John A. Kite Chairman & CEO	—	—	194,371	$3,513,704

Thomas K. McGowan President & COO	—	—	81,500	$1,471,802

Heath R. Fear EVP & CFO	—	—	39,185	$811,517

(1)
Value realized on vesting was determined using the closing price of the Company’s common shares on the respective dates that the time-vesting restricted shares or LTIP Units vested or, if they vested on a non-trading day, the closing price on the next preceding trading day. For the shares paid in settlement of the 2018-2020 performance share units to Messrs. Kite and McGowan in early 2021, value realized on vesting was determined using the closing price of the Company’s common shares on the settlement date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We may be required to make certain payments to our NEOs in the event their services are terminated or we experience a change in control. Under the terms of our employment agreements with Messrs. Kite, McGowan and Fear, the amount of these payments (and whether we would be required to make them) depends on the nature of the executive’s termination. The various termination and change in control scenarios and the amounts we would be required to pay upon the occurrence of each are described below.

Termination by us without “Cause” or by the NEO for “Good Reason” outside of the “CIC Protection Period”
In this scenario, the NEO would be entitled to:
•
compensation accrued at the time of termination

•
a lump sum severance payment equal to his “severance multiple” (which for Mr. Kite and Mr. McGowan is three and for Mr. Fear is two), multiplied by the sum of his base salary then in effect and the average annual cash incentive compensation actually paid to the executive with respect to the prior three fiscal years

•
a lump sum severance payment equal to his pro-rata annual cash incentive compensation for the year of termination, subject to the applicable performance criteria having been met at target or above for that year

•
continued medical, prescription and dental benefits to him and/or his family for 18 months after his termination date

•
full and immediate vesting of his equity awards that are subject only to time-vesting based on service

•
pro-rata vesting of his performance-based equity awards if the performance objectives are achieved at the end of the performance period

•
under the form of award agreement for the AO LTIP Units, pro-rata vesting of his unvested AO LTIP Units if the stock appreciation performance-based metric has already been met or is met within 90 days following such termination

Termination by us without “Cause” or by the NEO for “Good Reason” during the “CIC Protection Period”
In this scenario, the NEO would be entitled to:
•
compensation accrued at the time of termination

•
a lump sum severance payment equal to his “severance multiple” (which for each of Messrs. Kite, McGowan and Fear is three), multiplied by the sum of his base salary then in effect and the average annual cash incentive compensation actually paid to the executive with respect to the prior three fiscal years

•
a lump sum severance payment equal to his pro-rata annual cash incentive compensation target for the year of termination, without regard to the achievement of the applicable performance criteria

•
continued medical, prescription and dental benefits to him and/or his family for 18 months after his termination date

•
full and immediate vesting of his equity awards that are subject only to time-vesting based on service

•
full vesting of his performance-based equity awards at the greater of (i) the target level on his termination date or (ii) actual performance as of his termination date

•
under the form of award agreement for the AO LTIP Units, pro-rata vesting of his unvested AO LTIP Units if the stock appreciation performance-based metric has already been met or is met within 90 days following such termination

Termination by us for “Cause” or by the NEO without “Good Reason”	In this scenario, the NEO would be entitled to: • compensation accrued at the time of termination

Termination for Death or Disability
In this scenario, the NEO would be entitled to:
•
compensation accrued at the time of termination

•
a lump sum payment equal to his pro-rata annual cash incentive compensation target for the year of termination

•
continued medical, prescription and dental benefits to him and/or his family for 18 months after his termination date

•
under his employment agreement, full and immediate vesting of his equity awards other than any performance-based equity award that specifically supersedes the vesting provision of his employment agreement

•
under the form of award agreement for the AO LTIP Units,

pro-rata vesting of his unvested AO LTIP Units if the stock appreciation performance-based metric has already been met or is met within 90 days following such termination

Change in Control
Under the Equity Plan, in the event of a “corporate transaction” (as defined in such plan) where outstanding equity awards are not assumed by our corporate successor, the NEO would receive:
•
full and immediate vesting of all equity awards that were granted under our previous equity incentive plans

•
full and immediate vesting of all time-vested equity awards granted under the Equity Plan (unless we elect to cancel such awards and pay the value received in the corporate transaction by holders of shares for them)

•
settlement of performance awards (i) at target if less than half the performance period has passed or if actual performance is not determinable, and (ii) based on actual performance to date if at least half the performance period has passed

Under the form of award agreement for the AO LTIP Units, in the event of a corporate transaction, if the AO LTIP Units are not assumed, continued, or substituted for, the stock appreciation performance-based metric is pro-rated through the date of the corporate transaction, and if the deal price for the corporate transaction would satisfy the pro-rated stock appreciation performance-based metric, the AO LTIP Units will vest and become exercisable in full.

For purposes of the foregoing scenarios, “Cause,” “Good Reason,” “Change in Control,” and “CIC Protection Period” are defined as follows:
•
Cause. Each of the employment agreements generally defines “cause” as an executive’s (i) conviction for or pleading nolo contendere to a felony; (ii) commission of an act of fraud, theft or dishonesty related to our business or his duties; (iii) willful and continuing failure or habitual neglect to perform his duties; (iv) material violation of confidentiality covenants, non-competition agreement or other restrictive covenants contained in the employment agreement; or (v) willful and continuing breach of the employment agreement.

•
Good Reason. Each of the employment agreements generally defines “good reason” as (i) a material reduction in the executive’s authority, duties and responsibilities or the assignment to him of duties materially and adversely inconsistent with his position; (ii) a material reduction in the executive’s annual salary that is not in connection with a reduction of compensation applicable to senior management employees; (iii) our requirement that the executive’s work location be moved more than 50 miles from our principal place of business in Indianapolis, Indiana; (iv) our failure to obtain a reasonably satisfactory agreement in form and substance to the executive from any successor to our business to assume and perform the employment agreement; or (v) our material breach of the employment agreement.

•
Change in Control. The Equity Plan generally defines “corporate transaction” as the first occurrence of, in a single transaction or in a series of related transactions, of any of the following events: (i) our dissolution or liquidation or a merger, consolidation, or reorganization of the Company with one or more other entities in which we are not the surviving entity; (ii) a consummated sale of all or substantially all of the assets of the Company to another person or entity; (iii) any transaction (including a merger or reorganization in which we are the surviving entity) that results in any person or entity (other than persons or entities who are shareholders or affiliates of the Company immediately prior to the transaction) owning 30% or more of the combined voting power of all classes of our shares; or (iv) a change in the composition of our Board as of July 23, 2004, in which the incumbent trustees cease, for any reason, to constitute a majority of the Board unless each trustee who was not an incumbent trustee was elected, or nominated for election, and approved by a vote of at least a majority of the incumbent trustees and trustees subsequently so elected or nominated, excluding those trustees who initially assumed office as a result of an actual or threatened election contest or other solicitation of proxies by or on behalf of an individual, entity or group other than the Board.
•
CIC Protection Period. Each of the employment agreements defines “CIC Protection Period” as the period commencing as of the date of the consummation of a Change in Control and ending on the second anniversary of the consummation of such Change in Control.

QUANTIFICATION OF BENEFITS UNDER TERMINATION EVENTS
The tables below set forth the amount that we would have been required to pay each of the NEOs under the termination events described above or upon a change in control, assuming the termination or change in control occurred on December 31, 2021.
Benefits and Payments	Without Cause or For Good Reason outside CIC Protection Period	Without Cause or For Good Reason during CIC Protection Period	For Cause or Without Good Reason(1)	Death or Disability	Change in Control (No Termination)(2)

John A. Kite
Cash Severance(3)	$9,336,880	$9,336,880	$2,507,500	$2,507,500	—
Accelerated Vesting of Non-Vested Equity Awards(4)(5)	$16,869,390	$16,869,390	—	$16,869,390	$16,869,390
Medical Benefits	$25,545	$25,545	—	$25,545	—
Total	$26,231,815	$26,231,815	$2,507,500	$19,402,435	$16,869,390

Thomas K. McGowan
Cash Severance(3)	$4,371,593	$4,371,593	$983,333	$983,333	—
Accelerated Vesting of Non-Vested Equity Awards(4)(5)	$5,295,481	$5,295,481	—	$5,295,481	$5,295,481
Medical Benefits	$15,912	$15,912	—	$15,912	—
Total	$9,682,986	$9,682,986	$983,333	$6,294,726	$5,295,481

Heath R. Fear
Cash Severance(3)	$2,933,333	$3,908,333	$983,333	$983,333	—
Accelerated Vesting of Non-Vested Equity Awards(4)(5)	$4,811,238	$4,811,238	—	$4,811,238	$4,811,238
Medical Benefits	—	—	—	—	—
Total	$7,744,571	$8,719,571	$983,333	$5,794,571	$4,811,238

(1)
The amounts in this column reflect the “Compensation Accrued at Termination” as defined in each NEO’s Executive Employment Agreement, which includes the “Annual Cash Incentive” for 2021 performance, which is only payable because the applicable presumed termination date for purposes of this table is assumed to be the last day of the Company’s 2021 fiscal year (and would not otherwise be payable upon any termination prior to such date).

(2)
Consists of a “Corporate Transaction” under the Equity Plan in which outstanding equity awards are not assumed by our corporate successor. Amounts in this column are payable (i) by operation of our Equity Plan, and (ii) for AO LTIP Units, by operation of the applicable award agreement, which provides for full acceleration if the deal price upon a Corporate Transaction would satisfy the performance metric, pro-rated through the date of such Corporate Transaction. For the 2019 AO LTIP Units, the 2020 AO LTIP Units, and the 2021 AO LTIP Units, we assumed that the pro-rata stock appreciation performance-based hurdle was satisfied and that the AO LTIP Units vested and were exercisable in full on December 31, 2021, at the average closing price for the prior ten trading days.

(3)
For purposes of the pro-rata annual cash incentive compensation for the year of termination included as part of “Cash Severance” for the first two columns, this row does not provide for any pro-ration because the applicable presumed termination date for purposes of this table is assumed to be the last day of the Company’s 2021 fiscal year.

(4)
For purposes of a termination without Cause or for Good Reason outside a CIC Protection Period, amount calculated as

(i) the number of shares that have not vested (from the Outstanding Equity Awards at Fiscal Year-End December 31, 2021 Table) multiplied by the closing price of our common shares of $21.78 on December 31, 2021; and (ii) for the 2019 AO LTIP Units, the 2020 AO LTIP Units, and the 2021 AO LTIP Units, vesting and exercise of the pro-rated number of AO LTIP Units granted based on the number of days between the grant date and the third anniversary of the grant date, valued on December 31, 2021, using the average closing price of the Company’s stock for the previous ten trading days and assuming the performance threshold was satisfied as of the date of termination or 90 days thereafter.
(5)
For purposes of a termination without Cause or for Good Reason during a CIC Protection Period, amount calculated as (i) the number of shares that have not vested (from the Outstanding Equity Awards at Fiscal Year-End December 31, 2021 Table) multiplied by the closing price of our common shares of $21.78 on December 31, 2021; and (ii) for the 2019 AO LTIP Units, the 2020 AO LTIP Units, and the 2021 AO LTIP Units, vesting and exercise of the pro-rated number of AO LTIP Units granted based on the number of days between the grant date and the third anniversary of the grant date, valued on December 31, 2021, using the average closing price of the Company’s stock for the previous ten trading days and assuming the performance threshold was satisfied as of the date of termination or 90 days thereafter.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common shares that may be issued under all of our existing equity compensation plans as of December 31, 2021.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)

Equity compensation plans approved by shareholders	987,016	$14.46	1,277,380
Equity compensation plans not approved by shareholders	—	—	—
Total	987,016	$14.46	1,277,380

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022. After careful consideration of the matter and in recognition of the importance of this matter to our shareholders, the Board has determined that it is in the best interests of the Company and our shareholders to seek the ratification by our shareholders of our Audit Committee’s selection of our independent registered public accounting firm. A representative of KPMG will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of a majority of the votes cast at the Annual Meeting with respect to the matter is required to ratify the appointment of KPMG as our independent registered public accounting firm. For purposes of this proposal, a majority of votes cast means that the number of votes cast “for” this proposal exceeds the number of votes cast “against” this proposal. Abstentions will not be counted as votes cast and will have no effect on the result of the vote. Even if the appointment of KPMG as our independent registered public accounting firm is ratified, our Board and the Audit Committee may, in their discretion, change that appointment at any time during the year should they determine such a change would be in the best interests of the Company and our shareholders. If the appointment of KPMG is not ratified, the Audit Committee will consider the appointment of another independent registered public accounting firm but will not be required to appoint a different firm.
OUR BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FEES
The following summarizes the fees billed by KMPG for services performed for the years ended December 31, 2021 and 2020:
	2021	2020

Audit Fees(1)	$1,874,482	$762,500
Audit-Related Fees	$105,001	—
Tax Fees	$158,956	—
All Other Fees	—	—
Total	$2,138,439	$762,500

(1)
Represents fees for the audit of the financial statements and the attestation on the effectiveness of internal control over financial reporting.

PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee’s policy is to review and pre-approve, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of the Company’s independent auditor to provide any permitted non-audit service to the Company. The Audit Committee has delegated authority to its chairman to pre-approve engagements for the performance of audit and non-audit services for which the estimated cost for such services shall not exceed $200,000. The chairman must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement.
All audit-related and non-audit services provided to us by KPMG since our engagement of KPMG as our independent registered public accounting firm have been pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently composed of Dr. Charles H. Wurtzebach, Ms. Bonnie S. Biumi, Mr. Derrick Burks, Mr. Steven P. Grimes, Ms. Christie B. Kelly and Mr. David R. O’Reilly. The members of the Audit Committee are appointed by and serve at the discretion of the Board.
One of the principal purposes of the Audit Committee is to assist the Board in the oversight of the integrity of the Company’s financial statements. The Company’s management team has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2021 with our management.
The Audit Committee also is responsible for assisting the Board in the oversight of the qualification, independence and performance of the Company’s independent auditors. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Audit Committee has received both the written disclosures and the letter regarding the independent auditor’s independence required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence. In addition, the Audit Committee considers whether the provision of non-audit services, and the fees charged for such non-audit services, by the independent auditor are compatible with maintaining the independence of the independent auditor from management and the Company.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements for 2021 be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.
Respectfully submitted,
The Audit Committee of the Board of Trustees
CHARLES H. WURTZEBACH (CHAIRMAN)
BONNIE S. BIUMI
DERRICK BURKS
STEVEN P. GRIMES
CHRISTIE B. KELLY
DAVID R. O’REILLY

PROPOSAL 4: APPROVAL OF THE
AMENDED AND RESTATED EQUITY PLAN

The Company is seeking shareholder approval of the Amended and Restated Equity Plan.
Upon recommendation of the Compensation Committee, the Board approved, subject to approval by our shareholders at the Annual Meeting, the Amended and Restated Equity Plan. If approved by the Company’s shareholders, the Amended and Restated Equity Plan would, among other things:
•
constitute an amendment and restatement of the Equity Plan;

•
establish May 10, 2032 as the termination date of the Amended and Restated Plan, unless the Amended and Restated Plan is terminated by its terms prior to such date; and

•
increase the total number of the Company’s common shares reserved for issuance under the Equity Plan’s fungible share pool by 3,000,000 common share equivalents, as discussed in more detail below.

The Board believes that approval of the Amended and Restated Equity Plan is in the best interests of the Company and its shareholders because it will permit the Company to continue to provide compensatory equity-based grants to promote the growth and success of the Company and the Operating Partnership by aligning the interests of the Equity Plan participants with those of the Company’s shareholders and to obtain, reward, and retain employees, trustees, and consultants of the Company and its subsidiaries.
If our shareholders do not approve the Amended and Restated Equity Plan, compensatory equity-based grants to employees, trustees, and consultants of the Company and its subsidiaries will continue to be made under the Equity Plan to the extent common shares are available to be issued under the Equity Plan, which for future grants totaled an estimated 471,490 shares as of March 16, 2022 (without giving effect to additional shares that may become available upon the future expiration, forfeiture, or cancellation of outstanding awards under the Equity Plan). The Board and the Compensation Committee believe that if the Amended and Restated Equity Plan is not approved, the Company’s ability to align the interests of key personnel with shareholders through compensatory equity-based grants would be compromised, disrupting our compensation program and impairing our ability to obtain, reward, and retain key personnel, or requiring us to shift our compensation plan to include more cash compensation.
The Amended and Restated Equity Plan also makes other immaterial changes. The key terms of the Amended and Restated Equity Plan are summarized below, and such summary is qualified in its entirety by the Amended and Restated Equity Plan as set forth in Annex A to this Proxy Statement.
Highlights and Key Features
The following highlights certain key features of the Amended and Restated Equity Plan and the reasons that we believe our shareholders should vote for Proposal 4.
Shares Available and Outstanding
•
If the Amended and Restated Equity Plan is approved, the maximum number of common shares that will be reserved and available for issuance will increase by 3,000,000 common share equivalents.

•
The 3,000,000 common share equivalents are convertible under the fungible share pool into a maximum of 16,050,000 shares subject to options, share appreciation rights, and AO LTIP Units.

•
As of March 16, 2022, 471,490 common shares were available for grants of future awards under the Equity Plan. Additionally as of March 16, 2022, the following common shares and AO

LTIP Units were subject to outstanding awards under the Equity Plan that could terminate by expiration, forfeiture, or cancellation in the future: 770,363 common shares and 5,273,848 AO LTIP Units
Amended and Restated Equity Plan Considerations
In reviewing the Amended and Restated Equity Plan, the Company considered the following key metrics and factors:
Reasonable Plan Cost
•
Reasonable number of additional shares request of 3,000,000 Full Value Awards (as defined below), which, despite our significant growth in size, reflects the same number of shares requested in 2019;

•
Awards issued under the additional shares added by the Amended and Restated Equity Plan would not have a substantially dilutive effect (issuance of all Full Value Awards is less than 1.37% of common shares outstanding as of March 16, 2022)

•
Estimated duration of four to five years

Responsible Grant Practices
•
All Full Value Awards vest over a period of at least three years

•
The majority of our NEOs’ annual equity awards, including our CEO’s, are subject to rigorous performance-vesting conditions

•
NEOs’ time-based awards are subject to a mandatory post-vesting holding period of two years

•
Robust share ownership guidelines

Shareholder-Friendly Plan Features
•
Granting of options or share appreciation rights only at an exercise price at least equal to fair market value on the grant date

•
Ten-year maximum term for options and share appreciation rights

•
No vesting in dividends or dividend equivalent rights paid on performance-based awards, unless the underlying awards vest

•
No dividends or dividends equivalent rights paid on share options, share appreciation rights, and AO LTIP Units

•
No repricing of options, share appreciation rights or AO LTIP Units without prior shareholder approval

•
No reload or “evergreen” share replenishment features

SUMMARY OF MATERIAL TERMS OF THE AMENDED AND RESTATED EQUITY PLAN

The following is a summary of the material provisions of the Amended and Restated Equity Plan. This summary, however, does not purport to be a complete description of all of the provisions of the Amended and Restated Equity Plan, and such summary is qualified in its entirety by the Amended and Restated Equity Plan as set forth in Annex A to this Proxy Statement.
Purpose.   The Amended and Restated Equity Plan is intended to (i) provide participants in the Amended and Restated Equity Plan with an incentive to contribute to the Company’s success and to manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability to benefit its shareholders and other important stakeholders and (ii) provide a means of obtaining, rewarding, and retaining key personnel.
Eligible Participants.   Awards may be granted under the Amended and Restated Equity Plan to employees, directors, or trustees of the Company or its affiliates, or consultants or advisers (who are natural persons, who provide bona fide services to the Company or its affiliates, and whose services are not in connection with the Company’s offer or sales of securities in a capital-raising transaction and do not promote or maintain a market for the Company’s common shares). As of March 16, 2022, approximately 241 employees of the Company or any of its subsidiaries or other affiliates and 12 non-employee trustees of the Company are eligible to participate in the Amended and Restated Equity Plan.
Effective Date.   The Equity Plan was originally effective as of May 8, 2013 (the “Effective Date”). The Equity Plan, as originally amended and restated, was effective as of February 28, 2019. If approved by our shareholders at the Annual Meeting, the Amended and Restated Equity Plan would be effective as of the date of the Annual Meeting (the “Amendment Date”).
Term.   The Amended and Restated Equity Plan will terminate automatically on May 10, 2032 (the day before the tenth anniversary of the Amendment Date), unless it is earlier terminated by the Board or otherwise pursuant to the terms of the Amended and Restated Equity Plan.
Administration.   The Amended and Restated Equity Plan generally will be administered by a committee, which we refer to as the “Committee,” consisting of two or more trustees of the Company. Each such trustee is required to qualify as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and an “independent director” in accordance with the rules of any stock exchange or securities market on which the common shares are listed or publicly traded. The Committee is currently the Compensation Committee and may be a subcommittee of the Compensation Committee that satisfies the foregoing requirements.
The Board will also be authorized to appoint one or more committees of the Board consisting of one or more trustees of the Company who need not be non-employee trustees. Any such committees would be authorized to administer the Amended and Restated Equity Plan with respect to participants in the plan who are not Company “officers” within the meaning of Rule 16a-1(f) under the Exchange Act or Company trustees and, in this capacity, would be authorized to grant awards under the Amended and Restated Equity Plan to such participants and to determine all terms of such awards.
The Board will retain the authority under the Amended and Restated Equity Plan to exercise any or all of the powers and authorities related to the administration and implementation of the Amended and Restated Equity Plan.
Except where the authority to act on such matters is specifically reserved to the Board under the Amended and Restated Equity Plan or applicable law, the Committee will have full power and authority to interpret and construe all terms of the Amended and Restated Equity Plan, any award, or any award agreement, and to make all related determinations, including the power and authority to:
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designate grantees of awards;

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determine the type or types of awards to be made to a grantee;

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determine the number of common shares or amount of cash subject to an award;

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establish the terms and conditions of each award;

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accelerate the exercisability or vesting of an award;

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prescribe the form of each award agreement;

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subject to limitations in the Amended and Restated Equity Plan (including the prohibition on repricing of options, share appreciation rights and AO LTIP Units without shareholder approval), amend, modify, or supplement the terms of any outstanding award; and

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make substitute awards.

Amendment and Termination.   The Board may, at any time, amend, suspend, or terminate the Amended and Restated Equity Plan, except that, with respect to outstanding awards, no amendment or suspension of the Amended and Restated Equity Plan will, without the consent of the grantee, materially impair the rights or obligations under such awards. Subject to certain exceptions set forth in the Amended and Restated Equity Plan, the effectiveness of any amendment to the Amended and Restated Equity Plan will be contingent on the approval of the amendment by the Company’s shareholders, to the extent provided by the Board or required by applicable laws.
Awards.   The following types of awards may be made under the Amended and Restated Equity Plan, subject to the limitations set forth in the plan:
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share options, which may be either incentive share options or nonqualified share options;

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share appreciation rights or “SARs”;

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restricted shares;

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restricted share units (or share units) and deferred share units;

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performance-based awards;

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dividend equivalent rights;

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unrestricted shares;

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other equity-based awards;

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LTIP Units;

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AO LTIP Units; and

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cash incentive awards.

An incentive share option is an option that meets the requirements of Section 422 of the Code and related regulations, and a nonqualified share option is an option that does not meet those requirements. A SAR is a right to receive upon exercise, in the form of common shares, cash or a combination of common shares and cash, the excess of the fair market value of one common share on the exercise date over the strike price of the SAR. Restricted shares are common shares on which vesting restrictions are imposed that subject the shares to a substantial risk of forfeiture, as defined in Section 83 of the Code. A restricted share unit or deferred share unit is an award that represents a conditional right to receive common shares in the future and that may be made subject to the same types of restrictions and risk of forfeiture as restricted shares. Performance-based awards are awards made subject to the achievement of one or more pre-established performance goals over a performance period established by the Committee. Dividend equivalent rights are awards entitling the grantee to receive cash, shares, other awards under the Amended and Restated Equity Plan or other property equal in value to dividends or other periodic payments paid or made with respect to a specified number of common shares. Unrestricted shares are common shares that are free of restrictions other than those imposed under federal or state securities laws. Other equity-based awards are awards representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to common shares. LTIP Units and AO LTIP Units are interests in the Operating Partnership intended to be profits interests for federal tax purposes.
The Amended and Restated Equity Plan provides that each award will be evidenced by an award agreement. In the event of any inconsistency between the Amended and Restated Equity Plan and an award agreement, the provisions of the Amended and Restated Equity Plan will control.
Awards under the Amended and Restated Equity Plan may be granted alone or in addition to, in tandem with, or in substitution or exchange for any other award under the Amended and Restated Equity Plan, other awards under another compensatory plan of the Company or any of its affiliates (or any business entity that has been a party to a transaction to the Company or any of the Company’s affiliates), or other rights to payment from the Company or any of its affiliates. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times.
The Committee may permit or require the deferral of any payment pursuant to any award into a deferred compensation arrangement, which may include provisions for the payment or crediting of interest or dividend equivalent rights, in accordance with rules and procedures established by the Committee. Awards under the Amended and Restated Equity Plan generally will be granted for no consideration other than past services by the grantee of the award or, if provided for in the award agreement or in a separate agreement, the grantee’s promise to perform future services to the Company or one of its subsidiaries or other affiliates.
Clawback; Forfeiture.   Any award granted under the Amended and Restated Equity Plan will be subject to mandatory repayment by the grantee to the Company to the extent set forth in the Amended and Restated Equity Plan or an award agreement, or if the grantee is, or in the future becomes, subject to any Company or affiliate clawback or recoupment policy or any law, rule or regulation that imposes mandatory recoupment.
In addition, the Committee may reserve the right in an award agreement to cause a forfeiture of the gain realized by a grantee with respect to an award on account of actions taken by, or failed to be taken by, such grantee in violation or breach of, or in conflict with, any employment agreement, non-competition agreement, agreement prohibiting solicitation of employees or clients of the Company or any affiliate, confidentiality obligation with respect to the Company or any affiliate, Company policy or procedure, other agreement or any other obligation of the grantee to the Company or any affiliate, to the extent specified in such award agreement. If the grantee of an outstanding award is an employee of the Company or an affiliate and the grantee’s service is terminated for “cause” (as defined in the Amended and Restated Equity Plan), the Committee may annul the grantee’s outstanding award as of the date of the grantee’s termination of service for cause.
Shares Available for Issuance.   Subject to adjustment as provided in the Amended and Restated Equity Plan, if the Amended and Restated Equity Plan is approved, the maximum number of common shares that will be reserved for issuance under the Amended and Restated Equity Plan as of the Amendment Date will equal:
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6,000,000 common shares; plus

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the number of common shares available for future awards under the 2004 Equity Incentive Plan (the “2004 Plan”) as of the Effective Date; plus

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the number of common shares subject to outstanding awards under the 2004 Plan as of the Effective Date that thereafter terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares and thereafter become available for issuance (together with the preceding two common share totals, the “2013 Plan Shares”); and

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6,000,000 common share equivalents, which is a fungible share pool representing up to 32,100,000 common shares, dependent on the number of Full Value Awards and non-Full Value Awards granted under the Amended and Restated Equity Plan(the “Amended 2013 Plan Shares”).

Common shares subject to awards will be counted against the 2013 Plan Shares as one share for every one common share subject to such award. Common shares subject to awards other than Full Value Awards will be counted against the Amended 2013 Plan Shares as 1.00/5.35 shares for every one common share subject to such award. Common shares subject to Full Value Awards will be counted against the Amended 2013 Plan Shares as one share for every one common share subject to such award. A “Full Value Award” is an award that delivers full value of the underlying shares or partnership units at the time of grant, such as an award of restricted shares or LTIP Units. An award “other than a Full Value Award” (which may otherwise be referred to as a “share appreciation award”) is an option, share appreciation right, AO LTIP Unit, or another similar award that does not deliver the full value of the underlying shares or partnership units at the time of grant.
Common shares subject to an award granted under the Amended and Restated Equity Plan, the Equity Plan or the 2004 Plan will again become available for issuance under the Amended and Restated Equity Plan if the award terminates by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares (except as set forth below), in the same amount as such common shares were originally counted against the applicable share limit.
The number of shares available for issuance under the Amended and Restated Equity Plan will not be increased by the number of shares:
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tendered or withheld or subject to an award surrendered in connection with the purchase of shares upon exercise of an option;

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deducted or delivered from payment of an award in connection with the Company’s tax withholding obligations;

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purchased by the Company with proceeds from option exercises; or

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subject to a SAR that is settled in common shares that were not issued upon the net settlement of the SAR.

The Amended and Restated Equity Plan contains limitations on the number of shares available for issuance with respect to specified types of awards. During any time when the Company has a class of equity securities registered under Section 12 of the Exchange Act:
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the maximum number of common shares subject to share options, SARs or AO LTIP Units that may be granted under the Amended and Restated Equity Plan in a calendar year to any person eligible for an award will be 2,500,000 common shares;

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the maximum number of common shares that may be granted under the Amended and Restated Equity Plan, subject to Full Value Awards, in a calendar year to any person eligible for an award will be 1,000,000 common shares; and

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the maximum amount that may be paid as a cash-settled performance-based award for a performance period of 12 months or less to any person eligible for an award will be $2 million, and the maximum amount that may be paid as a cash-settled performance award for a performance period of greater than 12 months to any person eligible for an award will be $5 million.

The maximum number of common shares available for issuance pursuant to incentive share options granted under the Amended and Restated Equity Plan will be the same as the number of common shares reserved for issuance under the Amended and Restated Equity Plan, provided that incentive share options may only be granted from the Amended 2013 Plan Shares if the shareholders approved the Amended and Restated Equity Plan within one year of the Amendment Date.
Common shares to be issued under the Amended and Restated Equity Plan may be authorized and unissued shares, treasury shares, or any combination of the foregoing.
Fair Market Value Determination.   For so long as the common shares remain listed on an established national or regional stock exchange or are publicly traded on another established securities market, the fair market value of a common share on an award grant date, or on any other date for which fair market value is required to be established under the Amended and Restated Equity Plan, will be the closing price of the common shares as reported on such stock exchange or securities market on such date. If there is no reported closing price on such date, the fair market value of the common shares will be the closing price of the common shares on the next preceding date on which any sale of common shares was reported on such stock exchange or securities market.
If the common shares cease to be listed on an established national or regional stock exchange or publicly traded on another established securities market, the Committee will determine the fair market value of the common shares by the reasonable application of a reasonable valuation method, in a manner consistent with Section 409A of the Code.
On March 16, 2022, the closing price of a common share as reported on the NYSE was $22.06 per share.
No Repricing.   Except in connection with a corporate transaction involving the Company (including any share dividend, distribution (whether in the form of cash, common shares, other securities or other property), share split, extraordinary cash dividend, recapitalization, change in control, Corporate Transaction (as defined in the Amended and Restated Equity Plan), reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of common shares or other securities or similar transaction), the Company may not, without obtaining shareholder approval, (i) amend the terms of outstanding options, SARs, or AO LTIP Units to reduce the exercise price or strike price, as applicable, of such outstanding options, SARs, or AO LTIP Units, (ii) cancel outstanding options, SARs, or AO LTIP Units in exchange for options, SARs, or AO LTIP Units with an exercise price or strike price, as applicable, that is less than the exercise price or strike price, as applicable, of the original options, SARs, or AO LTIP Units, (iii) cancel outstanding options, SARs, or AO LTIP Units with an exercise price or strike price, as applicable, above the current share price in exchange for cash or other securities, or (iv) take any other action that is treated as a repricing under U.S. generally accepted accounting principles.
Options.   Each option will become vested and exercisable at such times and under such conditions as the Committee may approve consistent with the terms of the Amended and Restated Equity Plan. Unless otherwise provided in an award agreement, each option granted under the Amended and Restated Equity Plan will terminate on the day before the tenth anniversary of the option grant date, or the day before the fifth anniversary of the option grant date in the case of an incentive share option granted to a Ten Percent Shareholder (as defined in the Amended and Restated Equity Plan). The Committee may include in the award agreement provisions specifying the period during which an option may be exercised following termination of the grantee’s service.
The exercise price per share of each option granted under the Amended and Restated Equity Plan may not be less than 100%, or 110% in the case of an incentive share option granted to a Ten Percent Shareholder, of the fair market value of a common share on the option grant date, except in the case of an option granted in substitution for outstanding awards previously granted under a compensatory plan by a business entity acquired or to be acquired by the Company or an affiliate or with which the Company or an affiliate has combined or will combine.

The aggregate fair market value of common shares determined on the option grant date with respect to which incentive share options are exercisable for the first time during any calendar year may not exceed $100,000.
Payment of the exercise price for shares purchased upon the exercise of an option may be made in cash or cash equivalents acceptable to the Company, and in such forms as are approved by the Committee, including common shares, cashless exercise, and net exercise.
Options will be nontransferable, except for transfers by will or the laws of descent and distribution. The Committee may determine that all or part of a nonqualified share option may be transferred to certain family members of the grantee by gift or other transfers deemed “not for value.”
Share Appreciation Rights.   SARs may be granted in conjunction with all or a part of any option or other award granted under the Amended and Restated Equity Plan, or without regard to any option or other award. The Committee will determine at the SAR grant date or thereafter the time or times at which and the circumstances under which a SAR may be exercised in whole or in part, the time or times at which and the circumstances under which a SAR will cease to be exercisable, the method of exercise, the method of settlement, the form of consideration payable in settlement, the method by which shares will be delivered or deemed delivered to grantees, and any other terms or conditions of any SAR. Unless otherwise provided in an award agreement, each SAR granted under the Amended and Restated Equity Plan will terminate on the day before the tenth anniversary of the grant date.
Exercisability of SARs may be subject to future service requirements, to the achievement of one or more of the performance measures described above or to such other terms and conditions as the Committee may impose.
Upon exercise of a SAR, the holder will be entitled to receive, in the specified form of consideration, the excess of the fair market value of one common share on the exercise date over the strike price of the SAR, as determined by the Committee. The strike price of a SAR may not be less than the fair market value of a common share on the grant date.
SARs will be nontransferable, except for transfers by will or the laws of descent and distribution. The Committee may determine that all or part of a SAR may be transferred to certain family members of the grantee by gift or other transfers deemed “not for value.”
Restricted Shares, Restricted Share Units, and Deferred Share Units.   Subject to the provisions of the Amended and Restated Equity Plan, the Committee will determine the terms and conditions of each award of restricted shares, restricted share units, and deferred share units, including the restricted period for all or a portion of the award, the restrictions applicable to the award, and the purchase price, if any, for the common shares subject to the award. Restricted shares, restricted share units, and deferred share units may vest solely by the passage of time and/or pursuant to achievement of performance goals. The restrictions and the restricted period may differ with respect to each grantee of an award of restricted shares, restricted share units or deferred share units. An award will be subject to forfeiture if events specified by the Committee occur before the lapse of the restrictions.
A grantee of restricted shares will have all the rights of a shareholder, including the right to vote the shares and receive dividends, except to the extent limited by the Committee. Grantees of restricted share units and deferred share units will have no voting or dividend rights or other rights associated with share ownership, although the Committee may award dividend equivalent rights on such units. The Committee may subject dividends and dividend equivalent rights paid on time-vested awards of restricted shares, restricted share units, and deferred share units to such forfeiture obligations if the underlying awards are forfeited before they vest. Grantees will not vest in dividends paid on performance-based awards of restricted shares or in dividend equivalent rights paid on performance-based awards of restricted share units or deferred share units, and will be required to forfeit such dividends and dividend equivalent rights if the performance goals for the underlying awards are not achieved or such awards otherwise do not vest.

Awards of restricted shares, restricted share units, and deferred share units will be nontransferable during the restricted period or before satisfaction of any other restrictions applicable to the awards.
Dividend Equivalent Rights.   The Committee will be authorized to grant rights to dividend equivalents to a grantee in connection with an award under the Amended and Restated Equity Plan, or without regard to any other award, except that no dividend equivalent right may be granted in connection with, or related to, an option, SAR or AO LTIP Unit. Dividend equivalent rights will entitle the grantee to receive cash, common shares, other awards or other property equal in value to dividends or other periodic payments paid or made with respect to a specified number of common shares. The terms and conditions of awards of dividend equivalent rights will be specified in the applicable award agreement.
Dividend equivalents credited to the holder of a dividend equivalent right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional common shares, which may thereafter accrue additional dividend equivalent rights (with or without being subject to forfeiture or a repayment obligation). Any such reinvestment will be at the fair market value of the common shares on the reinvestment date. Dividend equivalent rights may be settled in cash or common shares or a combination thereof, in a single installment or in multiple installments, as determined by the Committee.
A dividend equivalent right granted as a component of another award may provide that the dividend equivalent right will be settled upon exercise, settlement, or payment of, or lapse of restrictions on, the other award, and that the dividend equivalent right will expire or be forfeited or annulled under the same conditions as the other award. A dividend equivalent right granted as a component of another award also may contain terms and conditions that are different from the terms and conditions of the other award, except that dividend equivalent rights credited pursuant to a dividend equivalent right granted as a component of another award that vests or is earned based upon the achievement of performance goals may not vest unless the performance goals for the underlying award are achieved and the underlying award vests.
Dividend equivalents will be nontransferable except for transfers by will or the laws of descent and distribution.
LTIP Units.   Subject to the terms and provisions of the Amended and Restated Equity Plan and the Limited Partnership Agreement (as defined in the Amended and Restated Equity Plan), the Committee may grant LTIP Units and/or AO LTIP Units to eligible persons for service to or on behalf of the Operating Partnership. Each LTIP Unit and each AO LTIP Unit will vest and be forfeited at such times and under such conditions as determined by the Committee and stated in the applicable award agreement.
For purposes of calculating the number of common shares underlying an award of LTIP Units and AO LTIP Units (addressed below), the Committee will establish the maximum number of shares which the grantee receiving the award may be entitled to upon fulfillment of all applicable conditions in the relevant award documentation. If and when any such conditions are no longer capable of being met, the number of common shares underlying such awards of LTIP Units and AO LTIP Units will be reduced accordingly by the Committee, and the number of common shares then-available under the Amended and Restated Equity Plan will be increased by the same amount that such reduced common shares were counted against the share limit.
AO LTIP Units.   Subject to the terms and provisions of the Amended and Restated Equity Plan and the Limited Partnership Agreement (as defined in the Amended and Restated Equity Plan), the Committee may grant AO LTIP Units to eligible persons for service to or on behalf of the Operating Partnership. Each AO LTIP Unit will vest and be forfeited at such times and under such conditions as determined by the Committee and stated in the applicable award agreement.
In general, AO LTIP Units are a special class of partnership units in the Operating Partnership that are designed to be appreciation-only awards with economics similar to options. Subject to certain conditions, including vesting, AO LTIP Units may be convertible into vested LTIP Units in the Operating Partnership and allow the grantee to realize value of any appreciation of the award above a threshold level set as of the grant date of the award (the “participation threshold”), which participation threshold is intended to be the fair market value of a common share as of the grant date of the AO LTIP Unit. The value of vested AO LTIP Units is realized through conversion into a number of vested LTIP Units determined on the basis of how much the value of a common share has increased over the participation threshold as of the date of conversion. The conversion ratio between vested AO LTIP Units and vested LTIP Units is the quotient of (i) the excess of the value of a common share as of the date of conversion over the participation threshold, divided by (ii) the value of a common share as of the date of conversion. This effect is similar to a cashless exercise of options, whereby the grantee receives a number of shares equal in value to the difference between the full value of the total number of shares for which the option is being exercised and the total exercise price. Also like options, AO LTIP Units have a finite term over which their value is allowed to increase.
Performance-Based Awards.   The Committee may award performance-based awards in such amounts and upon such terms as the Committee may determine. Each grant of a performance-based award will have an initial cash value or an actual or target number of common shares that is established by the Committee at the time of grant. The Committee may set performance goals in its discretion that, depending on the extent to which they are met, will determine the value and/or number of performance-based awards that will be paid out to a grantee. The performance goals generally will be based on one or more of the performance measures.
The Committee will specify the circumstances under which performance-based awards will be paid or forfeited in the event of termination of service by the grantee prior to the end of a performance period or settlement of such awards.
Effect of Corporate Transactions.
Change in Capitalization.   The Committee will adjust the terms of outstanding awards under the Amended and Restated Equity Plan to preserve the proportionate interests of the holders in such awards if the number of outstanding common shares is increased or decreased or the common shares are changed into or exchanged for a different number of shares or kind of equity shares or other securities of the Company on account of any recapitalization, reclassification, share split, reverse share split, spin-off, combination of shares, exchange of shares, share dividend or other distribution payable in equity shares, or other increase or decrease in common shares effected without receipt of consideration by the Company. The adjustments will include proportionate adjustments to (i) the number and kind of shares subject to outstanding awards, (ii) the per share exercise prices of outstanding options and outstanding AO LTIP Units and the per share strike price of outstanding SARs, and (iii) the share limits set forth herein.
Reorganization not Constituting a Corporate Transaction.   If the Company is the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities that does not constitute a Corporate Transaction, any outstanding award will pertain to the securities to which a holder of the number of common shares (or partnership units) subject to such award would have been entitled immediately after the transaction, with a corresponding proportionate adjustment to the per share exercise prices of options and AO LTIP Units and per share strike prices of SARs. Further, in the event of any such transaction, performance-based awards (and the related performance measures if deemed appropriate by the Committee) will be adjusted to apply to the securities that a holder of the number of common shares (or partnership units) subject to such performance-based awards would have been entitled to receive immediately after the transaction.
Corporate Transaction for Awards Granted Prior to the Effective Date.   Except as otherwise provided in an award agreement or in another agreement with the grantee, upon the occurrence of a Corporate Transaction, the following provisions will apply to awards granted before the Effective Date:
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all outstanding restricted shares and share units granted prior to the Effective Date will be deemed to have vested and all restrictions and conditions applicable to such awards will be deemed to have lapsed and any common shares subject to such share units will be delivered immediately before the Corporate Transaction; and
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15 days prior to the scheduled consummation of the Corporate Transaction, all outstanding options and SARs granted prior to the Effective Date will become immediately exercisable and will remain exercisable for a period of 15 days.

The foregoing provisions will not apply to any Corporate Transaction to the extent that, in connection with such Corporate Transaction, outstanding options, SARs, restricted shares and share units are assumed, continued or substituted (with appropriate adjustments). Alternatively, the Committee may elect to cancel any outstanding options, SARs, restricted shares, and/or share units and require payment or delivery to the holders of such awards an amount in cash or securities having a value (as determined by the Committee), (i) in the case of restricted shares or share units, equal to the formula or fixed price per share paid to the holders of common shares, and (ii) in the case of options or SARs, equal to the product of the number of common shares subject to the option or SAR multiplied by the amount, if any, by which (a) the formula or fixed price per share paid to holders of common shares pursuant to such Corporate Transaction exceeds (b) the option exercise price or SAR strike price applicable to such awards.
The Committee will determine the effect of a Corporate Transaction upon awards other than options, SARs, restricted shares, and share units prior to the Effective Date and the effect will be governed by the terms of the applicable award agreement.
Corporate Transaction in which Awards Granted after the Effective Date are not Assumed.   Except as otherwise provided in an award agreement or in another agreement with the grantee, upon the occurrence of a Corporate Transaction, the following provisions will apply to awards granted after the Effective Date that are not assumed or continued in connection with such Corporate Transaction:
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Except with respect to performance-based awards granted after the Effective Date, all outstanding awards of restricted shares, restricted share units, deferred share units, and dividend equivalent rights will be deemed to have vested and the common shares and/or cash subject to such restricted shares, restricted share units, deferred share units, and dividend equivalent rights will be delivered immediately before the Corporate Transaction, and either or both of the following will occur:

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at least 15 days before the scheduled completion of the Corporate Transaction, all outstanding options and SARs will become immediately exercisable and remain exercisable for a period of 15 days (subject to the completion of the Corporate Transaction); and/or

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the Committee may elect to cancel any outstanding awards of options, SARs, restricted shares, restricted share units, deferred share units, and/or dividend equivalent rights and require payment or delivery to the holders of such awards an amount in cash or securities having a value (as determined by the Committee), (i) in the case of restricted shares, restricted share units, deferred share units, and dividend equivalent rights (for common shares subject to such awards), equal to the price per share paid to holders of common shares pursuant to the Corporate Transaction and (ii) in the case of options or SARs, equal to the product of the number of common shares subject to such options or SARs multiplied by the amount, if any, by which (a) the price per share paid to holders of common shares pursuant to the Corporate Transaction exceeds (b) the option exercise price or SAR strike price applicable to such awards.

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For performance-based awards, (i) if less than half of the performance period has lapsed, the awards will be treated as though target performance has been achieved, (ii) if at least half of the performance period has lapsed, actual performance to date will be determined as of a date reasonably proximal to the date of the consummation of the Corporate Transaction and that level of performance will be treated as achieved immediately prior to the Corporate Transaction, and

(iii) if actual performance is not determinable, the awards will be treated as though target performance has been achieved. Awards that arise out of this treatment of performance-based awards in a Corporate Transaction will be settled under the Corporate Transaction provisions above for the applicable award type.
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Other equity-based awards, LTIP Units, and AO LTIP Units will be governed by the terms of the applicable award agreement (and, with respect to the LTIP Units and AO LTIP Units, the Limited Partnership Agreement).

Corporate Transaction in which Awards Granted after the Effective Date are Assumed.   Except as otherwise provided in an award agreement or in another agreement with the grantee, upon the occurrence of a Corporate Transaction in which outstanding awards of options, SARs, restricted shares, restricted share units, deferred share units, dividend equivalent rights, LTIP Units, AO LTIP Units, or other equity-based awards granted after the Effective Date are assumed or continued, the Amended and Restated Equity Plan and the awards (to the extent the awards are assumed or continued) will continue in the manner and under the terms specified in any writing providing for assumption or continuation of such awards, which may specify the substitution for such awards of new common share options, share appreciation rights, restricted shares, common share units, dividend equivalent rights, LTIP Units, AO LTIP Units, and other equity-based awards relating to the equity securities of a successor entity, or a parent or subsidiary of the successor entity. In the event of such a substitution, appropriate adjustments will be made to the number of common shares subject to the original awards (disregarding any transaction consideration that is not common shares) and to option and AO LTIP Unit exercise prices and SAR strike prices. If an award granted after the Effective Date is assumed, continued, or substituted upon the consummation of a Corporate Transaction and the employment of a grantee is with the Company or an affiliate is terminated without Cause within two years following the consummation of the Corporate Transaction, the award will be fully vested and may be exercised in full, if applicable, beginning on the date of such termination and for the one-year period immediately following the termination or for a longer period as the Committee determines.
Definition of Corporate Transaction.   The Amended and Restated Equity Plan generally defines a “Corporate Transaction” to mean the first to occur, in a single transaction or in a series of related transactions, of any of the following events:
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the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity;

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a consummated sale of all or substantially all of the assets of the Company to another person or entity;

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any transaction (including a merger or reorganization in which the Company is the surviving entity) that results in any person or entity (other than persons or entities who are shareholders or affiliates of the Company immediately prior to the transaction) owning 30% or more of the combined voting power of all classes of shares of the Company; or

•
a change in the composition of the Board as of July 23, 2004 in which the incumbent trustees cease, for any reason, to constitute a majority of the Board unless each trustee who was not an incumbent trustee was elected, or nominated for election, by a majority of the incumbent trustees and trustees subsequently so elected or nominated, excluding those trustees who assumed office as a result of an actual or threatened election contest or other solicitation of proxies by or on behalf of an individual, entity or group other than the Board.

If an award that is characterized as deferred compensation under Section 409A of the Code, and settlement and delivery of the cash or common shares subject to the award is triggered based on a Corporate Transaction, in no event will a Corporate Transaction be deemed to have occurred with respect to such award if the transaction is not also a “change in the ownership or effective control” of the

Company or a “change in the ownership of a substantial portion of the assets of” the Company, each within the meaning of Section 409A.
Federal Income Tax Consequences.   The following summarizes the federal income tax consequences of awards that may be granted under the Amended and Restated Equity Plan.
Incentive Share Options.   An optionholder will not realize taxable income upon the grant of an incentive share option under the Amended and Restated Equity Plan. In addition, an optionholder generally will not realize taxable income upon the exercise of an incentive share option. An optionholder’s alternative minimum taxable income, however, will be increased by the amount by which the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Further, except in the case of an optionholder’s death or disability, if an option is exercised more than three months after the optionholder’s termination of employment, the option will cease to be treated as an incentive share option and will be subject to taxation under the rules applicable to nonqualified share options, as summarized below.
If an optionholder sells the common shares acquired upon exercise of an incentive share option, the tax consequences of the disposition will depend upon whether the disposition is “qualifying” or “disqualifying.” The disposition of the option shares will be a qualifying disposition if it is made at least two years after the date on which the incentive share option was granted and at least one year after the date on which the incentive share option was exercised. If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to the optionholder at the time of the sale. If the disposition is a disqualifying disposition, the excess of the fair market value of the option shares on the date of disposition over the exercise price will be taxable income to the optionholder at the time of the disposition. Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised.
Unless an optionholder engages in a disqualifying disposition, the Company will not be entitled to a deduction with respect to an incentive share option. If an optionholder engages in a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of compensation income taxable to the optionholder.
Nonqualified Share Options.   An optionholder will not realize taxable income upon the grant of a nonqualified share option. When an optionholder exercises the option, however, the excess of the fair market value of the shares subject to the option on the date of exercise over the exercise price of the option will constitute compensation income taxable to the optionholder. The Company will be entitled to a deduction equal to the amount of compensation income taxable to the optionholder if the Company complies with applicable reporting requirements and Section 162(m) of the Code.
Share Appreciation Rights.   The grant of SARs will not result in taxable income to the grantee or a deduction to the Company. Upon exercise of a SAR, the grantee will recognize ordinary income in an amount equal to the cash or the fair market value of the common shares received by the grantee. The Company will be entitled to a deduction equal to the amount of any compensation income taxable to the grantee, subject to Section 162(m) of the Code and, as to SARs that are settled in common shares, if the Company complies with applicable reporting requirements.
Restricted Shares.   A grantee of restricted shares will not recognize any taxable income for federal income tax purposes in the year of the award if the common shares subject to restrictions (that is, the restricted shares are nontransferable and subject to a substantial risk of forfeiture). The grantee, however, may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the grantee does not make a Section 83(b) election, the fair market value of the shares on the date on which the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year in which the restrictions lapse. The Company generally will be entitled to a deduction for compensation paid equal to the amount treated as compensation income to the grantee in the year in which the grantee is taxed on the income, if the Company complies with applicable reporting requirements and Section 162(m) of the Code.
Restricted Share Units, Deferred Share Units, and Performance-Based Awards.   A distribution of common shares or a payment of cash in satisfaction of restricted share units, deferred share units, or a performance-based award will be taxable as ordinary income when the distribution or payment is actually or constructively received by the grantee. The amount taxable as ordinary income is the aggregate fair market value of the common shares determined as of the date they are received or, in the case of a cash award, the amount of the cash payment. The Company will be entitled to deduct the amount of such payments when such payments are taxable as compensation to the grantee if the Company complies with applicable reporting requirements and Section 162(m) of the Code.
Unrestricted Shares.   A grantee of unrestricted shares will be required to recognize ordinary income in an amount equal to the fair market value of the shares on the date of the award, reduced by the amount, if any, paid for such shares. The Company will be entitled to deduct the amount of any compensation income taxable to the grantee if it complies with applicable reporting requirements and Section 162(m) of the Code.
Upon the grantee’s disposition of unrestricted shares, any gain realized in excess of the amount reported as ordinary income will be reportable by the grantee as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the grantee has held the shares for more than one year. Otherwise, the capital gain or loss will be short-term.
Dividend Equivalents Rights.   Grantees under the Amended and Restated Equity Plan who receive awards of dividend equivalent rights will be required to recognize ordinary income in the amount distributed to the grantee pursuant to the award when the distribution is paid to the grantee. If the Company complies with applicable reporting requirements and Section 162(m) of the Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
Section 280G of the Code.   To the extent payments which are contingent on a change in control are determined to exceed certain limitations, such payments may be subject to a 20% excise tax, and the Company’s deduction with respect to the associated compensation expense may be disallowed in whole or in part. The Amended and Restated Equity Plan includes a Section 280G “best after tax” provision, meaning, if any of the payments under the Amended and Restated Equity Plan or otherwise would constitute parachute payments within the meaning of Section 280G of the Code and would be subject to the excise tax imposed under Section 4999 of the Code, the payments will be reduced by the amount required to avoid the excise tax if such a reduction would give the grantee a better after-tax result than if the grantee received the payments in full.
Tax Withholding.   Payment of the taxes imposed on awards made under the Amended and Restated Equity Plan may be made by withholding from payments otherwise due and owing to the grantee.
New Plan Benefits
No awards have been granted pursuant to the Equity Plan that are contingent upon the approval by our shareholders of the Amended and Restated Equity Plan. If the Amended and Restated Equity Plan is approved, we anticipate that other equity-based awards may be granted in the future in the discretion of the Compensation Committee under the Amended and Restated Equity Plan out of the additional common shares to be reserved for issuance in connection with the approval of the Amended and Restated Equity Plan; however, the number of common shares that may be so granted will be based upon various prospective factors, including the nature of services to be rendered by our employees, officers, non-employee trustees and consultants, and their potential contributions to our success. Accordingly, the number, type, and grantee(s) of actual future awards cannot be determined at this time.

VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of a majority of the votes cast at the Annual Meeting with respect to the matter is required to approve the Amended and Restated Equity Plan. For purposes of this proposal, a majority of votes cast means that the number of votes cast “for” this proposal exceeds the number of votes cast “against” this proposal. Abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and thus will have no effect on the result of the vote. Because certain of our trustees and executive officers may be eligible to receive awards under the Amended and Restated Equity Plan, such trustees and executive officers may be considered to have an interest in this proposal.
OUR BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED EQUITY PLAN.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common shares and units of limited partnership interest of our Operating Partnership as of March 16, 2022 by:
•
each of our trustees;

•
each of our NEOs;

•
all of our trustees and executive officers as a group; and

•
each person known to us to be the beneficial owner of more than five percent of our common shares.

Unless otherwise indicated, the information set forth below is as of March 16, 2022, the record date for the Annual Meeting. Operating partnership units are redeemable for an equal number of our common shares or cash, at our election, beginning one year after the date of issuance. Unless otherwise indicated, all shares and operating partnership units are owned directly, and the indicated person has sole voting and dispositive power with respect to such shares or operating partnership units.
The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or dispositive power with respect to such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement.

Unless otherwise indicated, the address of each person listed below is c/o Kite Realty Group Trust, 30 South Meridian Street, Suite 1100, Indianapolis, IN 46204.
NAME OF BENEFICIAL OWNER	NUMBER OF SHARES AND UNITS BENEFICIALLY OWNED(1)	% OF ALL SHARES(2)	% OF ALL SHARES AND UNITS(3)	NUMBER OF SHARES, UNITS AND UNVESTED TIME-BASED SECURITIES BENEFICIALLY OWNED(4)	% OF ALL SHARES, UNITS AND UNVESTED TIME-BASED LTIP UNITS
Executive Officers and Trustees

John A. Kite	898,274(5)	*	*	1,198,066	*
Thomas K. McGowan	413,640(6)	*	*	535,647	*
Heath R. Fear	108,201(7)	*	*	216,319	*
William E. Bindley	194,345	*	*	194,345	*
Bonnie S. Biumi	49,034	*	*	49,034	*
Derrick Burks	6,535	*	*	6,535	*
Victor J. Coleman	64,100	*	*	64,100	*
Gerald M. Gorski	52,328	*	*	52,328	*
Steven P. Grimes	863,512(8)	*	*	863,512	*
Christie B. Kelly	47,190	*	*	47,190	*
Peter L. Lynch	51,215	*	*	51,215	*
David R. O’Reilly	44,278	*	*	44,278	*
Barton R. Peterson	61,134	*	*	61,134	*
Charles H. Wurtzebach	49,190	*	*	49,190	*
Caroline L. Young	18,103	*	*	18,103	*
All executive officers and trustees as a group (15 persons)	2,921,079	1.3%	1.3%	3,450,996	1.6%
More than Five Percent Beneficial Owners
The Vanguard Group, Inc.(9)	32,382,542	14.8%	14.6%
Blackrock, Inc.(10)	30,549,057	13.9%	13.8%
State Street Corporation(11)	11,479,726	5.2%	5.2%

*
Less than 1%

(1)
Includes, for the named person(s), the sum of (a) the total number of common shares owned by such person(s) and (b) the total number of common shares issuable to such person(s) upon exchange of certain interests in our Operating Partnership within 60 days of March 16, 2022, including OP Units and vested LTIP Units, which are exchangeable for common shares upon conversion to OP Units.

(2)
The total number of shares deemed outstanding and used in calculating this percentage for the named person(s) is the sum of (a) common shares outstanding as of March 16, 2022, (b) the number of common shares that are issuable to such person(s) upon exercise of options that are exercisable within 60 days of March 16, 2022, and (c) the number of common shares issuable to such person(s) upon redemption of limited partnership units owned by such person(s), including vested LTIP Units, which are exchangeable for common shares upon conversion to OP Units. All limited partnership units held by the named person(s) are currently redeemable for common shares or cash at the Company’s option.

(3)
The total number of shares and units deemed outstanding and used in calculating this percentage for the named person(s) is the sum of (a) 219,082,063 common shares outstanding as of March 16, 2022, (b) 1,986,365 limited partnership units outstanding as of March 16, 2022 (other than such units held by us), (c) the number of common shares that are issuable to such person(s) upon exercise of options that are exercisable within 60 days of March 16, 2022 and (d) outstanding vested LTIP Units, which are exchangeable for common shares upon conversion to OP Units. Assumes that all outstanding vested LTIP Units that each person owns have been converted into OP Units.

(4)
Includes, for the named person(s), the sum of (a) the amounts disclosed in the “Number of Shares and Units Beneficially Owned” column and (b) the total number of unvested time-based LTIP Units and/or unvested time-based restricted shares owned by such person(s) as disclosed elsewhere in the footnotes to this table.

(5)
Includes 104,121 common shares and 792,055 limited partnership units owned directly by John A. Kite and 2,098 common shares owned by Mr. Kite’s spouse. Of the shares and units included as beneficially owned by Mr. Kite, 9,857 shares and 326,067 units are pledged to secure indebtedness owed by Mr. Kite or his affiliates. Excludes 299,792 unvested time-based LTIP Units owned by Mr. Kite. Excludes 3,698,024 unvested AO LTIP Units.

(6)
Includes 106,028 common shares and 302,612 limited partnership units owned directly by Thomas K. McGowan, and 5,000 limited partnership units held by an irrevocable trust. Excludes 122,007 unvested time-based LTIP Units owned by Mr. McGowan. Excludes 927,330 unvested AO LTIP Units.

(7)
Includes 87,786 common shares and 20,415 limited partnership units owned directly by Heath R. Fear. Excludes 108,118 unvested time-based LTIP Units and 23,794 unvested restricted stock for which the performance condition has already been achieved owned by Mr. Fear. Excludes 648,494 unvested AO LTIP Units.

(8)
As of March 16, 2022, all of the shares held by Steven P. Grimes were pledged pursuant to a loan management agreement between Mr. Grimes and an investment bank.

(9)
Based on information provided by The Vanguard Group (“Vanguard Group”) in a Schedule 13G/A filed with the SEC on February 10, 2022. Vanguard Group has sole voting power with respect to no shares, shared voting power with respect to 390,434 shares, sole dispositive power with respect to 31,793,861 of these shares and shared dispositive power with respect to 588,681 of these shares. The address of Vanguard Group, as reported by it in the Schedule 13G/A, is 100 Vanguard Blvd., Malvern, PA 19355.

(10)
Based on information provided by Blackrock, Inc. (“Blackrock”) in a Schedule 13G/A filed with the SEC on January 27, 2022. Blackrock has sole voting power with respect to 28,831,181 shares, shared voting power with respect to none of these shares, sole dispositive power with respect to 30,549,057 of these shares and shared dispositive power with respect to none of these shares. The address of Blackrock, as reported by it in the Schedule 13G/A, is 55 East 52nd Street, New York, NY 10055. Blackrock reports that it is the parent holding company for certain persons or entities that have acquired our common shares, which are listed in that Schedule 13G/A.

(11)
Based on information provided by State Street Corporation (“State Street”) in a Schedule 13G/A filed with the SEC on February 11, 2022. State Street has sole voting power with respect to no shares, shared voting power with respect to 9,586,812 shares, sole dispositive power with respect to no shares and shared dispositive power with respect to 11,479,726 of these shares. The address of State Street, as reported by it in the Schedule 13G/A, is One Lincoln Street, Boston, MA 02111. State Street reports that it is the parent holding company for certain persons or entities that have acquired our common shares, which are listed in that Schedule 13G/A.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATED PERSON TRANSACTION POLICY
We have adopted a written related person transaction approval policy to further the goal of ensuring that any related person transaction is properly reviewed, and if necessary, approved first by our Corporate Governance and Nominating Committee, and if appropriate, by a majority of the disinterested trustees of our Board. The policy applies to transactions or arrangements between us and any related person, including trustees, trustee nominees, executive officers, greater than 5% shareholders and the immediate family members of each of these groups. This policy does not, however, apply with respect to general conflicts between our interests and our employees, officers and trustees, including issues relating to engaging in a competing business and performing outside or additional work, which are reported and handled in accordance with our separate Code of Business Conduct and Ethics and other procedures and guidelines that we may implement from time to time.
Under the policy, our trustees and executive officers are responsible for identifying and reporting to our Compliance Officer any proposed transaction with a related person. Upon notification, the Compliance Officer begins collecting information regarding the transaction and notifies the Corporate Governance and Nominating Committee Chairperson of such transaction. The Chairperson of the Corporate Governance and Nominating Committee determines whether the proposed transaction is required to be, or otherwise should be, reviewed by the Corporate Governance and Nominating Committee.
If the proposed transaction is required to be approved by a majority of the disinterested members of our Board in accordance with our Declaration of Trust or corporate governance guidelines, the Corporate Governance and Nominating Committee makes a recommendation regarding the proposed transaction, and the disinterested trustees determine whether it is appropriate and advisable for us to engage in the proposed transaction. If the transaction involves a trustee, that trustee does not participate in the action regarding whether to approve or ratify the transaction. If the proposed transaction is not required to be approved by a majority of the disinterested members of our Board, the Corporate Governance and Nominating Committee has the final authority to approve or disapprove the proposed transaction.
During 2021, the Company was not a participant in any transaction or series of transactions in which the amount involved did or may exceed $120,000 in which any related person had or will have a direct or indirect material interest, other than the compensation arrangements (including with respect to equity compensation) described in “Components of Executive Compensation” beginning on page 36 and “Trustee Compensation” beginning on page 18.

OTHER MATTERS
OTHER MATTERS TO COME BEFORE THE 2022 ANNUAL MEETING

No other matters are to be presented for action at the Annual Meeting other than as set forth in this proxy statement. If other matters properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies solicited by this proxy statement as recommended by our Board, or, if no such recommendation is given, in their own discretion.
SHAREHOLDERS PROPOSALS AND NOMINATIONS FOR THE 2023 ANNUAL MEETING

Any shareholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act to be considered for inclusion in our proxy materials for the next annual meeting of shareholders must be received at our principal executive offices no later than November 29, 2022.However, if we hold our 2023 annual meeting on a date that is more than 30 days before or after May 11, 2023, shareholders must submit proposals for inclusion in our 2023 proxy statement within a reasonable time before we begin to print our proxy materials. Under Rule 14a-8, we are not required to include shareholder proposals in our proxy materials unless conditions specified in the rule are met.
In addition to satisfying the foregoing advance notice requirements under our bylaws, to comply with the universal proxy rules under the Securities Exchange Act of 1934, as amended, shareholders who intend to solicit proxies in support of trustee nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than March 12, 2023.
In addition, any shareholder who wishes to propose a nominee to our Board or propose any other business to be considered by the shareholders (other than a shareholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 13 of our bylaws, which are on file with the SEC and may be obtained from Investor Relations upon request. These notice provisions require that nominations of persons for election to our Board and the proposal of business to be considered by the shareholders for the 2023 annual meeting must be received no earlier than November 29, 2022, and not later than 5:00 p.m. EST on December 29, 2022. However, in the event that the date of the notice of the 2023 annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the notice of the 2023 annual meeting, notice by the shareholder to be timely must be received no earlier than the 120th day prior to the date of mailing of the notice for the 2023 annual meeting and not later than 5:00 p.m. EST on the later of the 90th day prior to the date of mailing of the notice for the 2023 annual meeting or the 10th day following the date that we publicly announce the date of mailing of the notice for the 2023 annual meeting.
Pursuant to SEC rules and the advance notice provisions of our bylaws, if a shareholder notifies us after December 29, 2022 of an intent to present a proposal at the 2023 annual meeting of shareholders and the proposal is voted upon at the 2023 annual meeting, our proxy holders will have the right to exercise discretionary voting authority with respect to the proposal.
HOUSEHOLDING OF PROXY MATERIALS

If you and other residents at your mailing address own common shares in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our annual report and proxy to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Householding Department, 51 Mercedes Way, Edgewood, NY 11717 (telephone number: 1-866-540-7095). The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement or our annual report, we will send a copy to you if you address your written request to or call Kite Realty Group Trust, 30 South Meridian Street, Suite 1100, Indianapolis, Indiana 46204, Attention: Investor Relations (telephone number: 317-577-5600). If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting Investor Relations in the same manner.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR SHAREHOLDER MEETING ON MAY 11, 2022

This proxy statement, our annual report to shareholders and our annual report on Form 10-K for the year ended December 31, 2021 are available on our website at www.kiterealty.com under the investor relations section of the website. In addition, our shareholders may access this information, as well as transmit their voting instructions, at www.proxyvote.com by having their proxy card and related instructions in hand.
Additional copies of this proxy statement, our annual report to shareholders or our annual report on Form 10-K for the year ended December 31, 2021 will be furnished without charge upon written request to the Corporate Secretary at the mailing address for our executive offices set forth on the first page of this proxy statement. If requested by eligible shareholders, we will provide copies of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2021 for a reasonable fee.
* * * *
By Order of the Board of Trustees,

Heath R. Fear
Executive Vice President, Chief Financial Officer and Corporate Secretary
Indianapolis, Indiana March 29, 2022

ANNEX A:
AMENDED AND RESTATED EQUITY PLAN

KITE REALTY GROUP TRUST
2013 EQUITY INCENTIVE PLAN
(AS AMENDED AND RESTATED AS OF MAY 11, 2022)

A-i

A-ii

A-iii

KITE REALTY GROUP TRUST
2013 EQUITY INCENTIVE PLAN
(AS AMENDED AND RESTATED AS OF MAY 11, 2022)

1.   PURPOSE
The Plan is intended to (a) provide eligible persons with an incentive to contribute to the success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability to benefit its shareholders and other important stakeholders, including its employees and customers, and (b) provide a means of obtaining, rewarding, and retaining key personnel. To this end, the Plan provides for the grant of awards of share options, share appreciation rights, restricted shares, restricted share units, deferred share units, unrestricted shares, dividend equivalent rights, other equity-based awards, AO LTIP units, LTIP units, and cash bonus awards. Any of these awards may, but need not, be made as performance incentives to reward the holders of such awards for the achievement of performance goals in accordance with the terms of the Plan. Share options granted under the Plan may be nonqualified share options or incentive share options, as provided in the Plan.
2.   DEFINITIONS
For purposes of interpreting the Plan documents (including the Plan and Award Agreements), the following definitions will apply, unless the context clearly indicates otherwise:
2.1 “Affiliate” means any company or other entity that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary.
2.2 “Amendment Date” means May 11, 2022, subject to approval of the Plan by the Company’s shareholders on such date.
2.3 “AO LTIP Unit” will have the meaning set forth in the Limited Partnership Agreement.
2.4 “Applicable Laws” means the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the Code, the Securities Act, the Exchange Act, any rules or regulations thereunder, and any other laws, rules, regulations and government orders of any jurisdiction applicable to the Company or its Affiliates, (b) applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders of any jurisdiction applicable to Awards granted to residents thereof and (c) the rules of any Stock Exchange or Securities Market on which the Shares are listed or publicly traded.
2.5 “Award” means a grant under the Plan of an Option, a Share Appreciation Right, a Restricted Share, a Restricted Share Unit, a Deferred Share Unit, an Unrestricted Share, a Dividend Equivalent Right, an Other Equity-Based Award, an AO LTIP Unit, an LTIP Unit, or cash.
2.6 “Award Agreement” means the written agreement, in such paper, electronic, or other form as determined by the Committee, between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.
2.7 “Award Shares” will have the meaning set forth in Section 18.4(a)(ii).
2.8 “Benefit Arrangement” will have the meaning set forth in Section 16.
2.9 “Board” means the Board of Trustees of the Company.

2.10 “Cause” will have the meaning set forth in an applicable employment agreement between a Grantee and the Company or an Affiliate, and in the absence of such agreement, means, with respect to any Grantee and as determined by the Committee, (a) gross negligence or willful misconduct in connection with the performance of duties; (b) conviction of a criminal offense (other than minor traffic offenses); or (c) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreement, if any, between such Grantee and the Company or an Affiliate. Any determination by the Committee whether an event constituting Cause has occurred will be final, binding, and conclusive.
2.11 “Code” means the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto. References in the Plan to any Code section will be deemed to include, as applicable, regulations promulgated under such Code section.
2.12 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which will be constituted as provided in Section 3.1.2 and Section 3.1.3 (or, if no Committee has been so designated, the Board).
2.13 “Company” means Kite Realty Group Trust, a Maryland real estate investment trust, and any successor thereto.
2.14 “Conversion Factor” will have the meaning set forth in Article I of the Limited Partnership Agreement.
2.15 “Corporate Transaction” means, subject to Section 19.10, with respect to an Award, the occurrence, in a single transaction or in a series of related transactions, of any one of the following: (a) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity; (b) a consummated sale of all or substantially all of the assets of the Company to another person or entity; (c) any transaction (including a merger or reorganization in which the Company is the surviving entity) that results in any person or entity (other than persons or entities who are shareholders or Affiliates immediately prior to the transaction) owning 30% or more of the combined voting power of all classes of shares of the Company; or (d) individuals who, on the Prior Plan Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a trustee subsequent to the Prior Plan Effective Date whose election, or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the trustees then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for trustee, without written objection to such nomination) will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of trustees or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than the Board.
The Committee shall have full and final authority, in its sole discretion, to determine conclusively whether a Corporate Transaction has occurred pursuant to the above definition, the date of the occurrence of such Corporate Transaction, and any incidental matters relating thereto.
2.16 “Deferred Share Unit” means a Restricted Share Unit, the terms of which provide for delivery of the underlying Shares after the date of vesting, at a time or times consistent with the requirements of Code Section 409A, awarded to a Grantee pursuant to Section 10.
2.17 “Determination Date” means the Grant Date or such other date as of which the Fair Market Value of a Share is required to be established for purposes of the Plan.
2.18 “Disability” means the inability of a Grantee to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment that is potentially permanent in character or that can be expected to last for a continuous period of not less than 12 months; provided that, with respect to rules regarding expiration of an Incentive Share Option following termination of a Grantee’s Service, Disability will mean the inability of such Grantee to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months.
2.19 “Dividend Equivalent Right” means a right, granted to a Grantee pursuant to Section 14, to receive cash, Shares, other Awards, or other property equal in value to dividends or other periodic payments paid or made with respect to a specified number of Shares.
2.20 “Employee” means, as of any date of determination, an employee (including an officer) of the Company or an Affiliate.
2.21 “Effective Date” means May 8, 2013.
2.22 “Exchange Act” means the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended, and any successor thereto.
2.23 “Fair Market Value” means the fair market value of a Share for purposes of the Plan, which will be determined as of any Determination Date as follows:
(a)   If on such Determination Date the Shares are listed on a Stock Exchange or are publicly traded on another established securities market (a “Securities Market”), the Fair Market Value of a Share will be the closing price of the Share on such Determination Date as reported on such Stock Exchange or such Securities Market; provided that if there is no such reported closing price, the Fair Market Value will be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such Determination Date; provided further, that if there is more than one such Stock Exchange or Securities Market, the Committee will designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination. If there is no such reported closing price on such Determination Date, the Fair Market Value of a Share will be the closing price of the Share on the next preceding day on which any sale of Shares were reported on such Stock Exchange or such Securities Market.
(b)   If on such Determination Date the Shares are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a Share will be the value of the Share on such Determination Date as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.
Notwithstanding this Section 2.23 or Section 19.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 19.3, the Fair Market Value will be determined by the Committee in good faith using any reasonable method as it deems appropriate, to be applied consistently with respect to Grantees; provided that the Committee shall determine the Fair Market Value of Shares due in connection with sales, by or on behalf of a Grantee, of such Shares subject to an Award to pay the Option Price and/or any tax withholding obligation on the same date on which such Shares may first be sold pursuant to the terms of the applicable Award Agreement (including broker-assisted cashless exercises of Options, as described in Section 13.3, and sell-to-cover transactions) in any manner consistent with applicable provisions of the Code, including but not limited to using the sale price of such Shares on such date (or if sales of such Shares are effectuated at more than one sale price, the weighted average sale price of such Shares on such date) as the Fair Market Value of such Shares, so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale.
2.24 “Family Member” means, with respect to any Grantee as of any date of determination, (a) a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of such Grantee; (b) any person sharing such Grantee’s household (other than a tenant or employee); (c) a trust in which any one or more of the persons specified in clauses (a) and (b) above own more than 50% of the beneficial interest; (d) a foundation in which any one or more of the persons specified in clauses (a) and (b) above (or such Grantee) control the management of assets; and (e) any other entity in which one or more of the persons specified in clauses (a) and (b) above (or such Grantee) own more than 50% of the voting interests.
2.25 “Full Value Award” means an Award other than an Option, a SAR, an AO LTIP Unit, or another Award that does not deliver the full value at grant thereof of the underlying Shares or Partnership Units.
2.26 “Grant Date” means, as determined by the Committee, the latest to occur of (a) the date as of which the Committee approves the Award, (b) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6, or (c) such subsequent date specified by the Committee in the corporate action approving the Award.
2.27 “Grantee” means a person who receives or holds an Award under the Plan.
2.28 “Incentive Share Option” means an “incentive share option” within the meaning of Code Section 422, or the corresponding provision of any subsequently enacted tax statute.
2.29 “Limited Partnership” means Kite Realty Group, L.P., a Delaware limited partnership.
2.30 “Limited Partnership Agreement” means the Limited Partnership’s Amended and Restated Agreement of Limited Partnership, as amended and/or restated from time to time.
2.31 “LTIP Unit” will have the meaning set forth in the Limited Partnership Agreement.
2.32 “Nonqualified Share Option” means an Option that is not an Incentive Share Option.
2.33 “Option” means an option to purchase one or more Shares at a specified Option Price awarded to a Grantee pursuant to Section 8.
2.34 “Option Price” means the exercise price for each Share subject to an Option.
2.35 “Other Agreement” will have the meaning set forth in Section 16.
2.36 “Other Equity-Based Award” means an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, other than an Option, a Share Appreciation Right, a Restricted Share, a Restricted Share Unit, a Deferred Share Unit, an Unrestricted Share, or a Dividend Equivalent Right.
2.37 “Outside Trustee” means a member of the Board who is not an Employee.
2.38 “Parachute Payment” will have the meaning set forth in Section 16(a).
2.39 “Partnership Unit” will have the meaning set forth in the Limited Partnership Agreement.
2.40 “Performance-Based Award” means an Award made subject to the achievement of performance goals (as provided in Section 15) over a Performance Period specified by the Committee.
2.41 “Performance Measures” means performance criteria on which performance goals under Performance-Based Awards are based.
2.42 “Performance Period” means the period of time during which the performance goals under Performance-Based Awards must be met to determine the degree of payout and/or vesting with respect to any such Performance-Based Awards.

2.43 “Plan” means this Kite Realty Group Trust 2013 Equity Incentive Plan, as amended and/or restated from time to time.
2.44 “Prior Amendment Date” means February 28, 2019.
2.45 “Prior Plan” means the Kite Realty Group Trust 2004 Equity Incentive Plan.
2.46 “Prior Plan Effective Date” means July 23, 2004, the date on which the Prior Plan was approved by the Board.
2.47 “Restricted Period” will have the meaning set forth in Section 10.2.
2.48 “Restricted Share” means a Share awarded to a Grantee pursuant to Section 10.
2.49 “Restricted Share Unit” or “Share Unit” (as referred to in the Prior Plan) means a bookkeeping entry representing the equivalent of one Share awarded to a Grantee pursuant to Section 10.
2.50 “SAR Price” will have the meaning set forth in Section 9.1.
2.51 “Securities Act” means the Securities Act of 1933, as amended, as now in effect or as hereafter amended, and any successor thereto.
2.52 “Service” means service qualifying a Grantee as a Service Provider to the Company or an Affiliate. Unless otherwise provided in the applicable Award Agreement, a Grantee’s change in position or duties will not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, any determination by the Committee whether a termination of Service will have occurred for purposes of the Plan will be final, binding, and conclusive. If a Service Provider’s employment or other service relationship is with an Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service will be deemed to have occurred when such entity ceases to be an Affiliate, unless the Service Provider transfers his or her employment or other service relationship to the Company or any other Affiliate.
2.53 “Service Provider” means (a) an Employee, director, or trustee of the Company or an Affiliate, or (b) a consultant or adviser to the Company or an Affiliate (i) who is a natural person, (ii) who provides bona fide services to the Company or an Affiliate, and (iii) whose services are not in connection with the Company’s offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s Shares.
2.54 “Share” means the common shares of beneficial interest, par value $0.01 per share, of the Company or any security that Shares may be changed into or for which Shares may be exchanged as provided in Section 18.1.
2.55 “Share Appreciation Right” or “SAR” means a right granted to a Grantee pursuant to Section 9.
2.56 “Share Limit” will have the meaning set forth in Section 4.1.
2.57 “Stock Exchange” means the New York Stock Exchange or another established national or regional stock exchange.
2.58 “Subsidiary” means any corporation (other than the Company) or non-corporate entity with respect to which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of shares, membership interests, or other ownership interests of any class or kind ordinarily having the power to vote for the directors, trustees, managers, or other voting members of the governing body of such corporation or non-corporate entity; provided that for purposes of Incentive Share Options, “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Code Section 424(f). In addition, any other entity may be designated by the Committee as a Subsidiary;

provided that (a) such entity could be considered as a subsidiary according to U.S. generally accepted accounting principles, and (b) in the case of an Award of an Option or a Share Appreciation Right, such Award would be considered to be granted in respect of “service recipient stock” under Code Section 409A.
2.59 “Substitute Award” means an Award granted under the Plan in substitution for outstanding awards previously granted under a compensatory plan of a business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.
2.60 “Ten Percent Shareholder” means a natural person who owns more than ten percent of the total combined voting power of all classes of outstanding voting securities of the Company, the Company’s parent (if any) or any of the Company’s Subsidiaries. In determining share ownership, the attribution rules of Code Section 424(d) will be applied.
2.61 “Unrestricted Share” will have the meaning set forth in Section 11.
3.   PLAN ADMINISTRATION
3.1   Committee.
3.1.1   Powers and Authorities.
The Committee will administer the Plan and will have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws. Without limiting the generality of the foregoing, the Committee will have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and will have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and conditions of the Plan that the Committee deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations will be made by (a) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (b) the unanimous consent of the members of the Committee executed in writing or evidenced by electronic transmission in accordance with the Company’s certificate of incorporation and bylaws and Applicable Laws. Unless otherwise expressly determined by the Board, the Committee will have the authority to interpret and construe all provisions of the Plan, any Award and any Award Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Committee will be final, binding and conclusive whether or not expressly provided for in any provision of the Plan, such Award or such Award Agreement.
In the event that the Plan, any Award, or any Award Agreement provides for any action to be taken by the Board or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee constituted in accordance with this Section 3.1 if the Board has delegated the power and authority to do so to such Committee.
Notwithstanding any provision of the Plan to the contrary, the Committee will not take any action or grant any Awards under the Plan that could cause the Company to fail to qualify as a real estate investment trust for federal income tax purposes.
3.1.2   Composition of Committee.
The Committee will be a committee composed of not fewer than two trustees of the Company designated by the Board to administer the Plan. Each member of the Committee will be (a) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, and (b) an “independent director” in accordance with the rules of any Stock Exchange or Securities

Market on which the Shares are listed or publicly traded; provided that any action taken by the Committee will be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.1.2 or otherwise provided in any charter of the Committee. Without limiting the generality of the foregoing, the Committee may be the Compensation Committee of the Board or a subcommittee thereof if the Compensation Committee of the Board or such subcommittee satisfies the foregoing requirements.
3.1.3   Other Committees.
The Board also may appoint one or more committees of the Board, each composed of one or more trustees of the Company who need not be Outside Trustees, which committee may administer the Plan with respect to Grantees who are not “officers” as defined in Rule 16a-1(f) under the Exchange Act or trustees of the Company, may grant Awards under the Plan to such Grantees, and may determine all terms of such Awards, subject to the requirements of Rule 16b-3 under the Exchange Act, and the rules of any Stock Exchange or Securities Market on which the Shares are listed or publicly traded.
3.2   Board.
The Board from time to time may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board will determine, consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws.
3.3   Terms of Awards.
3.3.1   Committee Authority.
Subject to the other terms and conditions of the Plan, the Committee will have full and final authority to:
(a)   designate Grantees;
(b)   determine the type or types of Awards to be made to a Grantee;
(c)   determine the number of Shares to be subject to an Award;
(d)   establish the terms and conditions of each Award (including the Option Price of any Option, the SAR Price of any SAR, the exercise price of any AO LTIP Unit or the purchase price for Restricted Shares), the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the Shares subject to the Award, the treatment of an Award in the event of a Corporate Transaction (subject to applicable agreements), and any terms or conditions that may be necessary to qualify Options as Incentive Share Options;
(e)   accelerate the exercisability or vesting of an Award or a portion thereof;
(f)   prescribe the form of each Award Agreement evidencing an Award;
(g)   subject to the limitation on repricing in Section 3.4, amend, modify or supplement the terms of any outstanding Award, which authority will include the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make Awards or to modify outstanding Awards made to eligible natural persons who are foreign nationals or are natural persons who are employed outside the United States to reflect differences in local law, tax policy, or custom; provided that, notwithstanding the foregoing, no amendment, modification or supplement of the terms of any outstanding Award will, without the consent of the Grantee thereof, impair such Grantee’s rights under such Award; and
(h)   make Substitute Awards.
3.3.2   Forfeiture; Recoupment.
The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award under such Award Agreement on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of or in conflict with any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of Employees or clients of the Company or an Affiliate, (d) confidentiality obligation with respect to the Company or an Affiliate, (e) Company policy or procedure, (f) other agreement, or (g) any other obligation of such Grantee to the Company or an Affiliate, as and to the extent specified in such Award Agreement. If the Grantee of an outstanding Award is an Employee of the Company or an Affiliate and such Grantee’s Service is terminated for Cause, the Committee may annul such Grantee’s outstanding Award as of the date of the Grantee’s termination of Service for Cause.
Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Grantee to the Company (i) to the extent set forth in this Plan or an Award Agreement or (ii) to the extent the Grantee is, or in the future becomes, subject to (A) any Company or Affiliate “clawback” or recoupment policy that is adopted to comply with the requirements of any Applicable Laws, or (B) any Applicable Laws which impose mandatory recoupment, under circumstances set forth in such Applicable Laws.
3.4   No Repricing.
Except in connection with a corporate transaction involving the Company (including any share dividend, distribution (whether in the form of cash, Shares, other securities, or other property), share split, extraordinary cash dividend, recapitalization, change in control, Corporate Transaction, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities or similar transaction), the Company may not, without obtaining shareholder approval: (a) amend the terms of outstanding Options, SARs, or AO LTIP Units to reduce the Option Price of such outstanding Options, the SAR Price of such outstanding SARs, or the exercise price of such outstanding AO LTIP Units; (b) cancel outstanding Options, SARs, or AO LTIP Units in exchange for or substitution of Options, SARs, or AO LTIP Units with an Option Price, SAR Price, or exercise price, as applicable, that is less than the Option Price, SAR Price, or exercise price of the original Options, SARs, or AO LTIP Units; (c) cancel outstanding Options, SARs, or AO LTIP Units with an Option Price, SAR Price, or exercise price, as applicable, above the current share price in exchange for cash or other securities; or (d) take any other action that is treated as a repricing under U.S. generally accepted accounting principles.
3.5   Issuance of Partnership Units: Options.
(a)   Issuance of Partnership Units and Capital Account Adjustments.   Upon the exercise of an Option, the Limited Partnership will issue to the Company a number of Partnership Units equal to (i) the number of Shares issued to the Grantee, divided by (ii) the Conversion Factor. The Company’s capital account in the Limited Partnership will be credited with an amount equal to the aggregate Fair Market Value of the Shares issued upon exercise of the Option.
(b)   Cash Contributions by the Company.   Upon exercise of an Option, the Company will contribute to the Limited Partnership an amount of cash equal to the aggregate Option Price paid by the Grantee for the Shares issued upon exercise, regardless of whether the Grantee pays the Option Price in cash, Shares, or a combination thereof; provided that, if the Grantee pays with Shares, the Company will have the right to cancel the Shares received, in which event Partnership

Units held by the Company in an amount equal to the Shares canceled multiplied by the Conversion Factor will be canceled by the Limited Partnership. The Company’s contribution of cash to the Limited Partnership pursuant to the preceding sentence will not be treated as a contribution to capital and the Company’s capital account in the Limited Partnership will not be credited with the amount of cash so contributed.
(c)   Fractional Share Cash Reimbursements by the Limited Partnership.   The Limited Partnership will reimburse the Company for any cash paid with respect to a fractional Share upon the surrender of an Option in accordance with the Plan. Such reimbursement will be treated as the reimbursement of an expense incurred by the Company on behalf of the Limited Partnership, will not be treated as a distribution by the Limited Partnership to the Company, and will not reduce the Company’s capital account in the Limited Partnership.
3.6   Issuance of Partnership Units: Restricted Shares and Unrestricted Shares.
Upon the grant of Restricted Shares and Unrestricted Shares, the Limited Partnership will issue to the Company a corresponding number of Partnership Units equal to (a) the number of Shares awarded to the Grantee pursuant to the corresponding Award, divided by (b) the Conversion Factor, which Partnership Units are subject to the same restrictions or conditions as those applicable to the corresponding Award. Upon the lapse of restrictions or payment of the Award, as applicable, the restrictions applicable to the corresponding restricted Partnership Units referred to in this Section 3.6 also will lapse. The Company’s capital account in the Limited Partnership will be adjusted, as appropriate, to reflect the issuance of Shares, and such capital account also will be adjusted, as appropriate, in the event that the Shares subject to the Award are forfeited or the restrictions on the Award lapse.
3.7   Issuance of Partnership Units: Other Awards.
Upon the payment of Restricted Share Units, Deferred Share Units, SARs payable in Shares or Awards other than Options, Restricted Shares and Unrestricted Shares that are payable in Shares, and upon the conversion of AO LTIP Units and LTIP Units into Shares, the Limited Partnership will issue to the Company a corresponding number of Partnership Units equal to (a) the number of Shares payable to the Grantee pursuant to the corresponding Award, divided by (b) the Conversion Factor, which Partnership Units are subject to the same restrictions or conditions as those applicable to the corresponding Award. The Company’s capital account in the Limited Partnership will be adjusted, as appropriate, to reflect the issuance of Shares, and such capital account also will be adjusted to reflect the issuance of Shares.
3.8   Deferral Arrangement.
The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Deferred Share Units; provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals will be made in a manner that complies with Code Section 409A, including, if applicable, with respect to when a “separation from service” (as defined for purposes of Code Section 409A) occurs.
3.9   No Liability.
No member of the Board or the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement. Notwithstanding any provision of the Plan to the contrary, neither the Company, an Affiliate, the Board, the Committee, nor any person acting on behalf of the Company, an Affiliate, the Board, or the Committee will be liable to any Grantee or to the estate or beneficiary of any Grantee or to any other holder of an Award under the Plan by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Code Section 422 or Code Section 409A or by reason of Code Section 4999, or otherwise asserted with respect to the Award; provided that this Section 3.9 shall not affect any of the rights or obligations set forth in an applicable agreement between the Grantee and the Company or an Affiliate.
3.10   Registration; Share Certificates.
Notwithstanding any provision of the Plan to the contrary, the ownership of the Shares issued under the Plan may be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including by book-entry or direct registration (including transaction advices) or the issuance of one or more share certificates.
4.   SHARES SUBJECT TO THE PLAN
4.1   Number of Shares Available for Awards.
Subject to such additional Shares as will be available for issuance under the Plan pursuant to Section 4.2, and subject to adjustment pursuant to Section 18, (a) as of the Effective Date, the maximum number of Shares reserved for issuance under the Plan will be equal to the sum of (i) 6,000,000 Shares, plus (ii) the number of Shares available for future awards under the Prior Plan as of the Effective Date, plus (iii) the number of Shares related to awards outstanding under the Prior Plan as of the Effective Date that thereafter terminate by expiration or forfeiture, cancellation, or otherwise without the issuance of such Shares and become available for issuance under the Plan (the “2013 Plan Shares”), and (b) as of the Amendment Date, an additional 6,000,000 Shares shall be reserved for issuance under the Plan (the “Amended 2013 Plan Shares,” together with the 2013 Plan Shares, the “Share Limit”). Such Shares may be authorized and unissued Shares or treasury Shares or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the Shares available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the Shares available for issuance under the Plan will be reserved for issuance pursuant to Incentive Share Options.
4.2   Adjustments in Authorized Shares.
In connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies, the Committee will have the right to cause the Company to assume awards previously granted under a compensatory plan by another business entity that is a party to such transaction and/or to grant Substitute Awards under the Plan for such awards. Assumed awards shall not, but Substitute Awards shall, reduce the number of Shares otherwise available for issuance under the Plan, and shares available for issuance under a shareholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect such transaction) may be used for Awards under the Plan and shall not reduce the number of Shares otherwise available for issuance under the Plan, subject to applicable rules of any Stock Exchange or Securities Market on which the Shares are listed or publicly traded.
4.3   Share Usage.
(a)   Shares subject to, or which could be issued in respect of, an Award will be counted as used as of the Grant Date.
(b)   Any Shares that are subject to, or which could be issued in respect to, Awards granted shall be counted against the 2013 Plan Shares as one Share for every one Share subject to, or which could be issued in respect of, such Award. Subject to Section 12.3, (i) any Shares that are subject to, or which could be issued in respect of, Awards other than Full Value Awards shall be counted against the Amended 2013 Plan Shares as 1/5.35 Share for every one Share subject to, or which could be issued in respect of, such Award, and (ii) any Shares that are subject to, or which could be issued in respect of, Full Value Awards shall be counted against the Amended 2013 Plan Shares as one Share for every one Share subject to, or which could be issued in respect of, such Award. With respect to SARs, the number of Shares subject to an Award of SARs shall be counted against the Share Limit under the Plan regardless of the number of Shares actually issued to settle such SARs upon exercise. At least the target number of Shares issuable under a Performance-Based Award will be counted against the Share Limit as of the Grant Date, but such number will be adjusted to equal the actual number of Shares issued upon settlement of the Performance-Based Award to the extent different from such number of Shares.
(c)   Notwithstanding anything to the contrary in Section 4.1, any Shares related to Awards under the Plan or the Prior Plan that thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares will be available again for issuance under the Plan, in the same amount as such Shares were counted against the Share Limit.
(d)   The number of Shares available for issuance under the Plan will not be increased by the number of Shares (i) tendered or withheld or subject to an Award granted under the Plan or the Prior Plan surrendered in connection with the purchase of Shares upon exercise of an Option as provided in Section 13.2, (ii) deducted or delivered from payment of an Award granted under the Plan or the Prior Plan in connection with the Company’s tax withholding obligations as provided in Section 19.3, (iii) purchased by the Company with proceeds from Option exercises, or (iv) subject to a SAR granted under the Plan or the Prior Plan that is settled in Shares that were not issued upon the net settlement or net exercise of such SAR.
5.   EFFECTIVE DATE; TERM; AMENDMENT AND TERMINATION
5.1   Effective Date; Term.
The Prior Plan was effective as of the Prior Plan Effective Date, and the Plan, which amended and restated the Prior Plan, was originally effective as of the Effective Date and was further amended and restated as of the Prior Amendment Date. The Plan, as amended and restated, will become effective as of the Amendment Date, subject to approval of the Plan, as amended and restated, by the Company’s shareholders. Subject to approval of the Plan, as amended and restated, by the Company’s shareholders, Awards granted under the Plan prior to the Amendment Date will become subject to the terms of the Plan, as amended and restated, except to the extent that the terms and conditions of such Awards are inconsistent with the terms and conditions of the Plan, as amended and restated, in which case the terms and conditions of such Awards will continue to govern.
The Plan shall terminate on the first to occur of (a) 11:59 pm ET on the day before the tenth anniversary of the Amendment Date, (b) the date determined in accordance with Section 5.2, and (c) the date determined in accordance with Section 18.3. No Awards may be granted after termination of the Plan, and upon such termination of the Plan, all then-outstanding Awards shall continue to have full force and effect in accordance with the provisions of the terminated Plan and the applicable Award Agreement (or other documents evidencing such Awards).
5.2   Amendment and Termination.
The Board may, at any time and from time to time, amend or suspend the Plan; provided that, with respect to Awards theretofore granted under the Plan, no amendment or suspension of the Plan shall, without the consent of the Grantee, materially impair the rights or obligations under any such Award. The effectiveness of any amendment to the Plan shall be contingent on approval of such amendment by the Company’s shareholders to the extent provided by the Board or required by Applicable Laws; provided that no amendment shall be made to the no-repricing provisions of Section 3.4, the Option Price provisions of Section 8.1, or the SAR Price provisions of Section 9.1 without the approval of the Company’s shareholders. The Board may, at any time, terminate the Plan; provided that, with respect to Awards theretofore granted under the Plan, no termination of the Plan shall, without the consent of the Grantee, materially impair the rights or obligations under any such Award. Notwithstanding anything to the contrary in the Plan, if there is a change in applicable tax law such that AO LTIP Units or LTIP Units become taxable to the holder of such units as ordinary income, the Limited Partnership, at any time at the election of the general partner of the Limited Partnership, may cause the AO LTIP Units and LTIP Units to be restructured and/or substituted for other awards in a way that permits a tax deduction to the Limited Partnership or the Company while preserving substantially similar pre-tax economics to the holder of such units.
6.   AWARD ELIGIBILITY AND LIMITATIONS
6.1   Eligible Grantees.
Subject to this Section 6, Awards may be made under the Plan to (i) any Service Provider, as the Committee will determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Committee.
6.2   Limitation on Shares Subject to Awards and Cash Awards.
During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:
(a)   the maximum number of Shares subject to, or which could be issued in respect of, Options, SARs or AO LTIP Units that may be granted under the Plan in a calendar year to any person eligible for an Award under Section 6 is 2,500,000 Shares;
(b)   the maximum number of Shares that may be granted under the Plan subject to, or which could be issued in respect of, Full Value Awards, in a calendar year to any person eligible for an Award under Section 6 is 1,000,000 Shares; and
(c)   the maximum amount that may be paid as a cash-settled Performance-Based Award for a Performance Period of 12 months or less to any person eligible for an Award will be $2 million dollars, and the maximum amount that may be paid as a cash-settled Performance-Based Award for a Performance Period of greater than 12 months to any person eligible for an Award will be $5 million dollars.
The limitations in this Section 6.2 are subject to adjustment as provided in Section 18.
6.3   Stand-Alone, Additional, Tandem and Substitute Awards.
Subject to Section 3.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (a) any other Award, (b) any award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, or (c) any other right of a Grantee to receive payment from the Company or an Affiliate. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, the Committee will require the surrender of such other Award or award under such other plan in consideration for the grant of such substitute or exchange Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash payments under other plans of the Company or an Affiliate. Notwithstanding Section 8.1 and Section 9.1, but subject to Section 3.4, the Option Price of an Option or the SAR Price of a SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a Share on the original Grant Date; provided that such Option Price or SAR Price is determined in accordance with the principles of Code Section 424 for any Incentive Share Option and consistent with Code Section 409A for any other Option or SAR.

7.   AWARD AGREEMENT
Each Award granted pursuant to the Plan will be evidenced by an Award Agreement, which will be in such form or forms as the Committee will from time to time determine. Award Agreements utilized under the Plan from time to time or at the same time need not contain similar provisions, but will be consistent with the terms of the Plan. Each Award Agreement evidencing an Option will specify whether such Option is intended to be a Nonqualified Share Option or an Incentive Share Option, and, in the absence of such specification, such Option will be deemed to constitute a Nonqualified Share Option. In the event of any inconsistency between the Plan and an Award Agreement, the provisions of the Plan shall control.
8.   TERMS AND CONDITIONS OF OPTIONS
8.1   Option Price.
The Option Price of each Option will be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option will be at least the Fair Market Value of one Share on the Grant Date; provided that in the event that a Grantee is a Ten Percent Shareholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Share Option will be not less than 110% of the Fair Market Value of one Share on the Grant Date. In no case will the Option Price of any Option be less than the par value of a Share.
8.2   Vesting.
Subject to Sections 8.3 and 18.3, each Option granted under the Plan will become exercisable at such times and under such conditions as the Committee determines and states in the Award Agreement, in another agreement with the Grantee or otherwise in writing; provided that no Option will be granted to a person who is entitled to overtime under Applicable Laws that will vest or be exercisable within a six-month period starting on the Grant Date.
8.3   Term.
Each Option granted under the Plan will terminate, and all rights to purchase Shares under the Option will cease, on the day before the tenth anniversary of the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided that in the event that the Grantee is a Ten Percent Shareholder, an Option granted to such Grantee that is intended to be an Incentive Share Option shall terminate, and all rights to purchase Shares thereunder shall cease, on the day before the fifth anniversary of the Grant Date of such Option; provided further, that, to the extent deemed necessary or appropriate by the Committee to reflect differences in local law, tax policy, or custom with respect to any Option granted to a Grantee who is a Service Provider who is employed or providing services outside the United States, such Option may terminate, and all rights to purchase Shares under the option may cease, upon the expiration of such period longer than ten years from the Grant Date of such Option as the Committee will determine. If on the day preceding the date on which a Grantee’s Option would otherwise terminate, the Fair Market Value of the Shares underlying a Grantee’s Option is greater than the Option Price for such Option, the Company will, prior to the termination of such Option and without any action being taken on the part of the Grantee, consider such Option to have been exercised by the Grantee. The Company will deduct from the Shares deliverable to the Grantee upon such exercise the number of Shares necessary to satisfy payment of the Option Price and all withholding obligations.
8.4   Termination of Service.
Each Award Agreement with respect to the grant of an Option will set forth the extent to which the Grantee, if at all, will have the right to exercise such Option following termination of the Grantee’s

Service. Such conditions will be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.
8.5   Limitations on Exercise of Option.
Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Section 18 that results in the termination of such Option.
8.6   Method of Exercise.
Subject to Section 12 and Section 19.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company or its designee or agent of notice of exercise on any business day, at the Company’s principal office or the office of such designee or agent, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. Such notice will specify the number of Shares with respect to which such Option is being exercised and will be accompanied by payment in full of the Option Price of the Shares for which such Option is being exercised plus the amount, if any, of federal and/or other taxes that the Company may, in its discretion, be required to withhold with respect to the exercise of such Option.
8.7   Rights of Holders of Options.
Unless otherwise stated in the applicable Award Agreement, a Grantee or other person holding or exercising an Option will have none of the rights of a shareholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the Shares subject to such Option, to direct the voting of the Shares subject to such Option, or to receive notice of any meeting of the Company’s shareholders) until the Shares subject to the Option are fully paid and issued to such Grantee or other person. Except as provided in Section 18, no adjustment will be made for dividends, distributions, or other rights with respect to any Shares subject to an Option for which the record date is prior to the date of issuance of such Shares.
8.8   Delivery of Shares.
Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect to the Option, such Grantee will be entitled to receive evidence of such Grantee’s ownership of the Shares subject to the Option, consistent with Section 3.10.
8.9   Transferability of Options.
Except as provided in Section 8.10, during the lifetime of a Grantee of an Option, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise the Option. Except as provided in Section 8.10, no Option will be assignable or transferable for value by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
8.10   Family Transfers.
If authorized in the applicable Award Agreement or by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option that is not an Incentive Share Option to any Family Member. For the purpose of this Section 8.10, a transfer “not for value” is a transfer that is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 8.10, any such Option will continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, and the Shares acquired pursuant to such Option will be subject to the same restrictions with respect to transfers of such Shares as would have applied to the Grantee of the Option. Subsequent transfers of transferred Options will be prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The provisions of the applicable Award Agreement relating to termination of Service will continue to be applied with respect to the original Grantee of the Option, following which such Option will be exercisable by the transferee only to the extent, and for the periods specified, in the applicable Award Agreement.
8.11   Limitations on Incentive Share Options.
An Option will constitute an Incentive Share Option only (a) if the Grantee of such Option is an Employee of the Company or any corporate Subsidiary, (b) to the extent specifically provided in the related Award Agreement, (c) to the extent that the aggregate Fair Market Value (determined at the time such Option is granted) of the Shares with respect to which all Incentive Share Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000, (d) to the extent such Option fulfills all other requirements under Code Section 422, and (e) if the Plan, as amended and restated, is approved by the Company’s shareholders within one year of the Amendment Date. Except to the extent provided in the regulations under Code Section 422, this limitation will be applied by taking Options into account in the order in which they were granted.
8.12   Notice of Disqualifying Disposition.
If any Grantee makes any disposition of Shares issued pursuant to the exercise of an Incentive Share Option under the circumstances provided in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee will notify the Company of such disposition within ten days of such disposition.
9.   TERMS AND CONDITIONS OF SHARE APPRECIATION RIGHTS
9.1   Right to Payment and SAR Price.
A SAR will confer on the Grantee to whom it is granted a right to receive, upon exercise of the SAR, the excess of (a) the Fair Market Value of one Share on the date of exercise over (ii) the per share strike price of such SAR (the “SAR Price”) as determined by the Committee. The Award Agreement for a SAR will specify the SAR Price, which will be no less than the Fair Market Value of one Share on the Grant Date of such SAR. SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or any part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted in tandem with all or part of an Option will be subject to the same term (i.e., expire at the same time) as the related Option; provided further, that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one Share on the Grant Date of such SAR. No SAR will be granted to a person who is entitled to overtime under Applicable Laws that will vest or be exercisable within a six-month period starting on the Grant Date.
9.2   Other Terms.
The Committee will determine, on the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements), the time or times at which SARs will cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to

Grantees, whether or not a SAR will be granted in tandem or in combination with any other Award, and any and all other terms and conditions of any SAR.
9.3   Term.
Each SAR granted under the Plan will terminate, and all rights under the SAR will cease, on the day before the tenth anniversary of the Grant Date of such SAR or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR. If on the day preceding the date on which a Grantee’s SAR would otherwise terminate, the Fair Market Value of Shares underlying a Grantee’s SAR is greater than the SAR Price, the Company will, prior to the termination of such SAR and without any action being taken on the part of the Grantee, consider such SAR to have been exercised by the Grantee.
9.4   Rights of Holders of SARs.
Unless otherwise stated in the applicable Award Agreement, a Grantee or other person holding or exercising a SAR shall have none of the rights of a shareholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the Shares underlying such SAR, to direct the voting of the Shares underlying such SAR, or to receive notice of any meeting of the Company’s shareholders) until the Shares underlying such SAR, if any, are issued to such Grantee or other person. Except as provided in Section 18, no adjustment shall be made for dividends, distributions, or other rights with respect to any Shares underlying a SAR for which the record date is prior to the date of issuance of such Shares, if any.
9.5   Transferability of SARs.
Except as provided in Section 9.6, during the lifetime of a Grantee of a SAR, only the Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such SAR. Except as provided in Section 9.6, no SAR will be assignable or transferable for value by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
9.6   Family Transfers.
If authorized in the applicable Award Agreement or by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.6, a transfer “not for value” is a transfer that is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 9.6, any such SAR will continue to be subject to the same terms and conditions as were in effect immediately prior to such transfer, and Shares acquired pursuant to a SAR will be subject to the same restrictions on transfers of such Shares as would have applied to the Grantee or such SAR. Subsequent transfers of transferred SARs will be prohibited except to Family Members of the original Grantee in accordance with this Section 9.6 or by will or the laws of descent and distribution.
10.
TERMS AND CONDITIONS OF RESTRICTED SHARES, RESTRICTED SHARE UNITS, AND DEFERRED SHARE UNITS

10.1   Grant of Restricted Shares, Restricted Share Units and Deferred Share Units.
Awards of Restricted Shares, Restricted Share Units, and Deferred Share Units may be made for consideration or for no consideration, other than the par value of the Shares, which will be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate.
10.2   Restrictions.
At the time a grant of Restricted Shares, Restricted Share Units, or Deferred Share Units is made, the Committee may, in its sole discretion, (a) establish a period of time (a “Restricted Period”) applicable to such Restricted Shares, Restricted Share Units, or Deferred Share Units and (b) prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the achievement of corporate or individual performance goals, which may be applicable to all or any portion of such Award of Restricted Shares, Restricted Share Units, or Deferred Share Units as provided in Section 15. Awards of Restricted Shares, Restricted Share Units, and Deferred Share Units may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.
10.3   Registration; Restricted Share Certificates.
Pursuant to Section 3.10, to the extent that ownership of Restricted Shares is evidenced by a book-entry registration or direct registration (including transaction advices), such registration will be notated to evidence the restrictions imposed on such Award of Restricted Shares under the Plan and the applicable Award Agreement. Subject to Section 3.10 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Shares have been granted, share certificates representing the total number of Restricted Shares granted to the Grantee, as soon as reasonably practicable after the Grant Date of such Restricted Shares. The Committee may provide in an Award Agreement with respect to an Award of Restricted Shares that either (a) the Secretary of the Company will hold such share certificates for such Grantee’s benefit until such time as such Restricted Shares are forfeited to the Company or the restrictions applicable to the Restricted Shares lapse and such Grantee will deliver a share power to the Company with respect to each share certificate, or (b) such share certificates will be delivered to such Grantee; provided that such share certificates will bear legends that comply with applicable securities laws and regulations and make appropriate reference to the restrictions imposed on such Award of Restricted Shares under the Plan and such Award Agreement.
10.4   Rights of Holders of Restricted Shares.
Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Shares will have the right to vote such Restricted Shares and the right to receive any dividends declared or paid with respect to such Restricted Shares. The Committee may provide that any dividends paid on Restricted Shares must be reinvested in Shares, which may or may not be subject to the same vesting conditions and restrictions as the vesting conditions and restrictions applicable to such Restricted Shares. Cash dividends or distributions paid on Restricted Shares that vest or are earned based upon the achievement of performance goals will not vest or be paid unless such performance goals for such Restricted Shares are achieved, and if such performance goals are not achieved, the Grantee of such Restricted Shares will promptly forfeit any right to such dividend payments. All share dividends or distributions, if any, received by a Grantee with respect to Restricted Shares as a result of any share split, share dividend, combination of shares, or other similar transaction will be subject to the vesting conditions and restrictions applicable to such Restricted Shares.
10.5   Rights of Holders of Restricted Share Units and Deferred Share Units.
10.5.1   Voting and Dividend Rights.
Holders of Restricted Share Units and Deferred Share Units will have no rights as shareholders of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the Shares subject to such Restricted Share Units and Deferred Share Units, to direct the voting of the Shares subject to such Restricted Share Units and Deferred Share Units, or to receive notice of any meeting of the Company’s shareholders). The Committee may provide in an Award Agreement evidencing a grant of Restricted Share Units or Deferred Share Units that the holder of such Restricted Share Units or Deferred Share Units will be entitled to receive, upon the Company’s payment of a cash dividend or distribution on its outstanding Shares, a cash payment for each such Restricted Share Unit or Deferred Share Unit that is equal to the per-share dividend paid on such Shares. Cash dividends or distributions paid on Restricted Share Units and Deferred Share Units that vest or are earned based upon the achievement of performance goals will not vest or be paid unless such performance goals for such Restricted Share Units or Deferred Share Units are achieved, and if such performance goals are not achieved, the Grantee of such Restricted Share Units or Deferred Share Units will promptly forfeit any right to such dividend payments. Such Award Agreement also may provide that such cash payment will be deemed reinvested in additional Restricted Share Units or Deferred Share Units at a price per unit equal to the Fair Market Value of a Share on the date on which such cash dividend is paid. Such deemed reinvested cash payments paid in connection with Restricted Share Units or Deferred Share Units that vest or are earned based upon the achievement of performance goals will not vest or be paid unless such performance goals for such Restricted Share Units or Deferred Share Units are achieved, and if such performance goals are not achieved, the Grantee of such Restricted Share Units or Deferred Share Units will promptly forfeit any right to such cash payments.
10.5.2   Creditor’s Rights.
A holder of Restricted Share Units or Deferred Share Units will have no rights other than those of a general unsecured creditor of the Company. Restricted Share Units and Deferred Share Units represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the applicable Award Agreement.
10.6   Termination of Service.
Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is entered into, but prior to termination of Grantee’s Service, upon the termination of such Grantee’s Service, any Restricted Shares, Restricted Share Units, or Deferred Share Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, will immediately be deemed forfeited. Upon forfeiture of such Restricted Shares, Restricted Share Units, or Deferred Share Units, the Grantee will have no further rights with respect to the Award, including any right to vote such Restricted Shares or any right to receive dividends or dividend equivalents with respect to such Restricted Shares, Restricted Share Units, or Deferred Share Units.
10.7
Purchase of Restricted Shares and Shares Subject to Restricted Share Units and Deferred Share Units.

The Grantee of an Award of Restricted Shares, vested Restricted Share Units, or vested Deferred Share Units will be required, to the extent required by Applicable Laws, to purchase such Restricted Share or the Shares subject to such vested Restricted Share Units or Deferred Share Units from the Company at a purchase price equal to the greater of (a) the aggregate par value of the Shares represented by such Restricted Shares or such vested Restricted Share Units or Deferred Share Units, or (y) the purchase price, if any, specified in the Award Agreement relating to such Restricted Shares or such vested Restricted Share Units or Deferred Share Units. Such purchase price will be payable in a form provided in Section 12 or, in the sole discretion of the Committee, in consideration for Service rendered or to be rendered by the Grantee to the Company or an Affiliate.

10.8   Delivery of Shares.
Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee, including any delayed delivery period, the restrictions applicable to Restricted Shares, Restricted Share Units, or Deferred Share Units settled in Shares will lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration (including transaction advices) or a share certificate evidencing ownership of such Shares will, consistent with Section 3.10, be issued, free of all such restrictions, to the Grantee or such Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, will have any further rights with regard to a Restricted Share Unit or Deferred Share Unit once the Shares represented by such Restricted Share Unit or Deferred Share Unit have been delivered in accordance with this Section 10.8.
11.
TERMS AND CONDITIONS OF UNRESTRICTED SHARES AND OTHER EQUITY-BASED AWARDS

11.1   Unrestricted Shares.
The Committee may, in its sole discretion, grant (or sell at the par value of a Share or at such other higher purchase price as determined by the Committee) an Award to any Grantee pursuant to which such Grantee may receive Shares free of any restrictions (“Unrestricted Shares”) under the Plan. Unrestricted Shares may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service, to the Company or an Affiliate or other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.
11.2   Other Equity-Based Awards.
The Committee may, in its sole discretion, grant Awards in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this Section 11.2 may be granted with vesting, value, and/or payment contingent upon the achievement of one or more performance goals. The Committee will determine the terms and conditions of Other Equity-Based Awards at the Grant Date or thereafter. Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, will immediately be deemed forfeited. Upon forfeiture of any Other Equity-Based Award, the Grantee thereof will have no further rights with respect to such Other Equity-Based Award.
12.   TERMS AND CONDITIONS OF LTIP UNITS AND AO LTIP UNITS
12.1   General.
LTIP Units and AO LTIP Units are intended to be profits interests in the Limited Partnership, the rights and features of which, if applicable, will be set forth in the Limited Partnership Agreement and an applicable Award Agreement. Awards of LTIP Units and AO LTIP Units shall be valued by reference to, or otherwise determined by reference to or based on, Shares. AO LTIP Units and LTIP Units awarded under the Plan may be (a) convertible, exchangeable, or redeemable for other Partnership Units in the Limited Partnership or Shares, or (b) valued by reference to the book value, fair value, or performance of the Limited Partnership. Subject to the terms and provisions of the Plan and the Limited Partnership Agreement, the Committee, at any time and from time to time, may grant LTIP Units and/or AO LTIP Units to any person eligible for an Award under Section 6.1 in such amounts and upon such terms as the Committee shall determine, which need not be the same with respect to each Grantee. LTIP Units and AO LTIP Units must be granted for Service to or on behalf of the Limited Partnership.
12.2   Vesting and Forfeiture.
Subject to Section 18, each LTIP Unit and each AO LTIP Unit granted under the Plan shall vest and be forfeited at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement.
12.3   Share Usage.
For purposes of calculating the number of Shares underlying an award of LTIP Units and AO LTIP Units relative to the Share Limit, the Committee shall establish in good faith the maximum number of Shares to which a Grantee receiving such award of LTIP Units and AO LTIP Units may be entitled upon fulfillment of all applicable conditions set forth in the relevant award documentation, including vesting conditions, partnership capital account allocations, value accretion factors, conversion ratios, exchange ratios, and other similar criteria. If and when any such conditions are no longer capable of being met, in whole or in part, the number of Shares underlying such awards of LTIP Units and AO LTIP Units shall be reduced accordingly by the Committee, and the number of Shares then-available under the Plan shall be increased by the same amount as such reduced Shares were counted against the Share Limit.
13.   FORM OF PAYMENT
13.1   General Rule.
Payment of the Option Price for the Shares purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Shares or vested Restricted Share Units or Deferred Share Units will be made in cash or in cash equivalents acceptable to the Company.
13.2   Surrender of Shares.
To the extent that the applicable Award Agreement so provides, payment of the Option Price for Shares purchased upon the exercise of an Option or the purchase price, if any, for Restricted Shares or vested Restricted Share Units or Deferred Share Units may be made all or in part through the tender or attestation to the Company of Shares, which will be valued, for purposes of determining the extent to which such Option Price or purchase price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.
13.3   Cashless Exercise.
To the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for Shares purchased upon the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Shares and to deliver all or part of the proceeds of such sale to the Company in payment of such Option Price and any withholding taxes described in Section 19.3, or with the consent of the Committee, by issuing the number of Shares equal in value to the difference between such Option Price and the Fair Market Value of the Shares subject to the portion of such Option being exercised.
13.4   Other Forms of Payment.
To the extent the applicable Award Agreement so provides and unless otherwise specified in an Award Agreement, payment of the Option Price for Shares purchased pursuant to exercise of an Option, for the purchase price, if any, for Restricted Shares or vested Restricted Share Units or Deferred Share Units, or for any withholding taxes described in Section 19.3, may be made in any other form that is consistent with Applicable Laws, including (a) Service by the Grantee thereof to the Company or an Affiliate and (b) with the consent of the Committee, by withholding the number of Shares that would otherwise vest or be issuable in an amount equal in value to the Option Price or purchase price and/or the applicable tax withholding amount.
14.   TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS
14.1   Dividend Equivalent Rights.
A Dividend Equivalent Right is an Award entitling the Grantee to receive credits based on cash distributions that would have been paid on the Shares specified in such Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) if such Shares had been issued to and held by the recipient of such Dividend Equivalent Right as of the record date. A Dividend Equivalent Right may be granted hereunder to any Grantee; provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options, SARs or AO LTIP Units. The terms and conditions of Dividend Equivalent Rights will be specified in an Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional Dividend Equivalent Rights (with or without being subject to forfeiture or a repayment obligation). Any such reinvestment will be at the Fair Market Value on the date of such reinvestment. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right will be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right will expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award also may contain terms and conditions that are different from the terms and conditions of such other Award; provided that Dividend Equivalent Rights credited pursuant to a Dividend Equivalent Right granted as a component of another Award which vests or is earned based upon the achievement of performance goals will not vest or be paid unless such performance goals for such underlying Award are achieved, and if such performance goals are not achieved, the Grantee of such Dividend Equivalent Rights will promptly forfeit any right to such Dividend Equivalent Rights.
14.2   Termination of Service.
Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights will automatically terminate upon such Grantee’s termination of Service for any reason.
15.   TERMS AND CONDITIONS OF PERFORMANCE-BASED AWARDS
15.1   Grant of Performance-Based Awards.
Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Performance-Based Awards to a Plan participant in such amounts and upon such terms as the Committee will determine.
15.2   Value of Performance-Based Awards.
Each grant of a Performance-Based Award will have an actual or target number of Shares or initial value that is established by the Committee at the time of grant. The Committee will set performance goals in its discretion that, depending on the extent to which they are achieved, will determine the value and/or number of Shares subject to a Performance-Based Award that will be paid out to the Grantee.

15.3   Earning of Performance-Based Awards.
Subject to the terms of the Plan, after the applicable Performance Period has ended, the Grantee of Performance-Based Awards will be entitled to receive a payout on the number of the Performance-Based Awards or value earned by such Grantee over such Performance Period.
15.4   Form and Timing of Payment of Performance-Based Awards.
Payment of earned Performance-Based Awards will be made in the manner described in the applicable Award Agreement as determined by the Committee. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance-Based Awards in the form of cash or Shares (or a combination thereof) equal to the value of such earned Performance-Based Awards and will pay the Awards that have been earned at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals relating to the Performance-Based Awards have been achieved; provided that, unless specifically provided in the Award Agreement for such Awards, such payment will occur no later than the 15th day of the third month following the end of the calendar year in which such Performance Period ends. Any Shares paid out under such Performance-Based Awards may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Performance-Based Awards will be set forth in the Award Agreement.
15.5   Performance Conditions.
The right of a Grantee to exercise or receive a grant or settlement of any Performance-Based Award, and the timing thereof, may be subject to the achievement of Performance Measures as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. The Committee may determine that such Awards will be granted, exercised, and/or settled upon achievement of any single performance goal or of two or more performance goals. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.
15.5.1   Timing For Establishing Performance Goals.
Performance goals for any Performance-Based Award will be established not later than the earlier of (a) 90 days after the beginning of any Performance Period applicable to such Award, and (b) the date on which 25% of any Performance Period applicable to such Award has expired, or at such other date as the Committee determines.
15.5.2   Forfeiture
The Committee will specify the circumstances in which such Performance-Based Awards will be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of such Awards. In the event payment of the Performance-Based Award is made in the form of another Award subject to Service-based vesting, the Committee will specify the circumstances in which the payment Award will be paid or forfeited in the event of a termination of Service.
16.   PARACHUTE LIMITATIONS
If any Grantee is a “disqualified individual,” as defined in Code Section 280G(c), then, notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by such Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), any right of the Grantee to any exercise, vesting, payment, or benefit under the Plan will be reduced or eliminated:
(a)   to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”); and
(b)   if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.
The Company will accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance-Based Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Shares or Restricted Share Units, then by reducing or eliminating any other remaining Parachute Payments.
17.   REQUIREMENTS OF LAW
17.1   General.
The Company will not be required to offer, sell or issue any Shares under any Award, whether pursuant to the exercise of an Option or SAR or otherwise, if the offer, sale or issuance of such Shares would constitute a violation by the Grantee, the Company or an Affiliate, or any other person, of any provision of the Company’s organizational documents, or of Applicable Laws, including any federal or state securities laws or regulations. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of any Shares subject to an Award upon any Stock Exchange or Securities Market or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, issuance, sale or purchase of Shares in connection with any Award, no Shares may be offered, issued or sold to the Grantee or any other person under such Award, whether pursuant to the exercise of an Option or SAR or otherwise, unless such listing, registration or qualification will have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby will in no way affect the date of termination of such Award. Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in Shares or the delivery of any Shares underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the Shares subject to such Award, the Company will not be required to offer, sell or issue such Shares unless the Committee will have received evidence satisfactory to it that the Grantee or any other person exercising such Option or SAR or accepting delivery of such shares may acquire such Shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee will be final, binding, and conclusive. The Company may register, but will in no event be obligated to register, any Shares or other securities issuable pursuant to the Plan pursuant to the Securities Act. The Company will not be obligated to take any affirmative action to cause the exercise of an Option or a SAR or the issuance of Shares or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in Shares will not be exercisable until the Shares subject to such Option or SAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply will be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

17.2   Rule 16b-3.
During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intention of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted under the Plan that would otherwise be subject to Section 16(b) of the Exchange Act will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of such Rule 16b-3, such provision or action will be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Committee, and will not affect the validity of the Plan. In the event that such Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.
18.   EFFECT OF CHANGES IN CAPITALIZATION
18.1   Changes in Shares.
If the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number of shares or kind of equity shares or other securities of the Company on account of any recapitalization, reclassification, share split, reverse share split, spin-off, combination of shares, exchange of shares, share dividend or other distribution payable in equity shares, or other increase or decrease in Shares effected without receipt of consideration by the Company occurring after the Prior Plan Effective Date, the number and kinds of equity shares for which grants of Options and other Awards may be made under the Plan, including the Share Limit set forth in Section 4.1 and the share limits set forth in Section 6.2, will be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of equity shares for which Awards are outstanding will be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Grantee therein immediately following such event will, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options, SARs, or AO LTIP Units will not change the aggregate Option Price, SAR Price, or exercise price payable with respect to shares that are subject to the unexercised portion of such outstanding Options, SARs, or AO LTIP Units, as applicable, but will include a corresponding proportionate adjustment in the per share Option Price, SAR Price, or exercise price, as the case may be. The conversion of any convertible securities of the Company will not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Board or the Committee will, in such manner as the Board or the Committee deems appropriate, adjust (a) the number and kind of shares of shares subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options, the aggregate and per share SAR Price of outstanding SARs, and the aggregate and per share exercise price of outstanding AO LTIP Units as required to reflect such distribution.
18.2
Reorganization in Which the Company Is the Surviving Entity That Does not Constitute a Corporate Transaction.

Subject to Section 18.3, if the Company will be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities that does not constitute a Corporate Transaction, any Award theretofore granted pursuant to the Plan will pertain to and apply to the securities to which a holder of the number of Shares or Partnership Units subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment for Options, SARs, and AO LTIP Units of the per share Option Price, SAR Price, or exercise price, as applicable, so that the aggregate Option Price, SAR Price, or exercise price thereafter will be the same as the aggregate Option Price, SAR

Price, or exercise price, as applicable, as in effect immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement, in another agreement with the Grantee, or otherwise set forth in writing, any restrictions applicable to such Award will apply as well to any replacement shares received by the Grantee as a result of such reorganization, merger, or consolidation. In the event of any reorganization, merger, or consolidation of the Company referred to in this Section 18.2, Performance-Based Awards will be adjusted (including any adjustment to the Performance Measures applicable to such Awards deemed appropriate by the Committee) so as to apply to the securities that a holder of the number of Shares or Partnership Units subject to the Performance-Based Awards would have been entitled to receive immediately following such reorganization, merger, or consolidation.
18.3   Corporate Transaction
The provisions of this Section 18.3 will apply only to Awards granted before the Effective Date.
Except as otherwise provided in the last sentence of this Section 18.3 and subject to Section 18.6, upon the occurrence of a Corporate Transaction:
(a)   all outstanding Restricted Shares and Share Units granted prior to the Effective Date will be deemed to have vested, and all restrictions and conditions applicable to such Restricted Shares and Share Units will be deemed to have lapsed and the Share Units will be delivered, immediately prior to the occurrence of such Corporate Transaction; and
(b)   15 days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding under the Plan and granted prior to the Effective Date will become immediately exercisable and will remain exercisable for a period of 15 days.
With respect to the Company’s establishment of an exercise window, (a) any exercise of an Option or SAR during such 15-day period will be conditioned upon the consummation of the event and will be effective only immediately before the consummation of the event, and (b) upon consummation of any Corporate Transaction all outstanding but unexercised Options and SARs will terminate. The Committee will send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its shareholders. This Section 18.3 will not apply to any Corporate Transaction to the extent that (i) provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Share Units, Restricted Shares theretofore granted, or for the substitution for such Options, SARs, Restricted Shares, and Share Units for new common share options and share appreciation rights and new common restricted shares and share units relating to the shares of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of Shares (disregarding any consideration that is not common shares) of the successor and option and share appreciation right exercise prices, in which event the Plan, Options, SARs, Restricted Shares, and Share Units theretofore granted will continue in the manner and under the terms so provided or (ii) the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Shares, Share Units and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Shares, or Share Units, equal to the formula or fixed price per share paid to holders of Shares and, in the case of Options or SARs, equal to the product of the number of Shares subject to the Option or SAR multiplied by the amount, if any, by which (A) the formula or fixed price per share paid to holders of Shares pursuant to such transaction exceeds (B) the Option Price or SAR Exercise Price applicable to such Shares.
The Committee will determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Restricted Shares and Share Units granted prior the Effective Date and such effect will be set forth in the applicable Award Agreement.

18.4
Corporate Transaction in which Awards Granted after the Effective Date are not Assumed.

The provisions of this Section 18.4 will apply only to Awards granted after the Effective Date.
Except as otherwise provided in the applicable Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Corporate Transaction in which outstanding Options, SARs, Restricted Shares, Restricted Share Units, Deferred Share Units, Dividend Equivalent Rights, Other Equity-Based Awards, LTIP Units, or AO LTIP Units are not being assumed or continued, the following provisions will apply to such Award, to the extent not assumed or continued:
(a)   in each case with the exception of Performance-Based Awards, all outstanding Restricted Shares will be deemed to have vested, all Restricted Share Units and Deferred Share Units will be deemed to have vested and the Shares and/or cash subject thereto will be delivered, and all Dividend Equivalent Rights will be deemed to have vested and the Shares and/or cash subject thereto will be delivered, immediately prior to the occurrence of such Corporate Transaction, and either or both of the following two actions will be taken:
(i)   at least 15 days prior to the scheduled consummation of such Corporate Transaction, all Options and SARs outstanding hereunder will become immediately exercisable and will remain exercisable for a period of 15 days, which exercise will be effective upon such consummation; and/or
(ii)   the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, SARs, Restricted Shares, Restricted Share Units, Deferred Share Units and/or Dividend Equivalent Rights and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Shares, Restricted Share Units, Deferred Share Units and Dividend Equivalent Rights (for Shares subject thereto), equal to the formula or fixed price per share paid to holders of Shares pursuant to such Corporate Transaction and, in the case of Options or SARs, equal to the product of the number of Shares subject to such Options or SARs (the “Award Shares”) multiplied by the amount, if any, by which (x) the formula or fixed price per share paid to holders of Shares pursuant to such transaction exceeds (y) the Option Price or SAR Price applicable to such Award Shares.
(b)   For Performance-Based Awards, if less than half of the Performance Period has lapsed, such Awards will be treated as though target performance has been achieved immediately prior to the occurrence of the Corporate Transaction. If at least half the Performance Period has lapsed, actual performance to date will be determined as of a date reasonably proximal to the date of consummation of the Corporate Transaction as determined by the Committee in its sole discretion, and that level of performance thus determined will be treated as achieved immediately prior to occurrence of the Corporate Transaction. For purposes of the preceding sentence, if, based on the discretion of the Committee, actual performance is not determinable, the Awards will be treated as though target performance has been achieved. After application of this Section 18.4(b), if any Awards arise from application of this Section 18, such Awards will be settled under the applicable provision of Section 18.4(a).
(c)   Other Equity-Based Awards, LTIP Units, and AO LTIP Units will be governed by the terms of the applicable Award Agreement (and, with respect to the LTIP Units and AO LTIP Units, the Limited Partnership Agreement).
With respect to the Company’s establishment of an exercise window, (A) any exercise of an Option or SAR during the 15-day period referred to above will be conditioned upon the consummation of the applicable Corporate Transaction and will be effective only immediately before the consummation thereof, and (B) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options and SARs will terminate. The Committee will send notice of an event that will result in such a termination to all natural persons and entities who hold Options and SARs not later than the time at which the Company gives notice thereof to its shareholders.
18.5   Corporate Transaction in which Awards Granted after the Effective Date are Assumed.
The provisions of this Section 18.5 will apply only to Awards granted after the Effective Date.
Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Corporate Transaction in which outstanding Options, SARs, Restricted Shares, Restricted Share Units, Deferred Share Units, Dividend Equivalent Rights, Other Equity-Based Awards, LTIP Units, or AO LTIP Units granted after the Effective Date are being assumed or continued, the following provisions will apply to such Award, to the extent assumed or continued:
The Plan and the Options, SARs, Restricted Shares, Restricted Share Units, Deferred Share Units, Dividend Equivalent Rights, Other Equity-Based Awards, LTIP Units, and AO LTIP Units granted under the Plan after the Effective Date will continue in the manner and under the terms so provided in the event of any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of such Options, SARs, Restricted Shares, Restricted Share Units, Deferred Share Units, Dividend Equivalent Rights, Other Equity-Based Awards, LTIP Units, and AO LTIP Units, or for the substitution for such Options, SARs, Restricted Shares, Restricted Share Units, Deferred Share Units, Dividend Equivalent Rights, Other Equity-Based Awards, LTIP Units, and AO LTIP Units of new common share options, share appreciation rights, restricted shares, common restricted share units, common deferred share units, dividend equivalent rights, other equity-based awards, and LTIP units relating to the equity of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common shares) and applicable exercise prices. In the event an Award granted after the Effective Date is assumed, continued, or substituted upon the consummation of any Corporate Transaction and the employment of such Grantee with the Company or an Affiliate is terminated without Cause within two years following the consummation of such Corporate Transaction, such Award will be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee will determine.
18.6   Adjustments
Adjustments under this Section 18 related to Shares or other securities of the Company will be made by the Committee, whose determination in that respect will be final, binding and conclusive. No fractional shares or other securities will be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment will be eliminated in each case by rounding downward to the nearest whole share. The Committee may provide in the applicable Award Agreement at the time of grant, in another agreement with the Grantee, or otherwise in writing at any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those provided in Sections 18.1, 18.2, 18.3, and 18.5. This Section 18 will not limit the Committee’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of a change in control event involving the Company that is not a Corporate Transaction.
18.7   No Limitations on Company.
The making of Awards pursuant to the Plan will not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or engage in any other transaction or activity.

19.   GENERAL PROVISIONS
19.1   Disclaimer of Rights.
No provision in the Plan or in any Award or Award Agreement will be construed to confer upon any individual the right to remain in the employ or Service of the Company or an Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any natural person or entity at any time, or to terminate any employment or other relationship between any natural person or entity and the Company or an Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan will be affected by any change of duties or position of the Grantee thereof, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan will be interpreted as a contractual obligation to pay only those amounts provided herein, in the manner and under the conditions prescribed in the Plan. The Plan and Awards will in no way be interpreted to require the Company to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.
19.2   Nonexclusivity of the Plan.
Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval will be construed as creating any limitations upon the right and authority of the Board or the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board or the Committee in their discretion determine desirable.
19.3   Withholding Taxes.
The Company or an Affiliate, as the case may be, will have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by Applicable Laws to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any Shares upon the exercise of an Option or pursuant to any other Award. At the time of such vesting, lapse, or exercise, the Grantee will pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided that if there is a same-day sale of Shares subject to an Award, the Grantee will pay such withholding obligation on the day on which such same-day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Company or such Affiliate to withhold Shares otherwise issuable to the Grantee or (b) by delivering to the Company or such Affiliate Shares already owned by the Grantee. The Shares so withheld or delivered will have an aggregate Fair Market Value equal to such withholding obligation. The Fair Market Value of the Shares used to satisfy such withholding obligation will be determined by the Company or such Affiliate as of the date on which the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 19.3 may satisfy such Grantee’s withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of Shares that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to any Award or payment of Shares pursuant to such Award, as applicable, may not exceed such number of Shares having a Fair Market Value equal to the minimum statutory amount required by the Company or the applicable Affiliate to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions, or payment of Shares; provided, however, for so long as Accounting Standards Update 2016-09 or a similar rule remains in effect, the Board or the Committee has full discretion to choose, or to allow a Grantee to elect, to withhold a number of Shares having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding obligation (but such withholding may in no event be in excess of the maximum required statutory withholding amount(s) in such Grantee’s relevant tax jurisdictions). Notwithstanding Section 2.23 or this Section 19.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to this Section 19.3, for any Shares subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares will be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date), so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale.
19.4   Captions.
The use of captions in the Plan or any Award Agreement is for convenience of reference only and will not affect the meaning of any provision of the Plan or such Award Agreement.
19.5   Construction.
Unless the context otherwise requires, all references in the Plan to “including” will mean “including, without limitation.”
19.6   Other Provisions.
Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.
19.7   Number and Gender.
With respect to words used in the Plan, the singular form will include the plural form and the masculine gender will include the feminine gender, as the context requires.
19.8   Severability.
If any provision of the Plan or any Award Agreement will be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof will be severable and enforceable in accordance with their terms, and all provisions will remain enforceable in any other jurisdiction.
19.9   Governing Law.
The validity and construction of the Plan and the instruments evidencing the Awards hereunder will be governed by, and construed and interpreted in accordance with, the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.
19.10   Code Section 409A.
The Plan is intended to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and administered to be in compliance with Code Section 409A. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A will not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Code

Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following the Grantee’s “separation from service” (as defined for purposes of Code Section 409A) will instead be paid on the first payroll date after the six-month anniversary of the Grantee’s separation from service (or the Grantee’s death, if earlier).
Furthermore, notwithstanding anything in the Plan to the contrary, in the case of an Award that is characterized as deferred compensation under Code Section 409A, and pursuant to which settlement and delivery of the cash or Shares subject to the Award is triggered based on a Corporate Transaction, in no event will a Corporate Transaction be deemed to have occurred for purposes of such settlement and delivery of cash or Shares if the transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). If an Award characterized as deferred compensation under Code Section 409A is not settled and delivered on account of the provision of the preceding sentence, the settlement and delivery shall occur on the next succeeding settlement and delivery triggering event that is a permissible triggering event under Code Section 409A. No provision of this paragraph shall in any way affect the determination of a Corporate Transaction for purposes of vesting in an Award that is characterized as deferred compensation under Code Section 409A.
Notwithstanding the foregoing, neither the Company, any Affiliate nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Code Section 409A and neither the Company or an Affiliate, nor the Board or the Committee will have any liability to any Grantee for such tax or penalty.
*      *      *

To record the amendment and restatement of the Plan by the Board as of March 21, 2022, and approval of the Plan, as amended and restated, by the shareholders on May 11, 2022, the Company has caused its authorized officer to execute the Plan.
KITE REALTY GROUP TRUST
By:
Title:

ANNEX B:
DEFINITIONS AND RECONCILIATIONS OF
GAAP AND NON-GAAP FINANCIAL MEASURES

Please refer to our annual and quarterly financial statements filed with the SEC on Forms 10-K and 10-Q and other public reports for further information about us and our business.
FFO: We calculate FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (“NAREIT”), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. A reconciliation of FFO to consolidated net income is included on pages 38-39 of our Annual Report on Form 10-K for the year ended December 31, 2021. From time to time, the Company may report or provide guidance with respect to “NAREIT FFO as adjusted” which removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including, without limitation, gains or losses associated with the early extinguishment of debt, gains or losses associated with litigation involving the Company that is not in the normal course of business, merger and acquisition costs, the impact on earnings from employee severance, the excess of redemption value over carrying value of preferred stock redemption, and the impact of 2020 bad debt or 2020 accounts receivable previously written off (“2020 Collection Impact”), which are not otherwise adjusted in the Company’s calculation of FFO.
EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA: We define EBITDA as net income before depreciation and amortization, interest expense and income tax expense of the taxable REIT subsidiary. For informational purposes, we also provide Adjusted EBITDA, which we define as EBITDA less (i) EBITDA from unconsolidated entities, (ii) gains on sales of operating properties or impairment charges, (iii) merger and acquisition costs, (iv) other income and expense, (v) noncontrolling interest EBITDA, and (vi) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company’s share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by the Company, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do.
NOI and Same Property NOI: We define NOI as income from our real estate, including lease termination fees received from tenants, less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and certain corporate level expenses, including merger and acquisition costs. Same Property NOI excludes properties that have not been owned for the full period presented. It also excludes net gains from outlot sales, straight-line rent revenue, lease termination income in excess of lost rent, amortization of lease intangibles and significant prior period expense recoveries and adjustments, if any. A reconciliation of Same Property NOI to net income attributable to common shareholders is included on pages 37-38 of our Annual Report on Form 10-K for the year ended December 31, 2021.
While we believe our non-GAAP measures are important supplemental measures, they should not be used alone because they exclude significant economic components of the comparable measures computed under GAAP, and are, therefore, limited as analytical tools. These measures are used by management as supplemental financial measures of operating performance, and we believe that it is important that shareholders, potential investors and financial analysts understand the measures management uses. We do not use our non-GAAP measures as, nor should they be considered to be, alternatives to net income, net income attributable to common shareholders or income from continuing operations before income taxes computed under GAAP, as indicators of our operating performance, as alternatives to cash from operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.
Our calculations of FFO(1) and reconciliation to consolidated net income and FFO, as adjusted, for the years ended December 31, 2021 and 2020 (unaudited) are as follows:
	Year Ended December 31,
($ in thousands)	2021	2020

Consolidated net loss	$(81,722)	$(16,123)
Less: net income attributable to noncontrolling interests in properties	(514)	(528)
Less: gain on sales of operating properties, net	(31,209)	(4,733)
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	201,834	130,091
FFO of the Operating Partnership(1)	88,389	108,707
Less: Limited Partners’ interests in FFO	(1,945)	(2,826)
FFO attributable to Kite Realty Group Trust common shareholders(1)	$86,444	$105,881
FFO of the Operating Partnership(1)	$88,389	$108,707
Add: merger and acquisition costs	86,522	—
Add: severance charges	—	3,253
Less: 2020 Collection Impact	(3,707)	—
FFO, as adjusted, of the Operating Partnership	$171,204	$111,960

(1)
“FFO of the Operating Partnership” measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to Kite Realty Group Trust common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.

The following table reflects Same Property NOI(1) and a reconciliation to net loss attributable to common shareholders for the years ended December 31, 2021 and 2020 (unaudited):
	Year Ended December 31,
($ in thousands)	2021	2020

Minimum rent	$199,014	$199,615
Tenant recoveries	59,669	61,231
Bad debt (provision) recovery	709	(12,065)
Other income, net	1,396	626
Total revenue	260,788	249,407
Property operating expenses	(36,001)	(34,838)
Real estate taxes	(34,555)	(35,244)
Total expenses	(70,556)	(70,082)
Same Property NOI	$190,232	$179,325
Reconciliation of Same Property NOI to most directly comparable GAAP measure:
Net operating income—same properties	$190,232	$179,325
Net operating income—non-same activity(2)	76,759	10,063
Total property net operating income	266,991	189,388
Other income (expense), net	1,491	(357)
General, administrative and other	(33,984)	(30,840)
Merger and acquisition costs	(86,522)	—
Depreciation and amortization	(200,460)	(128,648)
Interest expense	(60,447)	(50,399)
Gain on sales of operating properties, net	31,209	4,733
Net loss (income) attributable to noncontrolling interests	916	(100)
Net loss attributable to common shareholders	$(80,806)	$(16,223)

(1)
Same Property NOI excludes (i) the recently completed Glendale Town Center and Eddy Street Commons—Phase II development projects, (ii) eight active development and redevelopment projects, (iii) the 2020 acquisition of Eastgate Crossing, (iv) the legacy RPAI portfolio, and (v) office properties.

(2)
Includes non-cash activity across the portfolio as well as net operating income from properties not included in the same property pool including properties sold during both periods.

The following table presents a reconciliation of our EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA to consolidated net income (the most directly comparable GAAP measure) and a calculation of Net Debt to Adjusted EBITDA.
	Three Months Ended December 31,
($ in thousands)	2021	2020

Consolidated net loss	$(100,155)	$(6,842)
Adjustments to net loss:
Depreciation and amortization	109,835	31,818
Interest expense	23,061	12,284
Income tax benefit of taxable REIT subsidiary	(2)	(200)
EBITDA	32,739	37,060
Adjustments to EBITDA:
Unconsolidated EBITDA	882	352
Merger and acquisition costs	76,564	—
Severance charges	—	3,253
Pro forma adjustments(1)	14,368	—
Gain on sales of operating properties, net	(3,692)	159
Other income and expense, net	(508)	408
Noncontrolling interests	(118)	(132)
Adjusted EBITDA	120,235	41,100
Annualized Adjusted EBITDA(2)	$480,939	$164,402
Company share of Net Debt:
Mortgage and other indebtedness, net	$3,150,808	$1,170,794
Less: Partner share of consolidated joint venture debt(3)	(580)	(1,102)
Less: cash, cash equivalents, restricted cash and short-term deposits	(226,644)	(47,760)
Plus: Company share of unconsolidated joint venture debt	30,164	22,150
Less: debt discounts, premiums and issuance costs, net	(58,583)	5,282
Company share of Net Debt	$2,895,165	$1,149,364
Net Debt to Adjusted EBITDA	6.0x	7.0x

(1)
Pro forma adjustments to reflect as if the properties (including the legacy RPAI portfolio) acquired during the fourth quarter of 2021 were owned for the entire period.

(2)
Represents Adjusted EBITDA for the three months ended December 31, 2021 and 2020 (as shown in the table above) multiplied by four.

(3)
Partner share of consolidated joint venture debt is calculated based upon the partner’s pro-rata ownership of the joint venture, multiplied by the related secured debt balance.

KITE REALTY GROUP

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The Board of Trustees recommends you vote FOR proposals 2, 3, and 4.

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VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of informationup until 11:59 P.M. EDT on May 10, 2022. Have your proxy card in hand when you accessthe website and follow the instructions to obtain your records and to create an electronicvoting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials,you can consent to receiving all future proxy statements, proxy cards and annual reportselectronically via e-mail or the Internet. To sign up for electronic delivery, please follow theinstructions above to vote using the Internet and, when prompted, indicate that you agreeto receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 P.M. EDT on May 10, 2022. Have your proxy card in hand when you call and thenfollow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. Mailed voting instructions must be received by 11:59 P.M. EDTon May 10, 2022.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYKITE REALTY GROUP TRUST2. To approve, on an advisory (non-binding) basis, thecompensation of our named executive officers.3. To ratify the appointment of KPMG LLP as the independentregistered public accounting firm for Kite Realty Group Trustfor the fiscal year ending December 31, 2022.4. To approve the amendment and restatement of the KiteRealty Group Trust 2013 Equity Incentive Plan.1a. John A. Kite1. Election of TrusteesNominees:The Board of Trustees recommends you vote FORall of the following nominees:The Board of Trustees recommends you vote FORproposals 2, 3, and 4.NOTE: TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLELAW, THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZEDTO VOTE AND OTHERWISE REPRESENT THE SHAREHOLDERSUBMITTING THIS PROXY ON SUCH OTHER MATTERS ASMAY PROPERLY COME BEFORE THE MEETING OR ANYPOSTPONEMENT OR ADJOURNMENT THEREOF.1b. William E. Bindley1d. Derrick Burks1c. Bonnie S. Biumi1e. Victor J. Coleman1f. Gerald M. Gorski1g. Steven P. Grimes1h.
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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The proxy materials for the Kite Realty Group Trust Annual Meeting of Shareholders, including theNotice and Proxy Statement and Annual Report, are available at www.proxyvote.com.KITE REALTY GROUP TRUSTProxy Solicited By The Board of TrusteesFor The Annual Meeting of ShareholdersTo Be Held May 11, 2022This proxy is solicited on behalf of the Board of Trustees of Kite Realty Group Trust.The undersigned shareholder of Kite Realty Group Trust hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated on March 29, 2022, and hereby appoints John A. Kite and Heath R. Fear, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the common shares of Kite Realty Group Trust that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Kite Realty Group Trust to be held atThe Conrad Indianapolis, 50 West Washington Street, Indianapolis, IN 46204 on Wednesday, May 11, 2022 at 9:00 a.m. EDT, and at any and all postponements and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ON THIS PROXY, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3AND "FOR" PROPOSAL 4 AND WITH RESPECT TO ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, THIS PROXY SHALL BE VOTED IN THE DISCRETION OF THE PROXIES NAMED ABOVE.Continued and to be signed on reverse side